As filed with the Securities and Exchange Commission on April 18, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________________

DelMar Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

__________________________________________________

Nevada	2834	99-0360497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway
Vancouver, British Columbia, Canada V5Z 1K5
(604) 629-5989
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________________

Saiid Zarrabian
President and Chief Executive Officer
DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia, Canada V5Z 1K5
(604) 629-5989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________

Copies to:

Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700	Barry L. Grossman, Esq. Sarah Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300

__________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Units consisting of shares of Series C Convertible Preferred Stock, par value $0.001 per share, and warrants to purchase shares of Common Stock, par value $0.001 per share		$7,000,000		$848.40
Non-transferable Rights to purchase Units(2)		—		—
Series C Convertible Preferred Stock included as part of the Units		Included with Units above		—
Warrants to purchase shares of Common Stock included as part of the Units(3)		Included with Units above		—
Common stock issuable upon conversion of the Series C Convertible Preferred Stock(4)(5)		—		—
Common Stock issuable upon exercise of the Warrants(5)	$		$
Total		$7,000,000		$848.40

____________

(1)      Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).

(2)      Non-transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)      Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.

(4)      Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the common stock issuable upon conversion of the Series C Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(5)      In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 18, 2019

Subscription Rights to Purchase Up to          Units

Consisting of an Aggregate of Up to          Shares of Series C Convertible Preferred Stock

and Warrants to Purchase Up to          Shares of Common Stock

at a Subscription Price of $          Per Unit

We are distributing to holders of our common stock and certain outstanding warrants, at no charge, non-transferable subscription rights to purchase units. Each unit, which we refer to as a Unit, consists of one share of Series C Convertible Preferred Stock, which we refer to as the Preferred Stock, and            warrants, which we refer to as the Warrants. Each Warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for every share of common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) owned at 5:00 p.m., Eastern Time, on             , the record date of the Rights Offering, or the Record Date. The Preferred Stock and the Warrants comprising the Units will separate upon the expiration of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The subscription rights will not be tradable. Holders of certain outstanding warrants as of the Record Date will also receive subscription rights pursuant to the terms of those warrants.

(Prospectus cover continued on the following page.)

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

             will serve as the Subscription and Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares or participating warrants through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering - The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the expiration of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the Rights Offering to expire on or about           , 2019, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five business days of such date.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “DMPI.” On April 16, 2019, the last reported sale price of our common stock was $0.367 per share. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The Subscription Rights are non-transferrable and will not be listed for trading on Nasdaq or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription price	$	$
Dealer-Manager fees and expenses(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC and Dawson James Securities, Inc. as the co-dealer-managers an aggregate cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. See “Plan of Distribution.”

(2)      Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Co-Dealer-Managers
Maxim Group LLC	Dawson James Securities, Inc.

The date of this Prospectus is           , 2019

(Prospectus cover continued from preceding page.)

Each subscription right will entitle you to purchase one Unit, which we refer to as the Basic Subscription Right, at a subscription price per Unit of $           , which we refer to as the Subscription Price. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $            per share from the date of issuance through its expiration five years from the date of issuance. The Warrants are subject to redemption as described in this prospectus. If you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each subscription right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on             , unless the Rights Offering is extended or earlier terminated by the Company. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have engaged Maxim Group LLC and Dawson James Securities, Inc. to act as co-dealer-managers in the Rights Offering.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the deal-managers have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the dealer-managers are not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the dealer-managers have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

DelMar Pharmaceuticals, Inc. and its consolidated subsidiaries are referred to herein as “DelMar,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our Units, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and any information incorporated by reference herein.

Our Business

Background

We are a clinical stage, biopharmaceutical company focused on the development and commercialization of new cancer therapies. Our mission is to benefit patients by developing and commercializing anti-cancer therapies for patients whose tumors exhibit features that make them resistant to, or unlikely to respond to, currently available therapies, particularly for orphan cancer indications where patients have failed, or are unlikely to respond to, currently available therapy.

We are developing VAL-083, a novel, validated, DNA-targeting agent, for the treatment of drug-resistant solid tumors such as glioblastoma multiforme (“GBM”) and potentially other solid tumors, including ovarian cancer, non-small cell lung cancer (“NSCLC”), and diffuse intrinsic pontine glioma (“DIPG”). VAL-083 is a first-in-class, small-molecule, DNA-targeting chemotherapeutic that demonstrated activity against a range of tumor types in prior Phase 1 and Phase 2 clinical studies sponsored by the US National Cancer Institute (“NCI”). As part of our business strategy, we leverage and build upon these prior NCI investments and data from more than 40 NCI- Phase 1 and Phase 2 clinical studies with our own research to identify and target unmet medical needs in modern cancer care. DNA-targeting agents are among the most successful and widely used treatments for cancer. Their efficacy is based on the ability to bind with a cancer cell’s DNA and interfere with the process of protein production required for growth and survival of cancer cells. “First-in-class” means that VAL-083 embodies a unique molecular structure which is not an analogue or derivative of any approved product, or product under development, for the treatment of cancer.

Our recent research has highlighted the opportunities afforded by VAL-083’s unique mechanism of action and its potential to address unmet medical needs by focusing our development efforts on patients whose tumors exhibit biological features that make them resistant to, or unlikely to respond to, currently available therapies. For example, our research demonstrating VAL-083’s activity in GBM independent of the O6-methyl guanine methyltransferase (“MGMT”) methylation status allows us to focus patient selection based on this important biomarker.

We are conducting two open-label, biomarker driven Phase 2 studies in MGMT-unmethylated GBM. MGMT is a DNA-repair enzyme that is associated with resistance to temozolomide, the current standard-of-care chemotherapy used in the treatment of GBM. Greater than 60% of GBM patients have MGMT-unmethylated tumors and exhibit a high expression of MGMT, which is correlated with temozolomide treatment failure and poor patient outcomes. Our research demonstrates that VAL-083’s anti-tumor activity is independent of MGMT expression. In our Phase 2 studies we are using MGMT as a biomarker to identify patients for treatment with VAL-083 in the newly-diagnosed, maintenance-stage (adjuvant) and recurrent treatment settings. If successful, the result of these studies could position VAL-083 for advancement to pivotal clinical studies as a potential replacement for temozolomide in MGMT-unmethylated GBM. We anticipate presenting data from these studies at peer reviewed scientific meetings during calendar 2019.

With respect to our STAR-3, Phase 3 study, we have finalized the decision to discontinue this clinical study due to the competitive landscape, patient enrollment rates, and potential risk of success assessment, and to allow us to focus on enrolling GBM patients in our two biomarker-driven Phase 2 studies.

We have received notice to proceed from the US Food and Drug Administration (“FDA”) for a phase 1/2, open-label, multicenter study of VAL-083 in patients with Recurrent Platinum Resistant Ovarian Cancer (“REPROVe”). Platinum-based chemotherapy is the standard-of-care in the treatment of ovarian cancer. Nearly all ovarian cancer patients eventually become resistant to platinum (“Pt”) based chemotherapy leading to treatment failure and poor patient outcomes. We have demonstrated that VAL-083 is active against Pt-resistant ovarian cancer in vitro. However, based on ongoing evaluation and input from our ovarian cancer advisory board, we are reassessing the development of VAL-083 for the treatment of ovarian cancer. We are in the process of evaluating the best path forward in ovarian cancer and are evaluating strategic options, including the potential combination of VAL-083 with PARP inhibitors. At the American Association for Cancer Research (“AACR”) Annual Meeting in 2018 we presented preclinical data showing that VAL-083 can synergize PARP inhibitors in both a BRACA-proficient and -deficient setting.

In addition to our clinical development activities in the United States, pursuant to our collaboration with Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd. (“Guangxi Wuzhou Pharmaceutical Company”), we have provided Guangxi Wuzhou Pharmaceutical Company certain commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. Guangxi Wuzhou Pharmaceutical Company is the only manufacturer presently licensed by the China Food and Drug Administration (“CFDA”) to produce the product for the China market.

We have a broad patent portfolio to protect our intellectual property. Our patent applications claim composition of matter and methods of use of VAL-083 and related compounds, synthetic methods, and quality controls for the manufacturing process of VAL-083. We believe that our portfolio of intellectual property rights provides a defensible market position for the commercialization of VAL-083. In addition, VAL-083 has been granted protection under the Orphan Drug Act by the FDA and the European Medicines Agency (“EMA”) for the treatment of gliomas, including GBM. The FDA has also granted Orphan Drug protection to VAL-083 for the treatment of medulloblastoma and ovarian cancer.

Our corporate development strategy is to advance our drug candidate into multiple clinical studies and then to consider licensing, or acquiring additional product candidates, in order to establish a product pipeline and to position us for long-term sustainability and growth of shareholder value. We believe the experience of our clinical development team will position us to efficiently develop drug candidates that we may acquire, or license, in the future.

We intend to continue to evaluate options for our strategic direction. These options may include raising additional capital, the acquisition of another company and/or complementary assets, our sale, or another type of strategic partnership.

Recent Highlights

•        On April 4, 2019, we announced the formation of a Scientific Advisory Board (“SAB”). Its inaugural members are Drs. Napoleone Ferrara and John de Groot. Dr. John de Groot, Chairman, ad interim of the Department of Neuro-Oncology at the MD Anderson Cancer Center is an expert in glioma biology and angiogenesis which is the key area of clinical development for VAL-083. Dr. Ferrara is a world-renowned molecular biologist whose pioneering work on the identification of VEGF, a signal protein produced by cells that stimulates the formation of blood vessels, led to the development of Genentech Inc.’s Avastin® for the treatment of certain types of cancer, including ovarian cancer and GBM. Dr. Ferrara is also a member of our Board of Directors and he will serve as the SAB’s Chairman. The SAB will work closely with our management team to optimize the development of VAL-083.

•        On February 4, 2019, the Company received a written notice that The Nasdaq Capital Market LLC (“Nasdaq”) had granted the Company an extension until June 25, 2019 to regain compliance with the Minimum Bid Price requirement. During the extension, the Company must remain in compliance with all other listing requirements of Nasdaq.

•        As of March 13, 2019, we have enrolled 47 of the planned 48 patients in our Phase 2, open-label clinical study of VAL-083 in bevacizumab (Avastin®)-naïve, recurrent glioblastoma multiforme (“rGBM”) patients with MGMT-unmethylated status. This study is being conducted at the MD Anderson Cancer Center (“MDACC”) in Houston, Texas. The study is designed to determine the impact of VAL-083 treatment on overall survival compared to historical reference control.

•        On April 3, 2019, we announced that the MDACC Institutional Review Board (“IRB”) had approved the addition of up to 35 patients to our recurrent GBM study at a dose of 30 mg/m2. As previously disclosed, we had lowered the dose in this study from 40 mg/m2 to 30 mg/m2 to improve tolerance in this patient population and to maximize overall exposure to VAL-083 thereby increasing the number of cycles of drug patients are able to receive. Upon completion of the initial 48 patients in this study, 13 will have had the 30 mg/m2 dose and 35 will have had the 40 mg/m2. Therefore, potentially adding an additional 35 patients at 30 mg/m2 would result in a total of 48 patients receiving the 30 mg/m2 dose. In addition, the MDACC IRB approved the addition of up to 24 patients in the pre-temozolomide (“TMZ”) maintenance setting. These patients will have had an initial cycle of temozolomide following radiation but will not have yet started subsequent cycles of temozolomide (i.e. maintenance stage TMZ patients). Subject to obtaining financing and all regulatory approvals, we are planning a new study arm that would potentially enroll up to 24 pre-TMZ maintenance stage, MGMT-unmethylated GBM patients.

•        As of February 15, 2019, we have enrolled 15 of the planned up to 30 patients in our Phase 2, open-label clinical study of VAL-083 in newly-diagnosed, MGMT-unmethylated GBM patients being conducted in Guangzhou, China. This study is a single-site study being conducted at Sun Yat-sen University Cancer Center (“SYSUCC”) on newly diagnosed MGMT-unmethylated GBM patients. Patients in this study are being treated with VAL-083 in combination with radiotherapy as a potential alternative to the current standard-of-care chemo-radiation regimen.

•        At the annual meeting of the AACR held March 29 to April 3, 2019, we presented clinical study updates on both of our Phase 2 studies in MGMT-unmethylated GBM patients, as well as, preclinical presentations on VAL-083 in combination with Avastin® and on the potential to overcome major challenges in the treatment of DIPG.

Risks Affecting Us

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

•        We have expressed substantial doubt about our ability to continue as a going concern;

•        We have a limited operating history and a history of operating losses and expect to incur significant additional operating losses;

•        We will need to raise additional capital;

•        We are an early-stage company and may never achieve commercialization of our candidate products or profitability;

•        We are currently focused on the development of a single product candidate;

•        Clinical trials for our product candidate are expensive and time consuming, and their outcome is uncertain; and

•        We may not receive regulatory approvals for our product candidate or there may be a delay in obtaining such approvals.

Company Information

We are a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. On January 25, 2013, we entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of ours (the “Reverse Acquisition”).

We are the parent company of Del Mar (BC), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical stage company with a focus on the development of drugs for the treatment of cancer. We are also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

Our principal executive offices are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5 and our telephone number is (604) 629-5989. We maintain an internet website at www.delmarpharma.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

Summary of the Rights Offering

Securities to be Offered

We are distributing to you, at no charge, one non-transferable Subscription Right to purchase one Unit for every share of our common stock (or share of common stock issuable upon exercise of our certain outstanding warrants) that you owned on the Record Date. Each Unit consists of one share of our Preferred Stock and           Warrants.

Size of Offering	Units.
Subscription Price	$ per Unit.
Series C Convertible Preferred Stock

Each share of Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the expiration of the rights offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $           per share, subject to adjustment. The Preferred Stock has certain conversion rights and dividend rights.

Warrants

Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $           per share, subject to adjustment, from the date of issuance through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis, at any time and from time to time after the date of issuance. There is no public trading market for the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. We may redeem the Warrants for $           per Warrant if our common stock closes above $           per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Record Date	5:00 p.m., Eastern Time, , 2019.
Basic Subscription Rights	Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price.
Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to purchase a portion of any Units that are not purchased by our other stockholders or warrant holders through the exercise of their Basic Subscription Rights, subject to proration and stock ownership limitations described elsewhere in this prospectus.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on .
Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps: If you are a record holder of our common stock or certain outstanding warrants issued, as of the Record Date, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on          , 2019. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If as of the Record Date you are a beneficial owner of shares or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on          , 2019.

Delivery of Shares and Warrants

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.
Transferability of Warrants	The Warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance.
No Board Recommendation

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.
Use of Proceeds

Assuming the exercise of Subscription Rights to purchase all Units of the Rights Offering, after deducting fees and expenses and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Rights Offering will be approximately $           million. We intend to use the net proceeds from the exercise of Subscription Rights for our clinical trials and for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. In addition, we may use the net proceeds from this offering for investments in businesses, products or technologies that are complementary to our business. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and Termination

Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our board of directors may for any reason terminate the Rights Offering at any time before the expiration of the Rights Offering.

Subscription and Information Agent Questions	If you have any questions about the Rights Offering, please contact the Subscription and Information Agent, at .
Market for Common Stock	Our common stock is listed on Nasdaq under the symbol “DMPI.”
Dealer-Managers	Maxim Group LLC and Dawson James Securities, Inc. will act as co-dealer-managers for the Rights Offering.

Except as otherwise indicated, all information in this prospectus assumes a          for-one stock split of our common stock to be effected prior to the commencement of this offering.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for general corporate purposes and to fund ongoing operations.

What is the Rights Offering?

We are distributing, at no charge, to holders of our common stock and holders of our certain outstanding warrants as of the Record Date, non-transferable Subscription Rights to purchase Units at a price of $            per Unit. The Subscription Rights will not be tradable. Each Unit consists of one share of our Preferred Stock and            Warrants. See “Are there risks in exercising my Subscription Rights?” below. Each Warrant will be exercisable for one share of our common stock. Upon expiration of the Rights Offering, the Preferred Stock and Warrants will immediately separate. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The common stock to be issued upon conversion of the Preferred Stock or exercise of the Warrants, like our existing shares of common stock, will be traded on the NASDAQ Capital Market under the symbol “DMPI.” You will receive one Subscription Right for every share of common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on           , unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share you owned (including each share of common stock issuable upon exercise of certain outstanding warrants) as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our Preferred Stock and            Warrants, for a price of $            per Unit. For example, if you owned shares of common stock as of the Record Date, you will receive Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and Warrants to purchase shares of our common stock for $            per Unit (or a total payment of $           ). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder of our common stock or certain outstanding warrants, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares or participating warrants in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that are not purchased by other holders of common stock or participating warrant holders and remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege, which we refer to as your Over-Subscription Request.

Subject to stock ownership limitations, if sufficient Units are available, we will seek to honor your Over-Subscription Request in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the stockholders and warrant holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) each of those stockholders and warrant holders owned on the Record Date, relative to the number of shares (including each share of common stock issuable upon exercise of certain outstanding warrants) owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholders or warrant holders receiving a greater number of Units than the stockholder or warrant holders subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder or warrant holder will be allocated only that number of Units for which the stockholder or warrant holder oversubscribed, and the remaining Units will be allocated among all other stockholders and warrant holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. See “The Rights Offering-Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed units before the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of units available, assuming that no stockholder or warrant holders other than you has purchased any units pursuant to such stockholder’s or warrant holder’s basic Subscription Right and over-subscription privilege. See “The Rights Offering-The Subscription Rights-Over-Subscription Privilege.” To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction.

              , our Subscription Agent for the Rights Offering, will determine the allocation of Over-Subscription Requests based on the formula described above.

May the Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock and holders of our certain outstanding warrants one Subscription Right for every share of common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) owned on the Record Date, we are only seeking to raise $          million dollars in gross proceeds in this Rights Offering. As a result, based on 25,580,658 shares of common stock outstanding as of December 31, 2018 and 9,403,525 shares of common stock issuable upon exercise of certain outstanding warrants, we would grant Subscription Rights to acquire           Units but will only accept subscriptions for            Units. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of warrants issued certain outstanding warrants) each of those record holders owned on the Record Date, relative to the number of shares (including each share of common stock issuable upon exercise of certain outstanding warrants) owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Accordingly, sufficient Units may not be available to honor your subscription in full, and we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) each of those record holders owned on the Record Date, relative to the number of shares (including each share of common stock issuable upon exercise of certain outstanding warrants) owned on the Record Date by all record holders exercising the Basic Subscription Right. Please also see the discussion under “The Rights Offering-The Subscription Rights-Over-Subscription Privilege” and “The Rights Offering-Limitation on the Purchase of Units” for a description potential proration as to the Over-Subscription Privilege and certain stock ownership limitations.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What are the terms of the Series C Convertible Preferred Stock?

Each share of Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the expiration of the rights offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $            per share, subject to adjustment. The Preferred Stock has certain conversion rights and dividend rights as described in more detail herein.

What are the terms of the Warrants?

Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $            per share from the date of issuance through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $            per Warrant if our common stock closes above $            per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Are the Preferred Stock or Warrants listed?

There is no public trading market for the Preferred Stock or Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The Warrants will be issued in registered form under a warrant agent agreement with Mountain Share Transfer, Inc. as warrant agent.

Will fractional shares be issued upon exercise of Subscription Rights, the conversion of Preferred Stock, or the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying common shares giving rise to such Subscription Rights. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Additionally, no fractional shares of common stock will be issued as a result of the conversion of shares of Preferred Stock or the exercise of Warrants. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, the Company will round up such fraction to the next whole share.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have            shares of common stock issued and outstanding,            shares of Preferred Stock issued and outstanding, which will be convertible into            shares of common stock, and Warrants to purchase an additional            shares of our common stock issued and outstanding, based on 25,580,658 shares of our common stock outstanding as of December 31, 2018. The exact number of shares of Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

•        the current and historical trading prices of our common stock;

•        the price at which stockholders might be willing to participate in the Rights Offering;

•        the value of the common stock issuable upon conversion of the Preferred Stock being issued as a component of the Unit;

•        the value of the Warrant being issued as a component of the Unit;

•        our need for additional capital and liquidity;

•        the cost of capital from other sources; and

•        comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Preferred Stock or the Warrants to be issued pursuant to this offering, and the Preferred Stock and the Warrants may not be widely distributed.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on           , 2019, at 5:00 p.m., Eastern Time, unless we extend or earlier terminate the Rights Offering. If you hold your shares or participating warrants in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the stockholders and warrant holders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the stockholder or warrant holder who receives the certificate. We do not intend to apply for the listing of the Subscription Rights on any securities exchange or recognized trading market.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock on the record date or certain outstanding warrants as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. On April 16, 2019, the last reported sale price of our common stock on Nasdaq was $0.367 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder or warrant holder of record (meaning you hold your shares of our common stock or participating warrants in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on           . If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock or participating warrants in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares or participating warrants. We will ask the record holder of your shares or participating warrants, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

•        personal check drawn on a U.S. bank;

•        certified check drawn on a U.S. bank;

•        U.S. Postal money order; or

•        wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of Preferred Stock and Warrants?

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares or participating warrants in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. Mountain Share Transfer, Inc. is acting as the warrant agent in this offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our company receive from the Rights Offering?

Assuming that all Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $             million, based on the Subscription Price of $            per Unit, after deducting fees and expenses payable to the dealer-managers, and after deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants. If all Warrants included in the Units are exercised for cash at the exercise price of $            per share, we will receive an additional $            million. We intend to use the net proceeds for general corporate purposes and to fund ongoing operations. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our common stock and Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. In addition, our Warrants will not be listed on Nasdaq and a market for the Warrants does not exist. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering - Foreign Stockholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of Preferred Stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights, including the receipt, ownership and disposition of our Preferred Stock, Warrants, and common stock received upon the conversion of Preferred Stock or the exercise of Warrants. For further information, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares or participating warrants are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern Time on             , 2019.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent:           .

Who are the dealer-managers?

Maxim Group LLC and Dawson James Securities, Inc. will act as co-dealer-managers for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-managers will use their best efforts to solicit the exercise of Subscription Rights. We have agreed to pay the dealer-managers certain fees for acting as dealer-managers and to reimburse the dealer-managers for certain out-of-pocket expenses incurred in connection with this offering. The dealer-managers are not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in the Rights Offering and are not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. In determining whether to purchase our common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase our securities. An investor should only purchase our securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business

We have expressed substantial doubt about our ability to continue as a going concern.

As discussed in Note 1 to the consolidated financial statements for the year ended June 30, 2018, our audited financial statements for the fiscal year ended June 30, 2018, include an explanatory paragraph that such financial statements were prepared assuming that we will continue as a going concern. A going concern basis assumes that we will continue our operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the year ended June 30, 2018 and the six months ended December 31, 2018, we reported a loss of $11,138,312 and $3,801,501, respectively, and a negative cash flow from operations of $9,850,850 and $3,049,876, respectively. We had an accumulated deficit of $56,299,291 as at December 31, 2018. As at December 31, 2018, we had cash and cash equivalents on hand of $3,702,902. We are in the development stage and have not generated any revenues to date. We do not have the prospect of achieving revenues until such time that our product candidate is commercialized, or partnered, which may not ever occur. In the near future, we will require additional funding to maintain our clinical studies, research and development projects, and for general operations. These circumstances indicate substantial doubt exists about our ability to continue as a going concern.

Consequently, management is pursuing various financing alternatives to fund our operations, including this Rights Offering, so it can continue as a going concern. Management plans to secure the necessary financing through the issue of new equity and/or the entering into of strategic partnership arrangements. We may tailor our drug candidate development program based on the amount of funding we are able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.

The financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern. Such adjustments could be material.

We have a limited operating history and a history of operating losses and expect to incur significant additional operating losses.

We are an early stage company and there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We expect to incur substantial additional net expenses over the next several years as our research, development and commercial activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to generate revenue and achieve profitability will depend on, among other things, successful completion of the preclinical and clinical development of our product candidate; obtaining necessary regulatory approvals from the FDA and international regulatory agencies; successful manufacturing, sales and marketing arrangements; and raising sufficient funds to finance our activities. If we are unsuccessful at some or all of these undertakings, our business, prospects and results of operations may be materially adversely affected.

We will need to raise additional capital, which may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings and/or license and development agreements with collaboration partners. As of December 31, 2018, we had cash and cash equivalents to fund operations into the middle of calendar 2019. We expect the net proceeds from this Right Offering to be $             million assuming all of the securities are sold, which we expect to fund our operations until             . We will also

need to raise additional capital to fund our operations. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, debt financing would result in fixed payment obligations.

In addition, we have retained Oppenheimer & Co. Inc. as a financial advisor to assist us in our evaluation of a broad range of strategic alternatives to enhance stockholder value, including additional capital raising transactions, an acquisition, merger, business combination, licensing and/or other strategic transaction involving us. There is no assurance that the review of strategic alternatives will result in us changing our business plan, pursuing any particular transaction, or, if we pursue any such transaction, that it will be completed. We do not expect to make further public comment regarding the strategic review until our Board of Directors has approved a specific transaction or otherwise deems disclosure of significant developments is appropriate.

If we raise funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Our inability to obtain additional financing could adversely affect our ability to meet our obligations under our planned clinical studies and could negatively impact the timing of our clinical results.

Our ability to meet our obligations and continue the research and development of our product candidate is dependent on our ability to continue to raise adequate financing. We may not be successful in obtaining such additional financing in the amount required at any time, or for any period, or, if available, that it can be obtained on terms satisfactory to us. In the event that we are unable to obtain such additional financing, we may be unable to meet our obligations under our planned clinical studies and we may have to tailor our drug candidate development programs based on the amount of funding we raise which could negatively impact the timing of our clinical results. In addition, we could be required to cease our operations.

Our exploration and pursuit of strategic alternatives may not be successful.

In September 2018, we announced that we had retained Oppenheimer & Co. Inc. as a financial advisor to assist us in our evaluation of a broad range of strategic alternatives. Potential strategic alternatives that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, merger, business combination, licensing and/or other strategic transaction involving us. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

If we fail to comply with the continued minimum closing bid requirements of the Nasdaq Capital Market LLC (“Nasdaq”) by June 25, 2019 or other requirements for continued listing, including stockholder equity requirements, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company’s common stock trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice, advising that such company has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such a company does not regain compliance with the bid price requirement, a second 180-day compliance period may be available, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, including stockholder equity requirements, which we may be unable to satisfy (except for the bid price requirement), and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the company does not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, and if it appears to the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) that the company will not be able to cure the deficiency, or if the company is not otherwise eligible, the Nasdaq Staff will provide the company with written notification that its securities are subject to delisting from Nasdaq. At that time, the company may appeal the delisting determination to a Hearings Panel.

On June 28, 2018, the Nasdaq Staff notified us that we did not comply with the minimum $1.00 per share bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2), and we were therefore granted 180 calendar days, through December 26, 2018, to regain compliance. On December 27, 2018, the Nasdaq Staff notified us that we had not regained compliance with the $1.00 per share bid price requirement and that our stockholders’ equity as reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 did not qualify us for an additional 180 calendar day extension period for compliance and therefore, we would be subject to delisting unless we requested a hearing before a Nasdaq Hearings Panel. Accordingly, we requested a hearing, which was held on January 31, 2019, at which we presented the plan of compliance that was the basis for the Nasdaq Hearings Panel’s decision.

On February 4, 2019, the Nasdaq Hearings Panel issued a decision granting our request for continued listing of our common stock on The Nasdaq Capital Market pursuant to an extension through June 25, 2019, subject to the condition that we shall have demonstrated a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days by June 25, 2019. In order to meet such compliance of the $1.00 per share bid price, we intend to consummate a reverse stock split as described in this prospectus in order to achieve such compliance. In addition, we do not expect to meet the stockholder equity requirements as of March 31, 2019 and expect to utilize the proceeds from this Rights Offering in order to establish compliance with such requirements.

Notwithstanding, there can be no assurance that we will be able to regain compliance and if we are unable to regain compliance with the minimum closing bid price requirement by June 25, 2019, or if we fail to meet any of the other continued listing requirements, including stockholder equity requirements as of March 31, 2019, our securities may be delisted from Nasdaq, which could reduce the liquidity of our common stock materially and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

If we are unable to effectively implement or maintain a system of internal control over financial reporting, we may not be able to accurately or timely report our financial results and our stock price could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations require us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K for that fiscal year. Management determined that as of June 30, 2018 and in past periods, our disclosure controls and procedures and internal control over financial reporting were not effective due to material weaknesses in our internal control over financial reporting related to our limited number of employees in our accounting department and inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. Any failure to implement new or improved controls necessary to remedy the material weaknesses described above, or difficulties encountered in the implementation or operation of these controls, could harm our operations, decrease the reliability of our financial reporting, and cause us to fail to meet our financial reporting obligations, which could adversely affect our business and reduce our stock price.

We are an early-stage company and may never achieve commercialization of our candidate products or profitability.

We are at an early stage of development and commercialization of our technologies and product candidate. We have not yet begun to market any products and, accordingly, have not begun or generate revenues from the commercialization of our product. Our product will require significant additional clinical testing and investment prior to commercialization. A commitment of substantial resources by ourselves and, potentially, our partners to conduct time-consuming research and clinical studies will be required if we are to complete the development of our product candidate. There can be no assurance that our product candidate will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. Our product candidate is not expected to be commercially available for several years, if at all.

We are currently focused on the development of a single product candidate.

Our product development efforts are currently focused on a single product, VAL-083, for which we are researching multiple indications. If VAL-083 fails to achieve clinical endpoints or exhibits unanticipated toxicity or if a superior product is developed by a competitor, our prospects for obtaining regulatory approval and commercialization may be negatively impacted. In the long-term, we hope to establish a pipeline of product candidates, and we have identified additional product candidates that we may be able to acquire or license in the future. However, at this time we do not have any formal agreements granting us any rights to such additional product candidates.

Even if we are able to commercialize any product candidate that we develop, the product may become subject to unfavorable pricing regulations, third-party payor reimbursement practices or healthcare reform initiatives that could harm our business.

The commercial success of our current or future product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidate will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities (such as Medicare and Medicaid), private health coverage insurers and other third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish and maintain pricing sufficient to realize a meaningful return on our investment.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved drugs. Marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some non-U.S. markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

Our ability to commercialize VAL-083 or any other product candidates will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will cover and establish reimbursement levels. The healthcare industry is acutely focused on cost containment, both in the United States and elsewhere. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications, which could affect our ability to sell our product candidate profitably. These payors may not view our products, if any, as cost-effective, and coverage and reimbursement may not be available to our customers, or may not be sufficient to allow our products, if any, to be marketed on a competitive basis. Cost-control initiatives could cause us to decrease the price we might establish for products, which could result in lower than anticipated product revenues. If the prices for our products, if any, decrease or if governmental and other third-party payors do not provide adequate coverage or reimbursement, our prospects for revenue and profitability will suffer.

There may also be delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the indications for which the drug is approved by the FDA or comparable non-U.S. regulatory authorities. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Reimbursement rates may vary, by way of example, according to the use of the drug and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost drugs or may be incorporated into existing payments for other services.

In addition, increasingly, third-party payors are requiring higher levels of evidence of the benefits and clinical outcomes of new technologies and are challenging the prices charged. We cannot be sure that coverage will be available for any product candidate that we, or they, commercialize and, if available, that the reimbursement rates will be adequate. Further, the net reimbursement for drug products may be subject to additional reductions if there are changes to laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. An inability to promptly obtain coverage and adequate payment rates from both government-funded and private payors for any of our product candidates for which we obtain marketing approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

We are dependent on obtaining certain patents and protecting our proprietary rights.

Our success will depend, in part, on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or having third parties circumvent our rights. We have filed and are actively pursuing patent applications for our products. The patent positions of biotechnology, biopharmaceutical and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Thus, there can be no assurance that any of our patent applications will result in the issuance of patents, that we will develop additional proprietary products that are patentable, that any patents issued to us or those that already have been issued will provide us with any competitive advantages or will not be challenged by any third parties, that the patents of others will not impede our ability to do business or that third parties will not be able to circumvent our patents. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of our products not under patent protection, or, if patents are issued to us, design around the patented products we developed or will develop.

We may be required to obtain licenses from third parties to avoid infringing patents or other proprietary rights. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available, if at all, on terms we find acceptable. If we do not obtain such licenses, we could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such licenses could be prohibited.

A number of pharmaceutical, biopharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to or affect our business. Some of these technologies, applications or patents may conflict with our technologies or patent applications. Such conflict could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications. In addition, if patents that cover our activities are issued to other companies, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost or be able to develop or obtain alternative technology. If we do not obtain such licenses, we could encounter delays in the introduction of products, or could find that the development, manufacture or sale of products requiring such licenses could be prohibited. In addition, we could incur substantial costs in defending ourselves in suits brought against us on patents it might infringe or in filing suits against others to have such patents declared invalid.

Patent applications in the U.S. are maintained in secrecy and not published if either: i) the application is a provisional application or ii) the application is filed and we request no publication, and certify that the invention disclosed “has not and will not” be the subject of a published foreign application. Otherwise, U.S. applications or foreign counterparts, if any, publish 18 months after the priority application has been filed. Since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we or any licensor were the first creator of inventions covered by pending patent applications or that we or such licensor was the first to file patent applications for such inventions. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome were favorable to us. There can be no assurance that our patents, if issued, would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe such patents.

Moreover, we may be subject to third-party preissuance submissions of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate, or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

In addition, the protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the CFDA to manufacture VAL-083 for the China market, and where VAL-083 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate royalty revenue from sales of VAL-083 in China.

Much of our know-how and technology may not be patentable. To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, our business may be adversely affected by competitors who independently develop competing technologies, especially if we obtain no, or only narrow, patent protection.

We may be unable to protect our patents and proprietary rights.

Our future success will depend to a significant extent on our ability to:

•        obtain and keep patent protection for our products and technologies on an international basis;

•        enforce our patents to prevent others from using our inventions;

•        maintain and prevent others from using our trade secrets; and

•        operate and commercialize products without infringing on the patents or proprietary rights of others.

We can provide no assurance that our patent rights will afford any competitive advantages and these rights may be challenged or circumvented by third parties. Further, patents may not be issued on any of our pending patent applications in the U.S. or abroad. Because of the extensive time required for development, testing and regulatory review of a product candidate, it is possible that before a product candidate can be commercialized, any related patent may expire, or remain in existence for only a short period following commercialization, reducing or eliminating any advantage of the patent.

If we sue others for infringing our patents, a court may determine that such patents are invalid or unenforceable. Even if the validity of our patent rights is upheld by a court, a court may not prevent the alleged infringement of our patent rights on the grounds that such activity is not covered by our patent claims.

In addition, third parties may sue us for infringing their patents. In the event of a successful claim of infringement against us, we may be required to:

•        defend litigation or administrative proceedings;

•        pay substantial damages;

•        stop using our technologies and methods;

•        stop certain research and development efforts;

•        develop non-infringing products or methods; and

•        obtain one or more licenses from third parties.

If required, we can provide no assurance that we will be able to obtain such licenses on acceptable terms, or at all. If we are sued for infringement, we could encounter substantial delays in development, manufacture and commercialization of our product candidates. Any litigation, whether to enforce our patent rights or to defend against allegations that we infringe third-party rights, will be costly, time consuming, and may distract management from other important tasks.

As is commonplace in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. To the extent our employees are involved in research areas which are similar to those areas in which they were involved at their former employers, we may be subject to claims that such employees and/or we have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims, which could result in substantial costs and be a distraction to management and which may have a material adverse effect on us, even if we are successful in defending such claims.

We are subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S., Canada and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current cGMP during production and storage, and control of marketing activities, including advertising and labeling.

VAL-083 and any other products we may develop will require significant development, preclinical and clinical testing and investment of substantial funds prior to its commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that we will successfully develop any future products that will prove to be safe and effective in clinical studies or receive applicable regulatory approvals. Markets other than the U.S. and Canada have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

We may request priority review for our product candidate in the future. The FDA may not grant priority review for our product candidate. Moreover, even if the FDA designated such product for priority review, that designation may not lead to a faster regulatory review or approval process and, in any event, would not assure FDA approval.

We may be eligible for priority review designation for our product candidate if the FDA determines such product candidate offers major advances in treatment or provides a treatment where no adequate therapy exists. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if we believe a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Thus, while the FDA has granted priority review to other oncology disease products, our product candidate, should we determine to seek priority review, may not receive similar designation. Moreover, even if our product candidate is designated for priority review, such a designation does not necessarily mean a faster regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within an accelerated timeline or thereafter.

We believe we may in some instances be able to secure approval from the FDA or comparable non-U.S. regulatory authorities to use accelerated development pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical studies beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals.

We anticipate that we may seek an accelerated approval pathway for our product candidate. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, or FDCA, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can also be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit a New Drug Application (“NDA”), for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback that we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other non-U.S. authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for any of our product candidates that we determine to seek accelerated approval for would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

We have conducted, and may in the future conduct, clinical studies for certain of our product candidates at sites outside the United States, and the FDA may not accept data from studies conducted in such locations.

We have conducted and may in the future choose to conduct one or more of our clinical studies outside the United States. Although the FDA may accept data from clinical studies conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom we intend to seek approval in the United States. In addition, while these clinical studies are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the studies also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from studies conducted outside of the United States. If the FDA does not accept the data from any of our clinical studies that we determine to conduct outside the United States, it would likely result in the need for additional studies, which would be costly and time-consuming and delay or permanently halt our development of the product candidate.

In addition, the conduct of clinical studies outside the United States could have a significant impact on us. Risks inherent in conducting international clinical studies include:

•        foreign regulatory requirements that could restrict or limit our ability to conduct our clinical studies;

•        administrative burdens of conducting clinical studies under multiple foreign regulatory schema;

•        foreign exchange fluctuations; and

•        diminished protection of intellectual property in some countries.

If our clinical studies fail to demonstrate safety and efficacy to the satisfaction of the FDA and comparable non-U.S. regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidate.

We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable non-U.S. regulatory authorities, such as the EMA, impose similar restrictions. We may never receive such approvals. We must complete extensive preclinical development and clinical studies to demonstrate the safety and efficacy of our product candidate in humans before we will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. We have not previously submitted an NDA to the FDA or similar drug approval filings to comparable non-U.S. regulatory authorities for any product candidate.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. In addition, if (1) we are required to conduct additional clinical studies or other testing of our product candidate beyond the studies and testing that we contemplate, (2) we are unable to successfully complete clinical studies of our product candidate or other testing, (3) the results of these studies or tests are unfavorable, uncertain or are only modestly favorable, or (4) there are unacceptable safety concerns associated with our product candidate, we, in addition to incurring additional costs, may:

•        be delayed in obtaining marketing approval for our product candidates;

•        not obtain marketing approval at all;

•        obtain approval for indications or patient populations that are not as broad as we intended or desired;

•        obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

•        be subject to additional post-marketing testing or other requirements; or

•        be required to remove the product from the market after obtaining marketing approval.

If we experience any of a number of possible unforeseen events in connection with clinical studies of our product candidates, potential marketing approval or commercialization of our product candidates could be delayed or prevented.

We may experience numerous unforeseen events during, or as a result of, clinical studies that could delay or prevent marketing approval of our product candidate, including:

•        clinical studies of our product candidate may produce unfavorable or inconclusive results;

•        we may decide, or regulators may require us, to conduct additional clinical studies or abandon product development programs;

•        the number of patients required for clinical studies of our product candidate may be larger than we anticipate, patient enrollment in these clinical studies may be slower than we anticipate or participants may drop out of these clinical studies at a higher rate than we anticipate;

•        data safety monitoring committees may recommend suspension, termination or a clinical hold for various reasons, including concerns about patient safety;

•        regulators or IRBs may suspend or terminate the study or impose a clinical hold for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

•        patients with serious, life-threatening diseases included in our clinical studies may die or suffer other adverse medical events for reasons that may not be related to our product candidate;

•        participating patients may be subject to unacceptable health risks;

•        patients may not complete clinical studies due to safety issues, side effects, or other reasons;

•        changes in regulatory requirements and guidance may occur, which require us to amend clinical study protocols to reflect these changes;

•        our third-party contractors, including those manufacturing our product candidate or components or ingredients thereof or conducting clinical studies on our behalf, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner or at all;

•        regulators or institutional review boards, or IRBs may not authorize us or our investigators to commence a clinical study or conduct a clinical study at a prospective study site;

•        we may experience delays in reaching or fail to reach agreement on acceptable clinical study contracts or clinical study protocols with prospective study sites;

•        patients who enroll in a clinical study may misrepresent their eligibility to do so or may otherwise not comply with the clinical study protocol, resulting in the need to drop the patients from the clinical study, increase the needed enrollment size for the clinical study or extend the clinical study’s duration;

•        we may have to suspend or terminate clinical studies of our product candidate for various reasons, including a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of a product candidate;

•        regulators or IRBs may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or their respective standards of conduct, a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of the product candidate or findings of undesirable effects caused by a chemically or mechanistically similar drug or drug candidate;

•        the FDA or comparable non-U.S. regulatory authorities may fail to approve or subsequently find fault with the manufacturing processes or facilities of third-party manufacturers with which we enter into agreements for clinical and commercial supplies;

•        the FDA or comparable non-U.S. regulatory authorities may disagree with our clinical study design or our interpretation of data from preclinical studies and clinical studies;

•        the supply or quality of raw materials or manufactured product candidate or other materials necessary to conduct clinical studies of our product candidate may be insufficient, inadequate, delayed, or not available at an acceptable cost, or we may experience interruptions in supply; and

•        the approval policies or regulations of the FDA or comparable non-U.S. regulatory authorities may significantly change in a manner rendering our clinical data insufficient to obtain marketing approval.

Product development costs for us will increase if we experience delays in testing or pursuing marketing approvals and we may be required to obtain additional funds to complete clinical studies and prepare for possible commercialization of our product candidate. We do not know whether any preclinical tests or clinical studies will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical study delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidate or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidate and may harm our business and results of operations. In addition, many of the factors that cause, or lead to, clinical study delays may ultimately lead to the denial of marketing approval of our product candidate.

If we experience delays or difficulties in the enrollment of patients in clinical studies, we may not achieve our clinical development on our anticipated timeline, or at all, and our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical studies for VAL-083 or any other product candidate if we are unable to locate and enroll a sufficient number of eligible patients to participate in clinical studies. Patient enrollment is a significant factor in the timing of clinical studies, and is affected by many factors, including:

•        the size and nature of the patient population;

•        the severity of the disease under investigation;

•        the proximity of patients to clinical sites;

•        the eligibility criteria for the study;

•        the design of the clinical study;

•        efforts to facilitate timely enrollment;

•        competing clinical studies; and

•        clinicians’ and patients’ perceptions as to the potential advantages and risks of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

Our inability to enroll a sufficient number of patients for our clinical studies could result in significant delays or may require us to abandon one or more clinical studies altogether. Enrollment delays in our clinical studies may result in increased development costs for our product candidate, delay or halt the development of and approval processes for our product candidate and jeopardize our ability to achieve our clinical development timeline and goals, including the dates by which we will commence, complete and receive results from clinical studies. Enrollment delays may also delay or jeopardize our ability to commence sales and generate revenues from our product candidate. Any of the foregoing could cause our value to decline and limit our ability to obtain additional financing, if needed.

Positive results in previous clinical studies of VAL-083 may not be replicated in future clinical studies, which could result in development delays or a failure to obtain marketing approval.

Positive results in previous clinical studies of VAL-083 may not be predictive of similar results in future clinical studies. Also, interim results during a clinical study do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical studies even after achieving promising results in early-stage development. Accordingly, the results from the completed preclinical studies and clinical studies for VAL-083 may not be predictive of the results we may obtain in later stage studies. Our clinical studies may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical studies. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical studies have nonetheless failed to obtain FDA or EMA, or other regulatory agency, approval for their products.

FDA approval of VAL-083 or future product candidates may be denied.

There can be no assurance that the FDA will ultimately approve our NDA. The FDA may deny approval of VAL-083 for many reasons, including:

•        we may be unable to demonstrate to the satisfaction of the FDA that our products are safe and effective for its intended uses;

•        the FDA may disagree with our interpretation of data from the clinical studies;

•        we may be unable to demonstrate that any clinical or other benefits our products outweigh any safety or other perceived risks; or

•        we may not be able to successfully address any other issues raised by the FDA.

If VAL-083 fails to receive FDA approval, our business and prospects will be materially adversely impacted.

We expect to rely on orphan drug status to develop and commercialize our product candidate, but our orphan drug designations may not confer marketing exclusivity or other expected commercial benefits as anticipated.

Market exclusivity afforded by orphan drug designation is generally offered as an incentive to drug developers to invest in developing and commercializing products for unique diseases that impact a limited number of patients. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. Qualification to maintain orphan drug status is generally monitored by the regulatory authorities during the orphan drug exclusivity period, currently seven years from the date of approval in the United States.

We have been granted orphan drug designation in the United States for GBM, ovarian cancer, and medulloblastoma, and in Europe for GBM. We expect to rely on orphan drug exclusivity for our product candidate. It is possible that the incidence and prevalence numbers for GBM could change. Should the incidence and prevalence of GBM patients materially increase, it is possible that the orphan drug designation, and related market exclusivity, in the United States could be lost. Further, while we have been granted this orphan designation, the FDA can still approve different drugs for use in treating the same indication or disease, which would create a more competitive market for us and our revenues will be diminished.

Further, it is possible that another company also holding orphan drug designation for the same product candidate will receive marketing approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s period of exclusivity expires. Even if we are the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product, or if the later product is deemed a different product than ours. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same product candidate as ours for indications other than those in which we have been granted orphan drug designation, or for the use of other types of products in the same indications as our orphan product.

If the market opportunities for our product candidate are smaller than we believe they are, our revenues may be adversely affected and our business may suffer. Because the target patient populations of our product candidate are small, we must be able to successfully identify patients and capture a significant market share to achieve and maintain profitability.

We focus our research and product development on treatments for orphan cancer indications. Our projections of both the number of people who have failed other therapies or have limited medical options, are based on estimates. These estimates may prove to be incorrect and new studies may change the estimated incidence or prevalence. The number of patients in the United States, Europe and elsewhere may turn out to be lower than expected or may not be otherwise amenable to treatment with our products, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business. Additionally, because our target patient populations are small, we will be required to capture a significant market share to achieve and maintain profitability.

We may be required to suspend or discontinue clinical studies due to unexpected side effects or other safety risks that could preclude approval of our products.

Our clinical studies may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical studies if at any time we believe that they present an unacceptable risk to the clinical study patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical studies at any time if they believe that the clinical studies are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical study patients.

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical studies of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects or even death as a result of participating in our clinical studies.

We may not receive regulatory approvals for our product candidate or there may be a delay in obtaining such approvals.

Our product and our ongoing development activities are subject to regulation by regulatory authorities in the countries in which we or our collaborators and distributors wish to test, manufacture or market our products. For instance, the FDA will regulate the product in the U.S. and equivalent authorities, such as the EMA, will regulate in Europe. Regulatory approval by these authorities will be subject to the evaluation of data relating to the quality, efficacy and safety of the product for its proposed use, and there can be no assurance that the regulatory authorities will find our data sufficient to support product approval of VAL-083 or any future product candidates.

The time required to obtain regulatory approval varies between countries. The FDA is required to facilitate the development and expedite the review of drugs and biologics that are intended for the treatment of a serious or life-threatening disease or condition and which demonstrate the potential to address unmet medical needs for the condition. Filling an unmet medical need is defined as providing a therapy where none exists or providing a therapy that may be potentially better than available therapy. Under the fast track program, the sponsor of a new drug or biologic candidate may request the FDA to designate the product for a specific indication as a fast track product concurrent with or after the filing of the IND for the product candidate. The FDA must determine if the product candidate qualifies for fast track designation within 60 days after receipt of the sponsor’s request. In the U.S., for products without “Fast Track” status, it can take over eighteen (18) months after submission of an application for product approval to receive the FDA’s decision. Even with Fast Track status, FDA review and decision can take over twelve (12) months.

In December 2017, the FDA granted Fast Track designation for VAL-083 in rGBM.

Different regulators may impose their own requirements and may refuse to grant, or may require additional data before granting, an approval, notwithstanding that regulatory approval may have been granted by other regulators. Regulatory approval may be delayed, limited or denied for a number of reasons, including insufficient clinical data, the product not meeting safety or efficacy requirements or any relevant manufacturing processes or facilities not meeting applicable requirements as well as case load at the regulatory agency at the time.

We may fail to comply with regulatory requirements.

Our success will be dependent upon our ability, and our collaborative partners’ abilities, to maintain compliance with regulatory requirements, including cGMP, and safety reporting obligations. The failure to comply with applicable regulatory requirements can result in, among other things, fines, injunctions, civil penalties, total or partial suspension of regulatory approvals, refusal to approve pending applications, recalls or seizures of products, operating and production restrictions and criminal prosecutions.

Even if our product candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never commercialized a product. Even if VAL-083 or any other product candidate is approved by the appropriate regulatory authorities for marketing and sale, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

Efforts to educate the medical community and third-party payors on the benefits of our product candidate may require significant resources and may not be successful. If our product candidate is approved but does not achieve an adequate level of market acceptance, we may not generate significant revenues and we may not become profitable.

The degree of market acceptance of VAL-083 or any other product candidate, if approved for commercial sale, will depend on a number of factors, including:

•        the efficacy and safety of the product;

•        the potential advantages of the product compared to alternative treatments;

•        the prevalence and severity of any side effects;

•        the clinical indications for which the product is approved;

•        whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy;

•        limitations or warnings, including distribution or use restrictions, contained in the product’s approved labeling;

•        our ability to offer the product for sale at competitive prices;

•        our ability to establish and maintain pricing sufficient to realize a meaningful return on our investment;

•        the product’s convenience and ease of administration compared to alternative treatments;

•        the willingness of the target patient population to try, and of physicians to prescribe, the product;

•        the strength of sales, marketing and distribution support;

•        the approval of other new products for the same indications;

•        changes in the standard of care for the targeted indications for the product;

•        the timing of market introduction of our approved products as well as competitive products and other therapies;

•        availability and amount of reimbursement from government payors, managed care plans and other third-party payors;

•        adverse publicity about the product or favorable publicity about competitive products; and

•        potential product liability claims.

The potential market opportunities for our product candidate are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third-party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our product candidate could be smaller than our estimates of the potential market opportunities.

If our product candidate receives marketing approval and we, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, our ability to market the drug could be compromised.

Clinical studies of our product candidate are conducted in carefully defined subsets of patients who have agreed to enter into clinical studies. Consequently, it is possible that our clinical studies may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable side effects. If, following approval of our product candidate, we, or others, discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, any of the following adverse events could occur:

•        regulatory authorities may withdraw their approval of the drug or seize the drug;

•        we may be required to recall the drug or change the way the drug is administered;

•        additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the particular drug;

•        we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

•        regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

•        we may be required to create a Medication Guide outlining the risks of the previously unidentified side effects for distribution to patients;

•        we could be sued and held liable for harm caused to patients;

•        the drug may become less competitive; and

•        our reputation may suffer.

Any of these events could have a material and adverse effect on our operations and business and could adversely impact our stock price.

Any product candidate for which we obtain marketing approval, along with the manufacturing processes, qualification testing, post-approval clinical data, labeling and promotional activities for such product, will be subject to continual and additional requirements of the FDA and other regulatory authorities.

These requirements include submissions of safety and other post-marketing information, reports, registration and listing requirements, good manufacturing practices, or GMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, and recordkeeping. Even if marketing approval of our product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of pharmaceutical products to ensure such products are marketed only for the approved indications and in accordance with the provisions of the approved labeling.

In addition, later discovery of previously unknown problems with our products, manufacturing processes, or failure to comply with regulatory requirements, may lead to various adverse results, including:

•        restrictions on such products, manufacturers or manufacturing processes;

•        restrictions on the labeling or marketing of a product;

•        restrictions on product distribution or use;

•        requirements to conduct post-marketing clinical studies;

•        requirements to institute a risk evaluation mitigation strategy, or REMS, to monitor safety of the product post-approval;

•        warning letters issued by the FDA or other regulatory authorities;

•        withdrawal of the products from the market;

•        refusal to approve pending applications or supplements to approved applications that we submit;

•        recall of products, fines, restitution or disgorgement of profits or revenue;

•        suspension, revocation or withdrawal of marketing approvals;

•        refusal to permit the import or export of our products; and

•        injunctions or the imposition of civil or criminal penalties.

If we are unable to establish sales, marketing and distribution capabilities or enter into acceptable sales, marketing and distribution arrangements with third parties, we may not be successful in commercializing any product candidates that we develop, if and when those product candidates are approved.

We do not have a sales, marketing or distribution infrastructure and have limited experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any approved product, we must either develop a sales and marketing organization, outsource these functions to third parties, or license our product candidates to others. If approved, we may seek to license VAL-083 to a large pharmaceutical company with greater resources and experience than us. We may not be able license the VAL-083 on reasonable terms, if at all. The development of sales, marketing and distribution capabilities will require substantial resources, will be time-consuming and could delay any product launch. We expect that we will commence the development of these capabilities prior to receiving approval of our product candidate. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing and distribution capabilities is delayed or does not occur for any reason, we could have prematurely or unnecessarily incurred these commercialization costs. Such a delay may be costly, and our investment could be lost if we cannot retain or reposition our sales and marketing personnel. In addition, we may not be able to hire or retain a sales force in the United States that is sufficient in size or has adequate expertise in the medical markets that we plan to target. If we are unable to establish or retain a sales force and marketing and distribution capabilities, our operating results may be adversely affected. If a potential partner has development or commercialization expertise that we believe is particularly relevant to our product candidate, then we may seek to collaborate with that potential partner even if we believe we could otherwise develop and commercialize the product independently.

We expect to seek one or more strategic partners for commercialization of our product candidate outside the United States. As a result of entering into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues may be lower, perhaps substantially lower, than if we were to directly market and sell products in those markets. Furthermore, we may be unsuccessful in entering into the necessary arrangements with third parties or may be unable to do so on terms that are favorable to us. In addition, we may have little or no control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively.

If we do not establish sales and marketing capabilities, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidate.

We face substantial competition from other pharmaceutical and biotechnology companies and our operating results may suffer if we fail to compete effectively.

The development and commercialization of new drug products is highly competitive. We expect that we will face significant competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to VAL-083 and any other product candidates that we may seek to develop or commercialize in the future. Specifically, due to the large unmet medical need, global demographics and relatively attractive reimbursement dynamics, the oncology market is fiercely competitive and there are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of product candidates for the treatment of cancer. Our competitors may succeed in developing, acquiring or licensing technologies and drug products that are more effective, have fewer or more tolerable side effects or are less costly than any product candidates that we are currently developing or that we may develop, which could render our product candidates obsolete and noncompetitive.

All of the top ten global pharmaceutical companies and many of the mid-size pharmaceutical companies have a strong research and development and commercial presence in oncology. Smaller companies also focus on oncology, including companies such as ARIAD Pharmaceuticals, Inc., Agios Pharmaceuticals, Inc., BIND Therapeutics, Inc., Clovis Oncology, Inc., Endocyte, Inc., Epizyme, Inc., ImmunoGen, Inc., Incyte Corporation, Infinity Pharmaceuticals, Inc., MacroGenics, Inc., Merrimack Pharmaceuticals, Inc., OncoMed Pharmaceuticals, Inc., Onconova Therapeutics, Inc., Pharmacyclics, Inc., Puma Biotechnology, Inc., Seattle Genetics, Inc. and TESARO, Inc.

Several companies are marketing and developing oncology immunotherapy products. Companies with approved marketed oncology products for GBM are Merck (Temodar®) and Genentech (Avastin®). Companies with oncology immunotherapy product candidates in clinical development include, but are not limited to, Northwest Biotherapeutics (DCVax-L), Celldex Therapeutics (Rindopepimut (CDX-110)) and ImmunoCellular Therapeutics (ICT-107).

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other marketing approval for their products before we are able to obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our existing and potential future competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical studies, obtaining marketing approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical study sites and patient registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, our programs.

If we are unable to or delayed in obtaining state regulatory licenses for the distribution of our product, we would not be able to sell our product candidate.

The majority of states require manufacturer and/or wholesaler licenses for the sale and distribution of drugs into that state. The application process is complicated, time consuming and requires dedicated personnel or a third-party to oversee and manage. If we are delayed in obtaining these state licenses, or denied the licenses, even with FDA approval, we would not be able to sell or ship product into that state which would adversely affect our sales and revenues.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

We are dependent on certain members of our management, scientific and drug development staff and consultants, the loss of services of one or more of whom could materially adversely affect us.

We currently have two full-time employees, and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment basis. Our ability to manage growth effectively will require us to continue to implement and improve our management systems and to recruit and train new employees. Although we have done so in the past and expect to do so in the future, there can be no assurance that we will be able to successfully attract and retain skilled and experienced personnel.

Our success depends in large part upon our ability to attract and retain highly qualified personnel. We compete in our hiring efforts with other pharmaceutical and biotechnology companies, as well as universities and nonprofit research organizations, and we may have to pay higher salaries to attract and retain personnel, which would be very costly.

We may be subject to foreign exchange fluctuation.

Our functional and reporting currency is the United States dollar. We maintain bank accounts in United States and Canadian dollars. A portion of our expenditures are in foreign currencies, most notably in Canadian dollars, and therefore we are subject to foreign currency fluctuations, which may, from time to time, impact our financial position and results. We may enter into hedging arrangements under specific circumstances, typically through the use of forward or futures currency contracts, to minimize the impact of increases in the value of the Canadian dollar. In order to minimize our exposure to foreign exchange fluctuations we may hold sufficient Canadian dollars to cover our expected Canadian dollar expenditures.

Product liability lawsuits against us could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent risk of product liability claims as a result of the clinical testing of our product candidate despite obtaining appropriate informed consents from our clinical study participants. We will face an even greater risk if we commercially sell any product that we may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

•        decreased demand for our product candidate or products that we may develop;

•        injury to our reputation and significant negative media attention;

•        withdrawal of clinical study participants;

•        significant costs to defend resulting litigation;

•        substantial monetary awards to study participants or patients;

•        loss of revenue;

•        reduced resources of our management to pursue our business strategy; and

•        the inability to commercialize any products that we may develop.

Although we maintain general liability insurance, this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We will need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidate, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Dependence on Third Parties

We rely on third parties to conduct clinical studies for our product candidate. Any failure by a third-party to meet its obligations with respect to the clinical development of our product candidate may delay or impair our ability to obtain regulatory approval for our product candidate.

We rely on academic institutions and private oncology centers to conduct our clinical studies. Our reliance on third parties to conduct clinical studies could, depending on the actions of such third parties, jeopardize the validity of the clinical data generated and adversely affect our ability to obtain marketing approval from the FDA or other applicable regulatory authorities.

Such clinical study arrangements provide us with information rights with respect to the clinical data, including access to and the ability to use and reference the data, including for our own regulatory filings, resulting from the clinical studies. If investigators or institutions breach their obligations with respect to the clinical studies of our product candidate, or if the data proves to be inadequate, then our ability to design and conduct any future clinical studies may be adversely affected.

We rely, and expect to continue to rely, on third parties to conduct our clinical studies, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such studies.

We currently rely on third-party clinical research organizations, or CROs, to conduct our clinical studies. We expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct our clinical studies. Our agreements with these third parties generally allow the third-party to terminate the agreement at any time. If we are required to enter into alternative arrangements because of any such termination the introduction of our product candidates to market could be delayed.

Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. For example, we design our clinical studies and will remain responsible for ensuring that each of our clinical studies are conducted in accordance with the general investigational plan and protocols for the study. Moreover, the FDA requires us to comply with standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical studies to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of study participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. We also are required to register ongoing clinical studies and post the results of completed clinical studies on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical studies in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical studies. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidate or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We may seek to enter into collaborations with third parties for the development and commercialization of our product candidate. If we fail to enter into such collaborations, or such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidate.

We may seek third-party collaborators for development and commercialization of our product candidate. Our likely collaborators for any marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, non-profit organizations, government agencies, and biotechnology companies. We are currently party to a limited number of such arrangements and have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidate. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our product candidate currently pose, and will continue to pose, the following risks to us:

•        collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

•        collaborators may not pursue development and commercialization of our product candidate or may elect not to continue or renew development or commercialization programs based on preclinical or clinical study results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

•        collaborators may delay clinical studies, provide insufficient funding for a clinical study program, stop a clinical study or abandon a product candidate, repeat or conduct new clinical studies or require a new formulation of a product candidate for clinical testing;

•        collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidate if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•        collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

•        collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•        collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

•        disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidate or that result in costly litigation or arbitration that diverts management attention and resources; and

•        collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of our product candidate in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

If we are not able to establish collaborations, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of our product candidate will require substantial additional cash to fund expenses. We may decide to collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of our product candidate.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of preclinical studies or clinical studies, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate. We may also be restricted under future license agreements from entering into agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of our product candidate, reduce or delay its development program, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidate or bring it to market and generate product revenue.

We currently manufacture our clinical supplies at a single location. Any disruption at this facility could adversely affect our business and results of operations.

We have engaged a single manufacturer to produce GMP active pharmaceutical ingredient and a single manufacturer to produce drug product for our clinical studies. In addition, we have relied on our manufacturing partner, Guangxi Wuzhou Pharmaceutical Company, for the manufacture of clinical supply of VAL-083 for our preclinical and Phase 2 clinical studies to-date. If our manufacturer’s facility were damaged or destroyed, or otherwise subject to disruption, it would require substantial lead-time to replace our clinical supply. In such event, we would be forced to rely entirely on other third-party contract manufacturers for an indefinite period of time. We do not currently have established relationships with any back-up manufacturers. At this time no drug product has been manufactured by a third-party back-up manufacturer. Any disruptions or delays by our third-party manufacturers or Guangxi Wuzhou Pharmaceutical Company or their failure to meet regulatory compliance could impair our ability to develop VAL-083, which would adversely affect our business and results of operations.

We rely on these third-party manufacturers to provide drug product supply for our clinical studies. There is no assurance that such a supplier will be able to meet our needs from a technical, timing, or cost-effective manner. Our failure to enter into appropriate agreements with such a third-party manufacturer would delay, or halt, our clinical studies.

We may become subject to liabilities related to risks inherent in working with hazardous materials.

Our discovery and development processes involve the controlled use of hazardous and radioactive materials. We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. We are not specifically insured with respect to this liability. Although we believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material capital expenditures for environmental control facilities in the near-term, there can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that our operations, business or assets will not be materially adversely affected by current or future environmental laws or regulations.

Risks Related to Our Common Stock

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•        variations in our quarterly operating results;

•        announcements that our revenue or income are below analysts’ expectations;

•        general economic slowdowns;

•        sales of large blocks of our common stock; and

•        announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Because we became public by means of a reverse acquisition, we may not be able to attract, or maintain, the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide or continue to provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any follow-on offerings on behalf of us in the future.

Voting power of our shareholders is highly concentrated by insiders.

Our officers, directors, and 5% shareholders control, either directly or indirectly, a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that any earnings will be retained to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in us.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock (of which 1 share has been designated Special Voting Preferred Stock and is issued and outstanding, 278,530 shares have been designated Series A Preferred Stock and are issued and outstanding, and 1,000,000 shares have been designated as Series B Preferred Stock, of which 881,113 shares are issued and outstanding) without further stockholder approval. As a result, our Board of Directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Our issuance of common stock upon exercise of warrants, Performance Share Units, or options, exchange of Exchangeable Shares, or conversion of Series B Preferred Stock may depress the price of our common stock.

As of December 31, 2018, we had 25,580,658 shares of common stock issued and outstanding, 562,761 shares of common stock issuable upon exchange of the Exchangeable Shares of Exchangeco (which entitle the holder to require Exchangeco to redeem (or, at the option of us or Callco, to have us or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of our common stock) (the Exchangeable Shares are recognized on an as-exchanged for common stock basis for financial statement purposes), outstanding warrants to purchase 9,403,525 shares of common stock, outstanding Series B convertible preferred shares that are convertible into 2,102,792 shares of common stock, outstanding Performance Stock Units (“PSUs”) that are convertible into 1,200,000 shares of common stock, and outstanding options to purchase 2,926,829 shares of common stock. All Exchangeable Shares, warrants, and options are convertible or exercisable into one share of common stock. Each share of Series B preferred stock is convertible into 2.5 shares of common stock. The issuance of shares of common stock upon exercise of outstanding warrants or options or exchange of Exchangeable Shares could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Risks Related to the Rights Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this Rights Offering.

Stockholders and warrant holders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company on a fully-diluted basis than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this offering or holders of Warrants who have not exercised them.

Further, if you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock issuable upon conversion of the Preferred Stock and Warrants we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Warrants, the resulting sales could depress the market price of our common stock.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the Preferred Stock and Warrants being issued as components of the Unit, and comparable precedent transactions. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Preferred Stock and Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock or participating warrants and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe.

While we are distributing to holders of our common stock and certain outstanding warrants, one Subscription Rights for every share of common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) owned on the Record Date, we are only seeking to raise $             million dollars in gross proceeds in this Rights Offering. As a result, based on 25,580,658 shares of common stock outstanding as of December 31, 2018 and 9,403,525 shares of common stock issuable upon exercise of certain outstanding warrants, we would grant Subscription Rights to acquire Units but will only accept subscriptions for            Units. Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the number of over-subscription Units to which they have subscribed. We cannot guarantee that you will receive any or the entire amount of Units for which you subscribed. If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of          % of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares and Warrants to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares and Warrants by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares and Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock and holders of participating warrants under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of participating warrants is urged to consult his, her or its tax advisor with respect to the particular tax consequences of this Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

There is no public market for the Preferred Stock in this offering.

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Preferred Stock on any securities exchange or recognized trading system.

Absence of a public trading market for the Warrants may limit your ability to resell the Warrants.

There is no established trading market for the Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Warrants may not be widely distributed. Purchasers of the Warrants may be unable to resell the Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The warrants contain features that allow us to redeem the warrants and that prohibit you from engaging in certain investment strategies. We may redeem the warrants for $            per warrant once the closing price of our common stock has equaled or exceeded $            per share, subject to adjustment, for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering, and only upon not less than 30 days’ prior written notice of redemption. If we give notice of redemption, you will be forced to sell or exercise your warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the warrants. As a result, you may be unable to benefit from owning the warrants being redeemed. In addition, for so long as you continue to hold warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the warrant.

The dealer-managers are not underwriting, nor acting as placement agents of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC and Dawson James Securities, Inc. will act as co-dealer-managers for the Rights Offering. As provided in the dealer-manager agreement, the dealer-managers will provide marketing assistance in connection with this offering. The dealer-managers are not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this offering and are not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), Preferred Stock or Warrants. The dealer-managers will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, gross negligence or willful misconduct by the dealer-managers. The Rights Offering may not be successful despite the services of the dealer-managers to us in this offering.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

All statements, other than statements of historical fact, included regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Examples of our forward-looking statements include:

•        our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials;

•        our ability to recruit qualified management and technical personnel;

•        the success of our clinical trials;

•        our ability to expand our international business;

•        our ability to obtain and maintain required regulatory approvals for our products;

•        our expectations regarding the use of our existing cash and the expected net proceeds of this offering;

•        our ability to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our current and planned products; and

•        the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus and the documents incorporated herein by reference also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

Assuming that all Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $             million, after deducting expenses relating to this offering payable by us estimated at approximately $             million, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any Warrants.

We intend to use the net proceeds from the exercise of Subscription Rights for our clinical trials and for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. In addition, we may use the net proceeds from this offering for investments in businesses, products or technologies that are complementary to our business, although we have no present commitments or agreements to make any such investments as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2018 was approximately $2,751,599 million, or $0.11 per share of our common stock (based upon 26,143,419 shares of our common stock on an as-exchanged basis with respect to the shares of Exchangeco that can be exchanged for shares of common stock of the Company). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount paid by purchasers of Units in the Rights Offering (ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of Units at the Subscription Price of $            per Unit (assuming no exercise of the Warrants), taking into account the-for-one stock split of our common stock effective on             , when we became and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us, our pro forma net tangible book value as of December 31, 2018 would have been approximately $            million, or $            per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $            per share and an immediate dilution to purchasers in the Rights Offering of $            per share. The following table illustrates this per-share dilution:

Subscription Price	$
Net tangible book value per share as of December 31, 2018		$0.11
Increase in net tangible book value per share attributable to Rights Offering	$
Pro forma net tangible book value per share as of December 31, 2018, after giving effect to Rights Offering	$
Dilution in net tangible book value per share to purchasers in the Rights Offering	$

The information above is as of December 31, 2018 and excludes:

•        2,926,829 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $2.24 per share;

•        1,200,000 shares of our common stock issuable upon the settlement of outstanding performance stock units;

•        9,403,525 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.48 per share; and

•        3,673,171 other shares of our common stock reserved for future issuance under our 2017 Omnibus Equity Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This Management’s Discussion and Analysis (“MD&A”) contains “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our projections, estimates, expectations, or beliefs concerning, among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by us or any other person that our events or plans will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this report. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this report or to reflect the occurrence of unanticipated events.

You should review the factors and risks we describe under “Risk Factors” and “Information Regarding Forward Looking Statements” included elsewhere in this prospectus.

Overview

We are a clinical stage, biopharmaceutical company focused on the development and commercialization of new cancer therapies. Our mission is to benefit patients, by developing and commercializing anti-cancer therapies for patients whose tumors exhibit features that make them resistant to, or unlikely to respond to, currently available therapies, particularly for orphan cancer indications where patients have failed, or are unlikely to respond to, currently available therapy.

We are developing VAL-083, a novel, validated, DNA-targeting agent, for the treatment of drug-resistant solid tumors such as glioblastoma multiforme (“GBM”) and potentially other solid tumors, including ovarian cancer. VAL-083 is a first-in-class, small-molecule, DNA-targeting chemotherapeutic that demonstrated activity against a range of tumor types in prior Phase 1 and Phase 2 clinical studies sponsored by the US National Cancer Institute (“NCI”). As part of our business strategy, we leverage and build upon these prior NCI investments and data from more than 40 NCI- Phase 1 and Phase 2 clinical studies with our own research to identify and target unmet medical needs in modern cancer care. DNA-targeting agents are among the most successful and widely used treatments for cancer. Their efficacy is based on the ability to bind with a cancer cell’s DNA and interfere with the process of protein production required for growth and survival of cancer cells. “First-in-class” means that VAL-083 embodies a unique molecular structure which is not an analogue or derivative of any approved product, or product under development, for the treatment of cancer.

Corporate History

We are a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. (“Berry’). Prior to a reverse acquisition undertaken on January 25, 2013 Berry did not have any significant assets or operations. We are the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, that is focused on the development of drugs for the treatment of cancer. We are also the parent company to 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the reverse acquisition.

Results of Operations

Comparison of the six months ended December 31, 2018 and December 31, 2017

	Six months ended
	December 31, 2018 $	December 31, 2017 $	Change $	Change %
Research and development	1,966,369	4,076,588	(2,110,219)	(52)
General and administrative	1,861,354	1,756,500	104,854	6
Change in fair value of derivative liability	(1,041)	(55,679)	54,638	(98)
Foreign exchange loss	10,935	50,986	(40,051)	(79)
Interest income	(36,116)	(391)	(35,725)	9,137
Net loss and comprehensive loss	3,801,501	5,828,004	(2,026,503)

Research and Development

Research and development expenses decreased to $1,966,369 for the six months ended December 31, 2018 from $4,076,588 for the six months ended December 31, 2017. The decrease was largely attributable to a decrease in clinical development costs, personnel, preclinical research, intellectual property and travel costs during the six months ended December 31, 2018 compared to the six months ended December 31, 2017. For the six months ended December 31, 2018 non-cash, share-based compensation expense of $58,334 related to stock option expense and shares issued for services while for the six months ended December 31, 2017, non-cash, share-based compensation expense of $121,401 related to stock option expense only. During the quarter ended December 31, 2017, we entered into a separation agreement with our former President and Chief Operating Officer that required the accelerated vesting of certain stock options. The full expense of the accelerated vesting was recognized during the six months ended December 31, 2017 resulting in a higher non-cash, share-based compensation expense for the six months ended December 31, 2017 compared to the six months ended December 31, 2018.

Excluding the impact of non-cash, share-based compensation expense, research and development expenses decreased to $1,908,035 during the current period from $3,955,187 for the prior period. The decrease in clinical development costs for the six months ended December 31, 2018 compared to the six months ended December 31, 2017 was primarily due to the parking of our STAR-3, Phase 3 study which was announced in February 2018. During the six months ended December 31, 2017, we incurred significant study start-up costs. In addition, clinical development costs were higher in the prior period compared to the current period due to the timing of certain manufacturing activities for the production of GMP material and related stability studies. Clinical development costs can vary significantly due to the timing of patient enrollment, how a patient reacts to treatment, and the number of treatment cycles a patient receives.

Personnel costs decreased during the six months ended December 31, 2018 compared to the six months ended December 31, 2017 primarily due to amounts recognized pursuant to the settlement agreement with our former President and Chief Operating Officer. Preclinical research decreased largely due to a decrease in the ongoing mechanism of action research that we had undertaken in the prior period. Intellectual property costs decreased in the six months ended December 31, 2018 compared to the six months ended December 31, 2017 as we have refined our patent portfolio by focusing on our most important patent claims in the most important jurisdictions. Patent costs can vary considerably depending on the filing of new patents, conversion of the provisional applications to PCT applications, foreign office actions, and actual filing costs. Travel costs have decreased in the six months ended December 31, 2018 compared to the six months ended December 31, 2017 as we have focused on reducing all travel expenses.

General and Administrative

General and administrative expenses were $1,861,354 for the six months ended December 31, 2018 compared to $1,756,500 for the six months ended December 31, 2017. A significant portion of the increase was due to an increase in non-cash, share-based compensation expense in the current period compared to the prior period. In relation to general and administrative expenses during the six months ended December 31, 2018, we incurred non-cash, share-based compensation expense of $354,905 relating to performance share units, warrants issued for services, and stock option expense while during the six months ended December 31, 2017, we incurred non-cash, share-based compensation expense of $170,495 relating to warrants issued for services and stock option expense. The performance stock units were issued in April 2018 so no expense for these equity instruments were recognized during the six months ended December 31, 2017.

Excluding the impact of non-cash, share-based compensation expense, general and administrative expenses decreased in the six months ended December 31, 2018 to $1,506,449 from $1,586,005 for the six months ended December 31, 2017. The decrease was primarily due to decreased professional fees and travel costs partially offset by higher personnel costs. Professional fees decreased as a result of certain costs incurred in the prior period that have not been incurred in the current period. Legal fees have decreased in the six months ended December 31, 2018 compared to six months ended December 31, 2017 in part due to the timing of our annual meeting of stockholders. In the current period, we have not yet incurred costs for this matter while a portion of these costs was incurred in the prior period. Overall, costs for regulatory filings and corporate governance matters have been lower in the current six months compared to the prior six months. Partially offsetting lower legal fees are increased public relations and business development costs due to our efforts to expand our outreach to investors while accounting support has increased due to the complexity of the valuation, and accounting for, our equity instruments. Travel costs have decreased in the six months ended December 31, 2018 compared to the six months ended December 31, 2017 as we have focused on reducing all travel expenses. Personnel costs have increased during the six months ended December 31, 2018 compared to the six months ended December 31, 2017 primarily due to the appointment of our President and Chief Executive Officer in May 2018.

Change in fair value of derivative liability

Based on the terms of certain warrants issued by us, we have determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated condensed statement of loss and comprehensive loss. The balances recognized during the six months ended December 31, 2018 and 2017 were primarily due to changes in our common stock price between the date the warrants were last valued on June 30, 2018 and 2017, respectively. These are the previous valuation dates used for the six months ended December 31, 2018 and 2017.

We recognized gains of $1,041 and $55,679 from the change in fair value of the derivative liability for the six months ended December 31, 2018 and 2017, respectively.

Foreign Exchange

Our functional currency at June 30, 2018 and December 31, 2018 is the US$ but we incur a portion of our expenses in CA$. The foreign exchange gains and losses are reported in other loss (income) in the consolidated condensed interim statement of loss and comprehensive loss. We have recognized foreign exchange losses of $10,935 and $50,986 for the six-month periods ended December 31, 2018 and 2017, respectively. The losses were due to changes in the exchange rate between the CA$ and the US$ and to varying levels of CA$ cash and accounts payable.

Preferred Share Dividends

For each of the six-month periods ended December 31, 2018 and 2017 we recorded $4,178 related to the dividend payable to Valent on the Series A preferred stock. The dividend has been recorded as a direct increase in accumulated deficit for both periods.

During the six months ended December 31, 2018, we issued 96,954 (2017 – 99,204) shares of common stock as a dividend on the Series B Preferred stock and recognized $52,275 (2017 – $95,732) as a direct increase in accumulated deficit.

Comparison of the years ended June 30, 2018 and June 30, 2017

	Years ended
	June 30, 2018 $	June 30, 2017 $	Change $	Change %
Research and development	7,132,952	5,003,640	2,129,312	43
General and administrative	4,041,711	3,317,189	724,522	22
Change in fair value of stock option and derivative liabilities	(60,111)	(245,963)	185,852	(76)
Foreign exchange loss	57,003	7,355	49,648	675
Interest income	(33,243)	(457)	(32,786)	7,174
Net loss and comprehensive loss	11,138,312	8,081,764	3,056,548

Research and Development

Research and development expenses increased to $7,132,952 for the year ended June 30, 2018 from $5,003,640 for the year ended June 30, 2017. The increase was largely attributable to an increase in clinical development, personnel, and preclinical research partially offset by lower travel costs. Non-cash, share-based compensation expense for the year ended June 30, 2018 was $149,452 related to stock option expense and shares issued for services while non-cash, share-based compensation expense for the year ended June 30, 2017 was $102,828 for stock option expense and warrants issued for services.

Excluding the impact of non-cash, share-based compensation expense, research and development expenses increased to $6,983,500 during the current year from $4,900,812 for the prior year. The increase in clinical development costs for the year ended June 30, 2018 compared to the year ended June 30, 2017 was partially due to manufacturing costs for GMP material as well as ongoing trial costs for our two Phase 2, biomarker-driven, MGMT-unmethylated, GBM studies. At June 30, 2017, our Phase 2 study in Avastin-naïve unmethylated GBM patients being conducted at the MD Anderson Cancer Center had commenced in February 2017 so patient enrollment had just begun. Also, in the prior year, enrollment in our Phase 2 study in newly diagnosed unmethylated GBM patients in China had not yet started enrollment.

During the year ended June 30, 2018, we undertook site initiation and enrollment for its now-parked STAR-3, Phase 3 study in GBM. During the year ended June 30, 2018, we recognized certain costs relating to the parking of the trial. As our two Phase 2, biomarker-driven studies are partially supported through collaboration arrangements, the ongoing clinical costs for these two studies will be lower than the overall clinical costs incurred by us for the year ended June 30, 2018.

Personnel costs increased during the current year compared to the prior year primarily due to amounts recognized for payments made to our former President and Chief Operating Officer pursuant to a settlement agreement between us and such individual. Preclinical research increased in the year ended June 30, 2018 compared to the year ended June 30, 2017 largely due our research agreement with Duke University which commenced in April 2017 as well as due to an increase in the ongoing mechanism of action research that we have undertaken in the current year. Travel costs have decreased in the year ended June 30, 2018 compared to the year ended June 30, 2017 as we have focused on reducing all but essential travel.

General and Administrative

General and administrative expenses were $4,041,711 for the year ended June 30, 2018 compared to $3,317,189 for the year ended June 30, 2017. The increase was primarily due to an increase in professional fees and personnel costs. In relation to general and administrative expenses during the year ended June 30, 2018, we incurred non-cash, share-based compensation expense of $596,079 relating to warrants issued for services, stock option expense, and the PSUs while during the year ended June 30, 2017, we incurred non-cash, share-based compensation expense of $667,521 relating to shares and warrants issued for services, and stock option expense.

Excluding the impact of non-cash, share-based compensation expense, general and administrative expenses increased in the year ended June 30, 2018 to $3,445,632 from $2,649,668 for the year ended June 30, 2017. Professional fees incurred during the year ended June 30, 2018 relate to various matters including preparation for our first annual meeting of stockholders which was held April 11, 2018, completing our 2017 Omnibus Incentive Plan, regulatory filings, and corporate governance matters. In the year ended June 30, 2017, the costs were incurred related to preparing for our uplisting of its common stock on the Nasdaq Stock Market as well as fees associated with one-time listing activities, and the filing of three registration statements with the SEC that were all declared effective in September 2016. Personnel costs increased during the current year compared to the prior year primarily due to amounts recognized for payments made to our former President and Chief Operating Officer pursuant to the settlement agreement.

Change in fair value of stock option and derivative liabilities

Based on the terms of certain warrants issued by us, we determined that such warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated statement of operations and comprehensive loss. The gains recognized during the years ended June 30, 2018 and 2017 were primarily due to changes in our common stock price between June 30, 2017 and 2016, respectively, and June 30, 2018 and 2017, respectively.

We recognized a gain of $60,111 from the change in fair value of the derivative liability for the year ended June 30, 2018 and a gain of $331,057 for the year ended June 30, 2017.

Changes in our common stock price can result in significant volatility in our reported net loss due to its impact on the fair value of the derivative liability. As a result of revaluation gains and losses, we expect that our reported net income or loss will continue to fluctuate significantly.

Certain of our stock options have been issued in $CA. Of these, a portion were classified as a stock option liability which is revalued at each reporting date. During the year ended June 30, 2017, we amended 43,750 of these stock options held by five optionees such that the exercise price of the options was adjusted to be denominated in $USD. No other terms of the stock options were amended. As a result of the amendment, we recognized $85,094 in stock option liability expense and $260,969 was reclassified to equity during the year ended June 30, 2017.

Foreign Exchange

Our functional currency at June 30, 2018 was the US$, but we incur a portion of its expenses in CA$. The foreign exchange gains and losses are reported in other loss (income) in the consolidated statement of operations and comprehensive loss.

We recognized foreign exchange losses of $57,003 and $7,355 for the years ended June 30, 2018 and 2017, respectively. The losses were due to changes in the exchange rate between the CA$ and the US$ and to varying levels of CA$ cash and accounts payable.

Preferred Share Dividends

For each of the years ended June 30, 2018 and 2017, we recognized $8,356 related to the dividend payable to Valent on the Series A preferred stock. The dividend has been recorded as a direct increase in accumulated deficit for both periods.

We issued 198,408 (2017 — 200,446) shares of common stock on June 30, 2018 as a dividend on the Series B Preferred stock and recognized $176,236 (2017 - $790,454) as a direct increase in accumulated deficit.

Liquidity and Capital Resources

Six months ended December 31, 2018 compared to the six months ended December 31, 2017

	December 31, 2018 $	December 31, 2017 $	Change $	Change %
Cash flows from operating activities	(3,049,876)	(4,505,604)	1,455,728	(32)
Cash flows from financing activities	780,783	8,941,158	(8,160,375)	(91)

Operating Activities

Net cash used in operating activities decreased to $3,049,876 for the six months ended December 31, 2018 from $4,505,604 for the six months ended December 31, 2017. During the six months ended December 31, 2018 and 2017, we reported net losses of $3,801,501 and $5,828,004, respectively. During the six months ended December 31, 2018, we recorded a loss from the revaluation of the derivative liability of $1,041 compared to a gain of $55,679 for the six months ended December 31, 2017. Excluding the impact of changes in the fair value of the derivative liability, non-cash items relating to amortization of intangible assets, shares and warrants issued for services, stock option expense, and performance share unit expense totaled $423,985 for the six months ended December 31, 2018. Non-cash items relating to amortization of intangible assets, warrants issued for services, and stock option expense totaled $303,106 for the six months ended December 31, 2017.

The most significant changes in non-cash working capital for the six months ended December 31, 2018 was a decrease in cash from a reduction in accounts payable and accrued liabilities of $420,679 and an increase in cash from a decrease in prepaid expenses and deposits of $728,276. Cash from the decrease in prepaid expenses was due to a partial refund of our clinical trial deposit related to our now-parked STAR-3 Phase 3 study. The most significant changes in non-cash working capital for the six months ended December 31, 2017 was cash from in an increase of accounts payable and accrued liabilities of $646,825 and cash from an increase in related party payables of $308,899. The increase in related party payables was due to amounts owing under the settlement agreement with our former President and Chief Operating Officer.

Financing Activities

During the six months ended December 31, 2018, we received $784,961 in net proceeds from the exercise of warrants pursuant to the Warrant Exercise Agreements. During the six months ended December 31, 2017, we received $8,945,336 in net proceeds from the completion of a registered direct offering by us of common stock and common stock purchase warrants. In addition, we recorded $4,178 related to the dividend payable to Valent during each of the six months ended December 31, 2018 and 2017, respectively.

Comparison of the years ended June 30, 2018 and June 30, 2017

	June 30, 2018 $	June 30, 2017 $	Change $	Change %
Cash flows from operating activities	(9,850,850)	(8,019,071)	(1,831,779)	23
Cash flows from investing activities	(12,649)	(20,956)	8,307	(40)
Cash flows from financing activities	9,249,480	8,468,777	780,703	9

Operating activities

Net cash used in operating activities increased to $9,850,850 for the year ended June 30, 2018 from $8,019,071 for the year ended June 30, 2017. During the year ended June 30, 2018 and 2017, we reported net losses of $11,138,312 and $8,081,764, respectively. During the year ended June 30, 2018, we recorded a gain from the revaluation of the derivative and stock option liabilities of $60,111 compared to a gain of $245,963 for the year ended June 30, 2017. Excluding the impact of changes in the fair value of the derivative and stock option liabilities, non-cash items relating to amortization of intangible assets, shares and warrants issued for services, and PSU and stock option expense totaled $770,059 for the year ended June 30, 2018. Non-cash items relating to amortization of intangible assets, shares and warrants issued for services, and stock option expense totaled $787,032 for the year ended June 30, 2017. The most significant changes in non-cash working capital for the year ended June 30, 2018 was from an inflow due to increase in accounts payable and accrued liabilities of $295,774 and from an inflow due to a decrease in prepaid expenses and deposits of $173,192. The most significant changes in non-cash working capital for the year ended June 30, 2017 was from an outflow from an increase in prepaid expenses and deposits of $1,063,991 and from an inflow due to an increase in accounts payable and accrued liabilities of $598,310.

As of June 30, 2018, we had cash and cash equivalents to fund operations into the middle of calendar 2019. We will need to raise additional capital in the near future.

Investing activities

During the years ended June 30, 2018 and 2017, we incurred $12,649 and $20,956, respectively, in relation to the development of our website.

Financing activities

During the year ended June 30, 2018, we received $8,945,336 in net proceeds from the completion of a registered direct offering by us of common stock and common stock purchase warrants. During the year ended June 30, 2017, we received $7,932,107 in net proceeds from a public offering of its common stock and common stock purchase warrants.

During the years ended June 30, 2018 and 2017, we received $312,500 and $545,026, respectively, from the exercise of warrants. In addition, we recognized $8,356 related to the dividend payable to Valent during each of the years ended June 30, 2018 and 2017, respectively.

Going Concern and Capital Expenditure Requirements

Going Concern

(See note 1 to the consolidated condensed interim financial statements)

The consolidated condensed interim financial statements have been prepared on a going concern basis which assumes that we will continue our operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the six months ended December 31, 2018, we reported a loss of $3,801,501 and negative cash flow from operations of $3,049,876. As of December 31, 2018, we had an accumulated deficit of $56,299,291 and cash and cash equivalents on hand of $3,702,902. We are in the development stage and have not generated any revenues to date. We do not have the prospect of achieving revenues until such time that its product candidate is commercialized, or partnered, which may not ever occur. In the near future, we will require additional funding to maintain our clinical trials, research and development projects, and for general operations. These circumstances indicate substantial doubt exists about our ability to continue as a going concern.

Consequently, management is pursuing various financing alternatives to fund our operations so we can continue as a going concern. Management plans to secure the necessary financing through the issue of new equity and/or the entering into of strategic partnership arrangements. We may tailor our drug candidate development program based on the amount of funding we are able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.

The financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern. Such adjustments could be material.

Our future funding requirements will depend on many factors, including but not limited to:

•        the rate of progress and cost of our clinical trials, preclinical studies and other discovery and research and development activities;

•        the costs associated with establishing manufacturing and commercialization capabilities;

•        the costs of acquiring or investing in businesses, product candidates and technologies;

•        the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•        the costs and timing of seeking and obtaining FDA and other regulatory approvals;

•        the effect of competing technological and market developments;

•        the economic and other terms and timing of any collaboration, licensing or other arrangements into which we may enter; and.

•        the impact of us being a public entity.

In September 2018, we announced that we had engaged Oppenheimer & Co. Inc. as our strategic advisor to help manage the exploration and evaluation of a wide range of strategic opportunities. Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, or strategic collaborations. The sale of equity and convertible debt securities may result in dilution to our stockholders and certain of those securities may have rights senior to those of our shares of capital stock. If we raise additional funds through the issuance of preferred stock, convertible debt securities or other debt financing, these securities or other debt could contain covenants that would restrict our operations. Any other third-party funding arrangement could require us to relinquish valuable rights. Economic conditions may affect the availability of funds and activity in equity markets. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs or make changes to our operating plan. In addition, we may have to seek a partner for one or more of our product candidate programs at an earlier stage of development, which would lower the economic value of those programs to us.

Critical Accounting Policies

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States, requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.

A detailed presentation of all of our significant accounting policies and the estimates derived therefrom is included in Note 2 to our consolidated financial statements for the year ended June 30, 2018 contained elsewhere in this prospectus. While all of the significant accounting policies are important to our consolidated condensed financial statements, the following accounting policies and the estimates derived therefrom are critical:

•        Warrants and shares issued for services

•        Stock options

•        Performance stock units

•        Derivative liability

•        Clinical trial accruals

Warrants and shares issued for services

We have issued equity instruments for services provided by employees and nonemployees. The equity instruments are valued at the fair value of the instrument granted.

Stock options

We account for these awards under Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of our share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on our historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of actual forfeitures, using the accelerated attribution method. We recognize forfeitures as they occur. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

Performance stock units

We also account for performance stock units (PSU’s) under ASC 718. ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. As vesting of the PSU’s is based on a number of factors, the determination of the grant-date fair value for PSU’s has been estimated using a Monte Carlo simulation approach which includes variables such as the expected volatility of our share price and interest rates to generate potential future outcomes. These variables are projected based on our historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for the PSUs. Such value is recognized as expense over the derived service period using the accelerated attribution method. The estimation of PSUs that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

Derivative liability

We account for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. We classify these warrants on our balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. We have used a binomial model as well as a Black-Scholes Option Pricing Model (based on a closed-form model that uses a fixed equation) to estimate the fair value of the share warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities and volatility) used may cause the value to be higher or lower than that reported. The estimated volatility of our common stock at the date of issuance, and at each subsequent reporting period, is based on our historical volatility. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Clinical trial accruals

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other service providers who conduct specific research for development activities on our behalf. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. We monitor these factors by maintaining regular communication with the service providers. Differences between actual expenses and estimated expenses recorded are adjusted for in the period in which they become known. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Background

We are a clinical stage, biopharmaceutical company focused on the development and commercialization of new cancer therapies. Our mission is to benefit patients by developing and commercializing anti-cancer therapies for patients whose tumors exhibit features that make them resistant to, or unlikely to respond to, currently available therapies, particularly for orphan cancer indications where patients have failed, or are unlikely to respond to, currently available therapy.

We are developing VAL-083, a novel, validated, DNA-targeting agent, for the treatment of drug-resistant solid tumors such as glioblastoma multiforme (“GBM”) and potentially other solid tumors, including ovarian cancer, non-small cell lung cancer (“NSCLC”), and diffuse intrinsic pontine glioma (“DIPG”). VAL-083 is a first-in-class, small-molecule, DNA-targeting chemotherapeutic that demonstrated activity against a range of tumor types in prior Phase 1 and Phase 2 clinical studies sponsored by the US National Cancer Institute (“NCI”). As part of our business strategy, we leverage and build upon these prior NCI investments and data from more than 40 NCI- Phase 1 and Phase 2 clinical studies with our own research to identify and target unmet medical needs in modern cancer care. DNA-targeting agents are among the most successful and widely used treatments for cancer. Their efficacy is based on the ability to bind with a cancer cell’s DNA and interfere with the process of protein production required for growth and survival of cancer cells. “First-in-class” means that VAL-083 embodies a unique molecular structure which is not an analogue or derivative of any approved product, or product under development, for the treatment of cancer.

Our recent research has highlighted the opportunities afforded by VAL-083’s unique mechanism of action and its potential to address unmet medical needs by focusing our development efforts on patients whose tumors exhibit biological features that make them resistant to, or unlikely to respond to, currently available therapies. For example, our research demonstrating VAL-083’s activity in GBM independent of the O6-methyl guanine methyltransferase (“MGMT”) methylation status allows us to focus patient selection based on this important biomarker.

We are conducting two open-label, biomarker driven Phase 2 studies in MGMT-unmethylated GBM. MGMT is a DNA-repair enzyme that is associated with resistance to temozolomide, the current standard-of-care chemotherapy used in the treatment of GBM. Greater than 60% of GBM patients have MGMT-unmethylated tumors and exhibit a high expression of MGMT, which is correlated with temozolomide treatment failure and poor patient outcomes. Our research demonstrates that VAL-083’s anti-tumor activity is independent of MGMT expression. In our Phase 2 studies we are using MGMT as a biomarker to identify patients for treatment with VAL-083 in the newly-diagnosed, maintenance-stage (adjuvant) and recurrent treatment settings. If successful, the result of these studies could position VAL-083 for advancement to pivotal clinical studies as a potential replacement for temozolomide in MGMT-unmethylated GBM. We anticipate presenting data from these studies at peer reviewed scientific meetings during calendar 2019.

With respect to our STAR-3, Phase 3 study, we have finalized the decision to discontinue this clinical study due to competitive landscape, patient enrollment rates, and potential risk of success assessment, and to allow us to focus on enrolling GBM patients in our two biomarker-driven Phase 2 studies.

We have received notice to proceed from the US Food and Drug Administration (“FDA”) for a phase 1/2, open-label, multicenter study of VAL-083 in patients with Recurrent Platinum Resistant Ovarian Cancer (“REPROVe”). Platinum-based chemotherapy is the standard-of-care in the treatment of ovarian cancer. Nearly all ovarian cancer patients eventually become resistant to platinum (“Pt”) based chemotherapy leading to treatment failure and poor patient outcomes. We have demonstrated that VAL-083 is active against Pt-resistant ovarian cancer in vitro. However, based on ongoing evaluation and input from our ovarian cancer advisory board, we are reassessing the development of VAL-083 for the treatment of ovarian cancer. We are in the process of evaluating the best path forward in ovarian cancer and are evaluating strategic options, including the potential combination of VAL-083 with PARP inhibitors. At the American Association for Cancer Research (“AACR”) Annual Meeting in 2018 we presented preclinical data showing that VAL-083 can synergize PARP inhibitors in both a BRACA-proficient and -deficient setting.

In addition to our clinical development activities in the United States, pursuant to our collaboration with Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd. (“Guangxi Wuzhou Pharmaceutical Company”), we have provided Guangxi Wuzhou Pharmaceutical Company certain commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. Guangxi Wuzhou Pharmaceutical Company is the only manufacturer presently licensed by the China Food and Drug Administration (“CFDA”) to produce the product for the China market.

We have a broad patent portfolio to protect our intellectual property. Our patent applications claim composition of matter and methods of use of VAL-083 and related compounds, synthetic methods, and quality controls for the manufacturing process of VAL-083. We believe that our portfolio of intellectual property rights provides a defensible market position for the commercialization of VAL-083. In addition, VAL-083 has been granted protection under the Orphan Drug Act by the FDA and the European Medicines Agency (“EMA”) for the treatment of gliomas, including GBM. The FDA has also granted Orphan Drug protection to VAL-083 for the treatment of medulloblastoma and ovarian cancer.

Our corporate development strategy is to advance our drug candidate into multiple clinical studies and then to consider licensing, or acquiring additional product candidates, in order to establish a product pipeline and to position us for long-term sustainability and growth of shareholder value. We believe the experience of our clinical development team will position us to efficiently develop drug candidates that we may acquire, or license, in the future.

We intend to continue to evaluate options for our strategic direction. These options may include raising additional capital, the acquisition of another company and/or complementary assets, our sale, or another type of strategic partnership.

Recent Highlights

•        On April 4, 2019, we announced the formation of a Scientific Advisory Board (“SAB”). Its inaugural members are Drs. Napoleone Ferrara and John de Groot. Dr. John de Groot, Chairman, ad interim of the Department of Neuro-Oncology at the MD Anderson Cancer Center is an expert in glioma biology and angiogenesis which is the key area of clinical development for VAL-083. Dr. Ferrara is a world-renowned molecular biologist whose pioneering work on the identification of VEGF, a signal protein produced by cells that stimulates the formation of blood vessels, led to the development of Genentech Inc.’s Avastin® for the treatment of certain types of cancer, including ovarian cancer and GBM. Dr. Ferrara is also a member of our Board of Directors and he will serve as the SAB’s Chairman. The SAB will work closely with our management team to optimize the development of VAL-083.

•        On February 4, 2019, the Company received a written notice that the Nasdaq Capital Market LLC (“Nasdaq”) had granted the Company an extension until June 25, 2019 to regain compliance with the Minimum Bid Price requirement. During the extension, the Company must remain in compliance with all other listing requirements of Nasdaq.

•        As of March 13, 2019, we have enrolled 47 of the planned 48 patients in our Phase 2, open-label clinical study of VAL-083 in bevacizumab (Avastin®)-naïve, recurrent glioblastoma multiforme (“rGBM”) patients with MGMT-unmethylated status. This study is being conducted at the MDACC in Houston, Texas. The study is designed to determine the impact of VAL-083 treatment on overall survival compared to historical reference control.

•        On April 3, 2019, we announced that the MDACC Institutional Review Board (“IRB”) had approved the addition of up to 35 patients to our recurrent GBM study at a dose of 30 mg/m2. As previously disclosed, we had lowered the dose in this study from 40 mg/m2 to 30 mg/m2 to improve tolerance in this patient population and to maximize overall exposure to VAL-083 thereby increasing the number of cycles of drug patients are able to receive. Upon completion of the initial 48 patients in this study, 13 will have had the 30 mg/m2 dose and 35 will have had the 40 mg/m2. Therefore, potentially adding an additional 35 patients at 30 mg/m2 would result in a total of 48 patients receiving the 30 mg/m2 dose. In addition, the MDACC IRB approved the addition of up to 24 patients in the pre-temozolomide (“TMZ”) maintenance setting. These patients will have had an initial cycle of temozolomide following radiation but will not have yet started subsequent cycles of temozolomide (i.e. maintenance stage TMZ patients). Subject to obtaining financing and all regulatory approvals, we are planning a new study arm that would potentially enroll up to 24 pre-TMZ maintenance stage, MGMT-unmethylated GBM patients.

•        As of February 15, 2019, we have enrolled 15 of the planned up to 30 patients in our Phase 2, open-label clinical study of VAL-083 in newly-diagnosed, MGMT-unmethylated GBM patients being conducted in Guangzhou, China. This study is a single-site study being conducted at Sun Yat-sen University Cancer Center (“SYSUCC”) on newly diagnosed MGMT-unmethylated GBM patients. Patients in this study are being treated with VAL-083 in combination with radiotherapy as a potential alternative to the current standard-of-care chemo-radiation regimen.

•        At the annual meeting of the AACR held March 29 to April 3, 2019, we presented clinical study updates on both of our Phase 2 studies in MGMT-unmethylated GBM patients, as well as, preclinical presentations on VAL-083 in combination with Avastin® and on the potential to overcome major challenges in the treatment of DIPG.

VAL-083 Clinical Studies

We are currently developing VAL-083, a novel DNA-targeting agent for the treatment of GBM and potentially other solid tumors, including ovarian cancer. Our recent research has highlighted the opportunities afforded by VAL-083’s unique mechanism of action and its potential to address unmet medical needs by focusing our development efforts on patients whose tumors exhibit biological features that make them resistant to, or unlikely to respond to, currently available therapies. For example, our research demonstrating VAL-083’s activity in GBM is independent of the MGMT methylation status allows us to focus patient selection based on this important biomarker.

The evaluation of MGMT promotor methylation status has increasingly become common practice in the diagnostic assessment of GBM. In September 2017, the National Comprehensive Cancer Network (“NCCN”) updated guidelines for the standard treatment of GBM based on MGMT methylation status. We believe these recently published guidelines provide for enhanced opportunities for us to capitalize on VAL-083’s unique mechanism of action by utilizing MGMT methylation as a biomarker to optimize patient selection for our novel DNA-targeting agent to target the majority of GBM patients who are diagnosed with MGMT-unmethylated tumors.

Our current priority is to leverage this research and VAL-083’s unique mechanism of action to efficiently advance our drug candidate for the most promising indications, including:

•        MGMT-unmethylated GBM, currently comprising two ongoing separate Phase 2 clinical studies for:

•        rGBM patients (ongoing study at MDACC); and

•        Newly diagnosed GBM patients (ongoing study at Sun Yat-sen University); and

•        Based on published data from our Phase 2 studies being conducted at MDACC and in China, we have identified an additional opportunity in pre-temozolomide maintenance GBM patients, and

•        Potential future indications include ovarian cancer, non-small cell lung cancer (“NSCLC”), and other solid tumor indications.

MGMT-unmethylated GBM

GBM is the most common and the most lethal form of glioma. According to the Central Brain Tumor Registry of the United States, GBM occurs with an incidence of 3.20 per 100,000 person-years. Approximately 13,000 new cases of GBM were diagnosed in the United States and 16,000 in Europe during 2017. Within the GBM patient population, approximately two-thirds of patients are unmethylated with respect to their MGMT status.

Measurement of MGMT (O6-methyl guanine methyltransferase) methylation status has become routine in clinical practice as a biomarker that correlates with resistance to the standard-of-care chemotherapy with temozolomide (Temodar® “TMZ”), and patient outcomes in GBM. Greater than 60% of GBM patients’ tumors are characterized as “MGMT-unmethylated” and exhibit a high expression of MGMT, a naturally occurring DNA-repair enzyme, the activity of which nullifies the chemotherapeutic activity of TMZ. The development of new therapies for MGMT-unmethylated GBM is a significant unmet medical need. Importantly, the most recent update to NCCN guidelines states that the treatment benefit of TMZ is likely to be lower in GBM patients with an unmethylated MGMT promoter, and therefore, allows for withholding of TMZ in the treatment of newly diagnosed GBM patients with MGMT-unmethylated tumors due to lack of efficacy.

We have demonstrated that VAL-083’s anti-tumor mechanism is active independent from the MGMT status in vitro. We believe this suggests the potential of VAL-083 as a replacement for the current standard-of-care chemotherapy, temozolomide, in MGMT-unmethylated GBM. We are therefore utilizing MGMT-methylation status to identify GBM patients who are unlikely to respond to temozolomide and instead treat them with VAL-083.

We believe that our research, in the context of the recent amendment to NCCN guidelines, highlights this unmet need and the opportunity for VAL-083 as a potential new standard-of-care in the treatment of MGMT-unmethylated GBM.

Phase 2 Study in MGMT-unmethylated rGBM in Collaboration with University of Texas MD Anderson Cancer Center

In February 2017, we initiated a biomarker driven, open-label, single-arm Phase 2 study in collaboration with MDACC. This study will enroll up to 48 MGMT-unmethylated GBM patients whose tumors have recurred following treatment with temozolomide. These patients will not have been treated previously with Avastin®. The primary endpoint of the study is overall survival. Safety data from this study will become part of the overall safety dossier to support future filings with the FDA and other regulatory agencies.

As of March 13, 2019, 47 patients had been enrolled in this Phase 2 study. The original starting dose of 40 mg/m2 of VAL-083 on days 1, 2 and 3, of a 21-day cycle, which was based on the results from our previous Phase 1/2 safety study of VAL-083 in patients with recurrent glioma (clinicaltrials.gov identifier: NCT01478178), has continued to demonstrate myelosuppression as the principal side effect of VAL-083, as per prior clinical experience. The safety profile has been well within the existing safety monitoring guidelines described in the present study protocol. However, in consultation with the principal investigator at MDACC, we have amended the protocol for this clinical study to modify the starting dose of VAL-083 to 30 mg/m2 on days 1, 2 and 3, of a 21-day cycle for this specific population previously treated with temozolomide. This modification may improve tolerance in this patient population and maximize overall exposure to VAL-083 thereby increasing the number of cycles of drug patients are able to receive. We have modified the patient screening platelet count, from 100,000/µL to 125,000/µL, for the same reasons.

On April 3, 2019, we announced that MDACC approved the adding of up to 35 patients to the recurrent GBM study at a dose of 30 mg/m2. We had previously lowered the dose in this study from 40 mg/m2 to 30 mg/m2 to improve tolerance in this patient population and maximize overall exposure to VAL-083 thereby increasing the number of cycles of drug patients are able to receive. Upon completion of original 48 patients in this study, 13 will have had the 30 mg/m2 dose and 35 will have had the 40 mg/m2. Therefore, potentially adding an additional 35 patients at 30 mg/m2 would result in a total of 48 patients receiving the 30 mg/m2 dose. We are still determining how many, if any, additional patients will be added at the 30 mg/m2 dose.

It is important for this GBM patient population, which has been heavily pre-treated with temozolomide, to be able to be treated with multiple cycles of VAL-083 without significant hematological toxicities. We believe the modified dose of VAL-083, in addition to the change in patient eligibility platelet counts, should help provide for enhanced patient safety. We believe a positive outcome from this study can establish a position for VAL-083 in the treatment of MGMT-unmethylated rGBM.

Based on current enrollment rates, we are forecasting full enrollment in the second calendar quarter of 2019. Data from this study will be used to help develop potential future clinical study designs with VAL-083 in MGMT-unmethylated rGBM. A detailed description of this study can be found at clinicatrials.gov, Identifier Number: NCT02717962.

As noted above, patients in our current MDACC clinical study have been heavily pre-treated with temozolomide. Based on published data from our MDACC and SYSUCC clinical studies, we believe there is a significant opportunity to treat GBM patients in the pre-temozolomide maintenance stage. These patients will have had an initial cycle of temozolomide following radiation but will not have yet started subsequent cycles of temozolomide (i.e. maintenance stage TMZ patients). The MDACC IRB has approved the addition of up to 24 patients to the pre-TMZ maintenance setting. These patients will have had an initial cycle of temozolomide following radiation but will not have yet started subsequent cycles of temozolomide (i.e. maintenance stage TMZ patients). Subject to obtaining financing and all regulatory approvals, we are planning a new Phase 2 study that would potentially enroll up to 24 pre-TMZ maintenance stage, MGMT-unmethylated GBM patients.

Phase 2 Study in Newly Diagnosed MGMT-unmethylated GBM

In September 2017, we initiated a single arm, biomarker driven, open-label Phase 2 study in newly diagnosed MGMT-unmethylated GBM patients at Sun Yat-sen University Cancer Center (SYSUCC) in Guangzhou, China. The study is being conducted under our collaboration agreement with Guangxi Wuzhou Pharmaceutical Company.

In this Phase 2 study, VAL-083 is being combined with radiotherapy as a potential replacement for standard-of-care chemoradiation with temozolomide in patients with MGMT-unmethylated GBM. One goal of the study will be to confirm the safety of the three-day VAL-083 dosing regimen in combination with radiotherapy and to investigate outcomes of the combination of VAL-083 and radiotherapy in MGMT-unmethylated GBM patients.

We plan to enroll up to 30 newly-diagnosed, MGMT-unmethylated GBM patients in this study. The efficacy endpoints of the study include tumor response, as assessed by the Response Assessment in NeuroOncology (“RANO”), and progression-free survival (“PFS”), progression-free survival at six months (“PFS6”), and overall survival (“OS”), compared to historical results in the target population. The study is being conducted in two parts: (1) Dose-confirmation: VAL-083 in cohorts (20, 30 and 40 mg/m2/day IV daily x 3 every 21 days) to assess safety and activity when administered concurrently with x-ray therapy (“XRT”) to confirm the maximum tolerated dose (“MTD”), and (2) Expansion: VAL-083 will be studied in up to 20 additional patients at the target dose, as determined by the dose-confirmation part of the study, administered concurrently with XRT. Assessments of safety and tolerability will be used to support further clinical development of VAL-083 in combination with radiotherapy. Pharmacokinetic assessments of VAL-083 in plasma and cerebral spinal fluid (“CSF”) will be used to correlate drug exposure in the central nervous system with patient outcomes.

Dose confirming cohorts studying 20, 30, and 40 mg/m2/day x three every 21 days have been completed. Based on the dose confirmation phase of the study, we have selected 30 mg/m2 for combination with irradiation for the treatment of newly-diagnosed MGMT-unmethylated GBM patients.

As of February 15, 2019, 15 patients have been enrolled in this study. The Company is pleased to report that for the 15 patients enrolled to February 15, 2019, 11 have completed their prospectively planned Magnetic Resonance Imaging (MRI) scans and have had their initial assessment for tumor progression. Tumor progression is based on the study investigator’s clinical and radiologic assessment, according to the RANO criteria. Of these 11 patients, five were assessed by the Principal Investigator as having a “Complete Response”, three of whom were based on significant tumor shrinkage, and two of whom were based on their tumors continuing to remain “below measurable level” from post-surgery baseline MRI to post-cycle 3 MRI. Additionally, six patients were assessed as having “Stable Disease.” Of the remaining four patients, one died prior to their post-cycle 3 MRI and three have not been on study long enough to reach their planned post-cycle 3 MRI. As of the February 15, 2019 data cutoff, 12 of the 15 enrolled patients are still alive. Similar to prior experience, myelosuppression has been the most common adverse event observed. Two dose-limiting toxicities have been reported (thrombocytopenia) — one at the 40 mg/m2/day dose and one at the 30 mg/m2/day dose.

Through our research, and that of the NCI, we have previously demonstrated that VAL-083 crosses the blood brain barrier. New preliminary data from the SYSUCC study indicate that the concentration of VAL-083 is generally higher in CSF than in plasma at two hours post-infusion.

Concentration of VAL-083 — Two Hours Post Dose

Ovarian Cancer

In April 2016, the FDA granted orphan drug designation for the use of VAL-083 in the treatment of ovarian cancer.

In September 2017, we filed an IND for the use of VAL-083 in ovarian cancer, along with a protocol for a Phase 1/2, open-label, multicenter, study of VAL-083 in patients with Recurrent Platinum Resistant Ovarian Cancer (the REPROVe study).

The FDA has allowed this study to begin enrolling patients, but based on ongoing evaluation and input from our ovarian advisory board, we are reassessing the ovarian cancer program. We are in the process of evaluating the best path forward in ovarian cancer and are looking at various strategic options including combination with PARP inhibitors.

Fast Track Designation

In December 2017, the FDA granted Fast Track designation for VAL-083 in rGBM.

Fast Track designation is designed to expedite the review of drugs that show promise in treating life-threatening diseases and address unmet medical needs, with the goal of getting new treatments to patients earlier. Fast Track designation provides sponsors with an opportunity for increased frequency for communication with the FDA to ensure an optimal development plan and to collect appropriate data needed to support drug approval. Additional benefits of the Fast Track designation may include an Accelerated Approval, a Priority Review, and a Rolling Review. Accelerated Approval is granted to drugs that demonstrate an effect on a surrogate, or intermediate endpoints, reasonably likely to predict clinical benefit. Priority Review shortens the FDA review process for a new drug from ten months to six months and is appropriate for drugs that demonstrate significant improvements in both safety and efficacy of an existing therapy. Rolling Review provides a drug company the opportunity to submit completed sections of its New Drug Application (“NDA”) for review by the FDA. Typically, NDA reviews do not commence until the drug company has submitted the entire application to the FDA. Through the Fast Track designation, the FDA attempts to ensure that questions raised during the drug development process are resolved quickly, often leading to earlier approval and increased access for patients.

Current Treatments for Gliomas and Glioblastoma Multiforme

Gliomas are a type of Central Nervous System (“CNS”) tumor that arises from glial cells in the brain or spine. Glial cells are the cells surrounding nerves. Their primary function is to provide support and protection for neurons in the CNS.

GBM is the most common and the most lethal form of glioma. According to the Central Brain Tumor Registry of The United States, GBM occurs with an incidence of 3.20 per 100,000 person-years. Approximately 13,000 new cases of GBM were diagnosed in the United States and 16,000 in Europe during 2017.

Common symptoms of GBM include headaches, seizures, nausea, weakness, paralysis and personality or cognitive changes such as loss of speech or difficulty in thinking clearly. GBM progresses quickly and patients’ conditions deteriorate rapidly progressing to death. The outlook for GBM patients is generally poor. The overall median survival in newly diagnosed GBM patients with best available treatments is less than 15 months, and two-year and five-year survival rates are approximately 30% and 10%, respectively. Median overall survival in newly-diagnosed, unmethylated GBM patients is 12.2 months.

In September 2017, the National Comprehensive Cancer Network (“NCCN”), updated treatment guidelines for GBM. The recommended treatment regimen for GBM includes surgical resection to remove as much of the tumor as possible (“debulking”) followed by radiotherapy with concomitant and adjuvant chemotherapy with temozolomide with or without tumor treating fields (“TTF”). GBM patients whose tumors exhibit an unmethylated promotor for the gene encoding the DNA repair enzyme MGMT, a biomarker correlated with resistance to temozolomide, may be treated with radiation alone following surgery.

Patients with an unmethylated MGMT promotor have high levels of MGMT, a naturally-occurring DNA repair enzyme that repairs tumor-fighting lesions induced by TMZ thus allowing a patient’s tumor to continue to grow despite treatment which leads to poor outcomes. Measurement of MGMT methylation status has become routine in clinical practice as biomarker that correlates with response to TMZ and patient outcomes in GBM.

Probability of GBM Patient Survival Correlated to Expression of MGMT Enzyme
(Unmethylated promoter = High MGMT Expression and Significantly Shorter Survival)

Probability of Overall Survival (96)
100
90
80
70
60
50
40
30
20
10
0
Unmethylated
MGMT
promoter
Methylated
MGMT
promoter
P<0.001
0
6
12
18
24
30
36
42
Months

Hegi et al NEJM,

2005

TTF (Optune®) is a non-invasive technique for adults with GBM. TTF uses alternating electrical fields to disrupt tumor cell division, or cause cell death, thereby preventing the tumor from growing or spreading as quickly. A clinical study reported that GBM patients treated with TTF combined with TMZ experienced longer survival than those treated with TMZ alone.

The majority of GBM patients’ tumors recur within 6 – 12 months of initial treatment. Experimental therapy through clinical studies is recommended under NCCN guidelines for eligible patients. NCCN guidelines also recommend treatment with systemic chemotherapy, such as lomustine (“CCNU”). For patients who are eligible for additional surgical debulking, local chemotherapy with carmustine (“BCNU”) wafers may be employed. CCNU and BCNU target the same DNA-site as TMZ and are also subject to MGMT-related resistance.

Avastin (Avastin®, an anti-VEGF antibody) recently received full approval in the US, Canada, Australia, and Japan as a single agent for patients with recurrent GBM following prior therapy. Avastin carries an FDA “black-box warning” related to severe, sometimes fatal, side effects such as gastrointestinal perforations, wound healing complications and hemorrhage. There are no data demonstrating an improvement in disease-related symptoms or increased survival for GBM patients treated with Avastin.

Recurrent GBM patients, especially those whose tumors progress following treatment with Avastin, have limited or no treatment options and a very poor prognosis. According to published literature, the median survival for GBM patients whose tumors progress following Avastin is less than five months.

VAL-083 Mechanism of Action and the Opportunity in the Treatment of Cancer

Chemotherapy forms the basis of treatment in nearly all cancers. We believe that VAL-083 may be effective in treating tumors exhibiting biological features that cause resistance to currently available chemotherapy, particularly for patients who have failed, or become resistant to, other treatment regimens.

Based on published research and our own data, the cytotoxic functional groups, and the mechanism of action of VAL-083 are functionally different from alkylating agents commonly used in the treatment of cancer. VAL-083 has previously demonstrated activity in cell-lines that are resistant to other types of chemotherapy. No evidence of cross-resistance has been reported in published clinical studies.

Our research suggests that VAL-083 attacks cancer cells via a unique mechanism of action which is distinct from other chemotherapies used in the treatment of cancer. Our data indicate that VAL-083 forms inter-strand crosslinks at the N7 position of guanine on the DNA of cancer cells. Our data also indicate that this crosslink forms rapidly and is not easily repaired by the cancer cell resulting in cell-cycle arrest and lethal double-strand DNA breaks in cancer cells. VAL-083 readily crosses the blood brain barrier. Published preclinical and clinical research demonstrate that VAL-083 is absorbed more readily in tumor cells than in normal cells.

In vitro, our data also demonstrate that VAL-083’s distinct mechanism may be able to overcome drug resistance against a range of cancers. For example, VAL-083 is active against MGMT-unmethylated GBM cells which are resistant to treatment with temozolomide and nitrosoureas. VAL-083 also retains a high level of activity in p53 mutated non-small cell lung cancer (“NSCLC”), ovarian cancer and medulloblastoma cell lines that are resistant to platinum-based chemotherapy.

Importantly, clinical activity against each of the tumors mentioned above was established in prior NCI-sponsored Phase 2 clinical studies. We believe that these historical clinical data and our own research support the development of VAL-083 as a potential new treatment for multiple types of cancer.

The main dose-limiting toxicity (“DLT”) related to the administration of VAL-083 in previous NCI-sponsored clinical studies and our own clinical studies is myelosuppression, particularly thrombocytopenia. Myelosuppression, including thrombocytopenia, is a common side effect of chemotherapy. Myelosuppression is the decrease in cells responsible for providing immunity, carrying oxygen, and causing normal blood clotting. Thrombocytopenia is a reduction in platelet counts which assist in blood clotting. Modern medicine allows for better management of myelosuppressive side effects. We believe this offers the potential opportunity to improve upon the drug’s already established efficacy profile by substantially increasing the dose of VAL-083 that can be safely administered to cancer patients.

There is no evidence of lung, liver, or kidney toxicity even with prolonged treatment by VAL-083. Data from the Chinese market where the drug has been approved for more than 15 years supports the safety findings of the NCI studies.

VAL-083 Historical Data

VAL-083 is first-in-class DNA targeting agent that readily crosses the blood-brain-barrier. Data from prior NCI-sponsored clinical studies with VAL-083 demonstrate activity against GBM and other CNS tumors. In general, historical NCI-sponsored studies demonstrate that tumor regression in brain cancer was achieved in 40% of patients treated and stabilization was achieved in an additional 20% to 30% of brain tumor patients following treatment with VAL-083. In these studies, VAL-083 demonstrated statistically significant improvement in the median survival of high-grade glioma brain tumors, including GBM when combined with radiation versus radiation alone (p < 0.05) with results similar, or superior to, other chemotherapies approved for the treatment of GBM.

A Summary of Published Data adapted from Separate Sources Comparing the Efficacy of VAL-083 and Other Therapies in the Treatment of GBM

	Comparative Therapy		Median Survival Benefit vs.
Chemotherapy	Radiation (XRT) Alone	Radiation + Chemotherapy	XRT alone
VAL-083 (Eagan 1979)	8.4 months	16.8 months	8.4 months
Temozolomide (Temodar®) (Stupp 2005)	12.1 months	14.6 months	2.5 months
Lomustine (CCNU) (Walker 1976)	11.8 months	13 months	1.2 months
Carmustine (BCNU) (Reagan 1976)	10 months	12.5 months	2.5 months
Semustine (ACNU) (Takakura 1986)	12 months	14 months	2.0 months

VAL-083 is Active Independent of MGMT

We have presented data at several peer reviewed meetings demonstrating that VAL-083 is active independent of MGMT resistance in GBM cell lines and other CNS tumor cells. Our research, along with that of others, demonstrates that VAL-083’s unique cytotoxic mechanism forms DNA cross-links at the N7 position of guanine and retains cytotoxic activity independent of MGMT expression in vitro. Our studies demonstrate that VAL-083 has more potent activity against brain tumor cells in comparison to TMZ and overcomes resistance associated with MGMT, suggesting the potential to surpass the current standard-of-care in the treatment of GBM.

A Summary of Our Data Demonstrating that VAL-083’s Anti-Tumor Mechanism is Distinct from, and can
Overcome, MGMT-Related Chemo resistance in the Treatment of GBM

In addition, historical NCI clinical study data and our own research support the activity of VAL-083 as a potentiator of radiotherapy. Radiotherapy in combination with temozolomide is the current standard of care in the treatment of newly diagnosed GBM. Our research demonstrates that temozolomide and radiotherapy are ineffective against GBM cells exhibiting a high expression of MGMT, whereas VAL-083 potentiates the tumor-killing effect of radiation independent of MGMT expression. Furthermore, the combination of VAL-083 and radiation has been demonstrated to be active against GBM cancer stem cells (“CSCs”) in vitro. CSCs are often resistant to chemotherapy and form the basis for tumor recurrence and metastasis. GBM CSCs display strong resistance to TMZ, even where MGMT expression is low. However, our data demonstrates that GBM CSCs are susceptible to VAL-083 independent of MGMT expression.

A Summary of Our Data Demonstrating that VAL-083 Maintains Activity in Both Temozolomide-resistant GBM Cell Lines and Matched Cancer Stem Cells and Potentiates Radiotherapy

We believe that VAL-083’s more potent activity against brain tumor cells in comparison to TMZ, VAL-083’s ability to overcome MGMT-mediated resistance, and its activity against GBM CSCs suggests the potential of VAL-083 to surpass the current standard-of-care in the treatment of GBM.

Phase 1 – 2 Clinical Study Overview and Summary of Results

In an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics, and anti-cancer activity of VAL-083, we enrolled forty-eight GBM patients whose disease progressed following prior treatment with temozolomide and Avastin. The study was conducted at five centers in the United States: the Mayo Clinic in Rochester, Minnesota; the Brain Tumor Center at University of California, San Francisco; the Sarah Cannon Cancer Research Center in Nashville, Tennessee and Denver, Colorado; and the SCRI affiliate site at the Florida Cancer Specialist Research Institute in Sarasota, Florida.

Patients received VAL-083 on days 1, 2 and 3 on a 21-day treatment cycle. The Phase 1 portion of the study involved dose escalation cohorts until a maximum tolerated dose (“MTD”) was established at 40mg/m2. A further 14-patient, Phase 2 expansion was then enrolled at the MTD to gather further safety data at our chosen therapeutic dose and to further explore the outcomes in this patient population.

In May 2016, we held an end of Phase 2 meeting with the FDA in which we discussed with the FDA the design of a Phase 3, registration-directed clinical program for VAL-083 in refractory GBM. Based on the input we received from the FDA, the agency confirmed that it would consider the totality of data available, including data obtained from our other planned clinical studies in related GBM populations, when assessing the NDA. The FDA also noted that we may be able to rely on prior NCI studies and historical literature to support nonclinical data required for an NDA filing under a 505(b)(2) strategy which allows a sponsor to rely on already established safety and efficacy data in support of an NDA.

In summary, the data from our previous Phase 1/2 study are as follows:

Safety and Tolerability

In the Phase 1 dose escalation regimen, no serious adverse events (“SAE”) related to VAL-083 were encountered at doses up to 40 mg/m2/day.

Increasing frequency of, and higher grade, hematologic toxicities were observed at doses above 40 mg/m2/day. Consistent with the published literature, the observed dose limiting toxicity for VAL-083 is primarily thrombocytopenia (low platelets). Observed platelet nadir occurred at approximately day 18, and recovery was rapid and spontaneous following treatment.

Based on Phase 1 observations, fourteen additional patients were enrolled in a Phase 2 expansion cohort at 40mg/m2, which was established as the MTD. Consistent with Phase 1, the dose of VAL-083 of 40 mg/m2 on days 1, 2 and 3 of a 21-day cycle was generally well tolerated in Phase 2. At this dose, one subject previously treated with CCNU, a nitrosourea agent, reported severe (Grade 4) thrombocytopenia. As a result of this observation, the protocol inclusion criterion for platelet count was increased from 100,000/μL to 150,000/μL for patients receiving prior nitrosoureas within 12 weeks preceding enrollment. No other dose limiting toxicities were observed.

VAL-083 Safety Observations from Phase 1/2 Clinical Study

Hematologic parameter and CTCAE grade	dose	≤30 mg/m2		40 mg/m2		45 mg/m2		50 mg/m2
	n =	20		17		4		7
Anemia	≤G2	11	55%	2	12%	2	50%	6	86%
	G3	2	10%	—	0%	—	0%	—	0%
	G4	—	0%	—	0%	—	0%	—	0%

Leukopenia	≤G2	5	25%	2	12%	—	0%	5	71%
	G3	1	5%	—	0%	—	0%	3	43%
	G4	—	0%	—	0%	2	50%	—	0%

Neutropenia	≤G2	4	20%	—	0%	—	0%	—	0%
	G3	—	0%	—	0%	—	0%	3	43%
	G4	—	0%	—	0%	2	50%	1	14%

Thrombocytopenia	≤G2	9	45%	3	18%	—	0%	3	43%
	G3	—	0%	—	0%	1	25%	3	43%
	G4	—	0%	1	6%	2	50%	1	14%

DLT Observed		nil		1		2		2

Doses Achieved

Based the results of our Phase 1/2 study, we confirmed that we achieved doses of VAL-083 that are higher than were utilized in the original published NCI-sponsored clinical studies. A summary in comparison to the NCI’s historical regimen is as follows:

Dosing Regimen & Study	Single Dose	Acute Regimen (single cycle)	Comparative Cumulative Dose (@ 35 days)	Dose Intensity (dose per week)
NCI GBM historical regimen (Eagan et al) daily x 5 q 5wks (cycle = 35 days)	25 mg/m2	x5 days = 125 mg/m2	125 mg/m2	25 mg/m2/wk.
DelMar VAL-083 achieved regimen daily x 3 q 3wks (cycle = 21 days)	40 mg/m2	x 3 days = 120 mg/m2	240 mg/m [2]	40 mg/m2/wk.

Daily x 5 q 5wks refers to a dosing regimen of once per day for five consecutive days every five weeks (35-day cycle); while daily x 3 q 3wks refers to a dosing regimen of once per day for three consecutive days every three weeks (21-day cycle).

Our achieved dosing regimen increased the amount of VAL-083 delivered to the CNS over historical regimens without increased toxicity. Thus, our regimen achieved both a higher maximum concentration and higher overall exposure, which we believe may increase the likelihood of successful treatment outcomes in glioblastoma and other brain tumors.

Based on our ongoing Phase 2 study at MDACC, we believe that the safety profile of the 40 mg/m2 is within the existing safety monitoring guidelines described in the present study protocol. However, in consultation with the principal investigator at MDACC, we have amended the protocol for the study to modify the starting dose of VAL-083 to 30 mg/m2 on days 1, 2 and 3, of a 21-day cycle for this specific study population which has been previously treated with temozolomide. We believe this modification may improve tolerance in this patient population and maximize overall exposure to VAL-083 thereby increasing the number of cycles of drug patients are able to receive. The 30 mg/m2 dosing regimen is 20% over the historical regimen.

Pharmacokinetics

Pharmacokinetic (“PK”) analyses showed dose-dependent linear systemic exposure with a short (1-2h) plasma terminal half-life; average Cmax at 40 mg/m2/day was 781 ng/mL (5.3µM). The observed PK profile is comparable to published literature. Prior NCI-sponsored studies demonstrated that VAL-083 readily crosses the blood brain barrier and has a long (>20 hour) half-life in the CNS.

We believe that this PK profile is optimal for the treatment of brain tumors: A long CNS half-life is expected to maximize exposure of the drug in the brain increasing the likelihood of successful treatment outcomes, while a short plasma half-life is desirable to minimize systemic side effects.

Observed pharmacokinetics from VAL-083 Phase 1 clinical study dose vs. AUC

1200
1000
800
600
400
200
0
AUC (h*ng/mL)
AUC (h*ng/mL)
y = 24.484x - 51.624
R² = 0.9474
0
10
20
30
40
50
Dose (mg/m²)

Based on observed and previously published pharmacokinetics, we believe that therapeutic doses equal to, or above, 20 mg/m2 daily on days 1, 2 and 3 of a 21-day cycle should deliver sufficient levels of VAL-083 to brain tumors to achieve a therapeutic benefit. We are currently using a dose of 30 mg/m2 daily on days 1, 2 and 3 of a 21-day cycle in our two Phase 2 studies that are currently ongoing.

MGMT & IDH1

High expression of MGMT and wild-type form of the enzyme isocitrate dehydrogenase (“IDH1”) have been previously shown to be diagnostic markers that correlate with resistance to currently available chemotherapies (e.g. temozolomide or nitrosourea) in the treatment of GBM and poor patient outcomes. Measurement of these biomarkers has become routine in clinical practice.

Notably, we have previously demonstrated that VAL-083’s anti-tumor mechanism is active independent from the MGMT status in vitro. We believe we will ultimately be able to use such biomarkers in a prognostic fashion to select the patients most likely to respond to treatment as we expand the clinical development of VAL-083.

Biomarker	Observation in Phase 1/2 clinical study
High MGMT (n=19)	84%
IDH-WT (n=11)	90%

Tumor Response and Outcomes

GBM patients in our Phase 1/2 clinical study were not re-resected prior to treatment with VAL-083 and therefore had a growing recurrent GBM tumor at the time of enrollment. Patients were monitored for tumor response by MRI.

Consistent with un-resected GBM, median progression free survival (“PFS”) was short at 1.2 months (range: 0.2 – 20.1 months). Five GBM patients treated with VAL-083 were reported to have stable disease as their best response following treatment; the remainder reported progressive disease.

Disease progression is typical in a refractory GBM population with non-resected tumors. However, we believe that slowed progression may provide meaningful clinical benefit in this patient population through prolonged overall survival and improved quality of life.

According to published literature, GBM patients failing Avastin have a poor prognosis with expected survival under five months.

Analysis of twenty-two patients receiving an assumed therapeutic dose of VAL-083 (≥20mg/m2) demonstrated median survival of 8.35 months following Avastin failure.

VAL-083 compared to published literature

Reference	Post Avastin Salvage Therapy	Median Survival following Avastin Failure
Shih (2016)	VAL-083	8.35 months
Rahman (2014)	nitrosourea	4.3 months
Mikkelson (2011)	TMZ + irinotecan	4.5 months
Lu (2011)	dasatinib	2.6 months
Reardon (2011)	etoposide	4.7 months
Reardon (2011)	TMZ	2.9 months
Iwomoto (2009)	various	5.1 months

While recognizing these data are representative of a relatively small, non-controlled Phase 1/2 clinical study, we believe these outcomes support the potential of VAL-083 to offer meaningful clinical benefit to GBM patients who have failed Avastin, compared to currently available therapy.

VAL-083 Historical Data and Our Research in Ovarian Cancer

Ovarian cancer is the fifth most common cancer in women and is the leading cause of death among women diagnosed with gynecological malignancies. In 2016, approximately 22,300 women in the US were diagnosed with ovarian cancer and 14,300 died from their disease.

Without treatment, ovarian cancer spreads within the pelvic region and metastasizes to distant sites such as the lungs, liver, spleen and, rarely, the brain. The initial symptoms of ovarian cancer such as abdominal bloating, indigestion, pelvic pain, or nausea are often attributed to symptoms caused by a less serious condition. Therefore, in most cases, ovarian cancer is not diagnosed until it has progressed to an advanced stage when it is no longer possible to surgically remove all tumor tissue.

When diagnosed at an advanced stage the 5-year survival rate is less than 40%. Women with ovarian cancer receive chemotherapy following surgery to treat residual disease.

VAL-083’s activity against ovarian epithelial adenocarcinoma (“OEA”) and squamous cell carcinoma of the cervix (“SCC”) was reported in prior NCI-sponsored clinical studies. Importantly, NCI-researchers recommended VAL-083 for further advanced studies in the treatment of ovarian cancer.

Pt-based chemotherapy is employed in the treatment of nearly 50% of all cancer patients and is employed in the treatment regimen of nearly all advanced-stage ovarian cancer patients. Ovarian cancer patients whose tumors are sensitive to Pt-based chemotherapy have the most favorable outcome. Recently, the approval of PARP inhibitors in the treatment of ovarian cancer patients demonstrated improved outcomes, particularly patients whose tumors remain sensitive to Pt-based treatments.

Pt-based chemotherapies function by causing extensive damage to a cancer cell’s DNA. Cancer cells are adept at overcoming DNA damage or employing mechanisms to repair DNA damage induced by Pt-based chemotherapy. One of the most common obstacles to DNA-damaging chemotherapy is mutations to a gene called p53. Cellular processes governed by the p53 gene are critical in assessing DNA damage and determining if a cell should cease from dividing or self-destruct. When p53 does not function properly, cancer cells continue to divide despite the treatment with DNA-damaging chemotherapy, making these drugs ineffective and leading to treatment resistance. This occurs in nearly all cases of the most difficult ovarian cancer to treat — high grade serous ovarian cancer (HGSOC) — which accounts for up to 70% of ovarian cancer cases and approximately 90% of ovarian cancer deaths. P53 mutations are associated with resistance to Pt-based chemotherapy, which leads to treatment failure and increased mortality. Solving this problem is a major goal in the development of new treatments for ovarian cancer.

Unfortunately, the development of resistance to Pt-based agents is nearly inevitable, leading to disease recurrence and increased mortality. Ultimately, most women with advanced ovarian cancer develop recurrent disease with progressively shorter disease-free intervals. Those whose tumors recur within 6 months of Pt-based therapy are considered Pt-resistant/refractory and have a very poor prognosis.

The response rate to second line therapy for Pt-resistant ovarian cancer patients is in the 10-15% range and overall survival is approximately 12 months. The development of new chemotherapies and targeted agents to overcome Pt resistance in ovarian cancer is a significant unmet medical need.

We have presented data demonstrating that VAL-083’s distinct mechanism of action allows activity in tumors that are resistant to other therapies. We have shown that cytotoxicity of VAL-083 against ovarian cancer is independent of sensitivity to cisplatin or p53 status in vitro. We have demonstrated that VAL-083 is active in Pt-resistant ovarian cells harboring a range of p53-mutations.

Our research has demonstrated that VAL-083 not only overcomes Pt resistance, but the combination of VAL-083 with Pt-based chemotherapy displays synergy in multiple models in vitro and in vivo. This further suggests a distinct mechanism of action and potential use as part of a VAL-083/Pt-combination therapy.

The combination of VAL-083 with either cisplatin (A) or oxaliplatin (B) in the human H460 (WT p53) NSCLC model demonstrated significant super additivity (p≤0.05) and/or synergism (CI<1) for both combinations. This cytotoxic effect of VAL-083 in combination with either platinum drug was observed also in A549 (WT p53) and H1975 (mutant p53) NSCLC cells, independently of p53 status (not shown). Data, where applicable, are shown as mean ± SE; N=7.

While Pt-based chemotherapy is the standard treatment for ovarian cancer, PARP inhibitors have recently provided a new treatment option for a subset of patients with platinum-sensitive recurrent ovarian cancer. VAL-083 also demonstrates synergistic activity with certain PARP inhibitors, including olaparib (Lynparza) and talazoparib in vitro, suggesting VAL-083 may have utility in the treatment of ovarian cancer in combination with PARP inhibitors.

We believe that these data demonstrate the potential of VAL-083 to treat platinum-resistant ovarian cancers as a single-agent against platinum-resistant tumors in combination with platinum-based chemotherapeutic regimens or in combination with PARP inhibitors.

Other Indications for VAL-083 — Potential Future Opportunities

VAL-083 in Lung Cancer

Lung cancer is a leading cause of cancer death around the world and effective treatment for lung cancer remains a significant global unmet need despite advances in therapy. Incidence of lung cancer in the United States is approximately 47 per 100,000 with the majority (85%) being NSCLC, the most common type of lung cancer. Globally, the market for lung cancer treatment may exceed $24 billion by 2033 according to a report published by Evaluate Pharma.

The activity of VAL-083 against solid tumors, including lung cancer, has been established in both preclinical and human clinical studies conducted by the NCI. DelMar has developed new nonclinical data to support the utility of VAL-083 in the modern treatment of lung cancer. In an established murine xenograft model of NSCLC, the activity of VAL-083 was compared to standard platinum-based therapy with cisplatin against human NSCLC cell lines A549 (TKI-sensitive) and H1975 (TKI-resistant). In the study, VAL-083 demonstrated superior efficacy and safety in the treatment of TKI-susceptible (A549) tumors and in TKI-resistant (H1975) tumors.

Central Nervous System Metastases of Solid Tumors

The successful management of systemic tumors by modern targeted therapies has led to increased incidence of mortality due to CNS metastases of lung cancer and other solid tumors. In June 2013, we split our Phase 1/2 clinical study protocol into two separate studies: one focusing solely on refractory GBM and the other focusing on secondary brain cancers caused by other tumors that have spread to the brain.

Based on historical clinical activity and our own research, we believe that VAL-083 may be suitable for the treatment of patients with CNS metastases who currently have limited treatment options. Subject to the availability of financial and operating resources, we plan to develop a separate protocol for the continued exploration of VAL-083 in patients with secondary brain cancer caused by a solid tumor spreading to the brain.

Pediatric Brain Tumors

Tumors of the brain and spine make up approximately 20 percent of all childhood cancers and they are the second most common form of childhood cancer after leukemia.

The activity of VAL-083 against childhood and adolescent brain tumors has been established in both preclinical and human clinical studies conducted by the NCI. We have presented data indicating that VAL-083 offers potential therapeutic alternatives for the treatment of pediatric brain tumors including SHH-p53 mutated medulloblastoma. In March 2016, the FDA granted orphan drug designation for the use of VAL-083 in the treatment of medulloblastoma. Subject to the availability of resources, we intend to collaborate with leading academic researchers for the continued exploration of VAL-083 as a potential treatment of childhood brain tumors.

Additional Indications for VAL-083

In historical studies sponsored by the NCI in the United States, VAL-083 exhibited clinical activity against a range of tumor types including central nervous system tumors, solid tumors, and hematologic malignancies. We have established new nonclinical data supporting the activity of VAL-083 in different types of cancer that are resistant to modern targeted therapies and we believe that the unique cytotoxic mechanism of VAL-083 may provide benefit to patients in a range of indications. We intend to continue to research these opportunities, and if appropriate, expand our clinical development efforts to include additional indications.

VAL-083 Target Markets

DNA-targeting agents such as alkylating agents or platinum-based chemotherapy form the mainstay of chemotherapy treatments used in the treatment of cancers. For example, TMZ had peak annual sales of $1.1 billion in 2010, while bendamustine, had peak annual sales of $0.8 billion in 2014.

Our product candidate, VAL-083, is a first-in-class DNA targeting agent with a novel mechanism of action. VAL-083’s anti-cancer activity was established in a range of tumor types in prior NCI-sponsored clinical studies. Based on this novel mechanism, we have demonstrated that the anti-cancer activity is maintained against tumor cells that are resistant to other DNA-targeting agents. We believe this positions VAL-083 as a potential chemotherapy-of-choice for patients whose tumors are resistant to current standard-of-care chemotherapy in orphan and major cancer indications.

Our ongoing research and development activities are focused on indications where VAL-083 demonstrated promising activity in prior NCI-sponsored studies and where our research suggests an opportunity to address significant unmet medical needs due to the failure of existing treatments.

VAL-083 target markets	2024 Estimated Global Sales
Glioblastoma multiforme (GBM)	$1.5 B
Ovarian Cancer	$4.2 B
Non-small cell lung cancer (NSCLC)	$32.6 B
Source: Evaluate Pharma

Glioblastoma Multiforme

GBM is the most common and the most lethal form of glioma. According to the Central Brain Tumor Registry of The United States, GBM occurs with an incidence of 3.20 per 100,000 person-years. Approximately 13,000 new cases of GBM were diagnosed in the United States and 16,000 in Europe during 2017.

Newly diagnosed patients suffering from GBM are initially treated through invasive brain surgery, although disease progression following surgical resection is nearly 100%. Temozolomide (Temodar®) in combination with radiation is the front-line therapy for GBM following surgery. Global revenues of branded Temodar reached $1.1 billion in 2010. Approximately 60% of GBM patients treated with Temodar® experience tumor progression within one year. Median overall survival in newly-diagnosed, unmethylated GBM patients is 12.2 months.

Bevacizumab (Avastin®) has been approved for the treatment of GBM in patients failing Temodar®. In clinical studies, approximately 20% of patients failing Temodar® respond to Avastin® therapy and no improvement in median survival was reported.

The market for refractory (Avastin-failed) GBM is limited to those jurisdictions where Avastin is approved for the treatment of GBM. The United States, Canada, Australia, Japan and Switzerland represent the major markets where Avastin is used in the treatment of GBM.

Ovarian Cancer

The American Cancer Society estimates that approximately 22,000 women will receive a new diagnosis of ovarian cancer and approximately 14,000 women will die from ovarian cancer in the United States each year. Ovarian cancer ranks fifth in cancer deaths among women, accounting for more deaths than any other cancer of the female reproductive system.

The potential of VAL-083 in the treatment of ovarian cancer has been established in prior NCI-sponsored clinical studies and by our recent research. The FDA has granted orphan drug status to VAL-083 as a potential treatment for ovarian cancer and we have recently received notice of allowance for our IND to initiate a Phase 1-2 clinical study to investigate the safety and effectiveness of VAL-083 in patients with recurrent platinum resistant ovarian cancer (VAL-083 REPROVe study).

Ovarian cancers are commonly treated with a platinum-based chemotherapy regimen. Initial tumor response rates are relatively high. However, the development of resistance to Pt-based chemotherapy in ovarian cancer patients is nearly inevitable. Our research suggests that VAL-083 may offer a potential treatment option for ovarian cancer patients who are resistant to platinum-based chemotherapy and as a potential combination therapy with other agents. We believe the profile of VAL-083 offers the potential to capture meaningful market share in the multi-billion ovarian cancer market.

Lung Cancer

Lung cancer is the most common cancer in the world with 1.8 million cases in 2012, representing 13% of all cancers. According to the American Lung Association, lung cancer is the leading cancer killer in both men and women in the U.S. During 2018, an estimated 234,030 new cases of lung cancer were expected to be diagnosed.

The potential of VAL-083 in the treatment of NSLSC has been established in both human clinical studies conducted by the NCI and by the drug’s commercial approval in China. We believe the profile of VAL-083 offers the potential to capture meaningful market share in the multi-billion NSCLC market.

VAL-083 Manufacturing

VAL-083 is a small-molecule chemotherapeutic. Chemical synthesis of the active pharmaceutical ingredient (“API”) was initially established by the NCI. We have made improvements to this process and have obtained patents on these improvements. The current manufacturing process involves fewer than five synthetic steps.

VAL-083 drug product is a lyophilized (freeze-dried) formulation that is reconstituted for intravenous injection. We anticipate that overall cost of goods for an eventual commercial product will be similar to other injectable, small-molecule pharmaceuticals.

Until recently, supply of VAL-083 for our clinical studies has been provided through our collaboration with Guangxi Wuzhou Pharmaceutical Company. Guangxi Wuzhou Pharmaceutical Company as a manufacturer has established a commercial-scale manufacturing process based on the North American process originally developed for the NCI that has been licensed by the CFDA for commercial supply of VAL-083 in China. However, to-date, they have not achieved the quality of systems necessary to meet FDA manufacturing standards.

To address the need to meet FDA standards, we have engaged third-party contract manufacturers with the capabilities to establish the processes, procedures and quality systems necessary to meet U.S., Canadian, E.U. and other international manufacturing requirements in accordance with Good Manufacturing Practice (“cGMP”) regulations. We have now received drug supply manufactured under full cGMP conditions. We intend to use this drug supply for all future clinical studies.

We have developed and patented certain intellectual property related to quality controls that are used in the release of VAL-083 for our clinical studies in the United States. This intellectual property is also required for product release under CFDA guidelines and we have granted access to our intellectual property for this purpose.

Research & Development Collaborations

Guangxi Wuzhou Pharmaceutical Company

Pursuant to a memorandum of understanding and collaboration agreement, dated October 25, 2012, we have established a strategic collaboration with Guangxi Wuzhou Pharmaceutical Company, a subsidiary of publicly traded Guangxi Wuzhou Zhongheng Group Co., Ltd. (SHG: 600252) (the “Guangxi Agreement”). VAL-083 is approved for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer in China and Guangxi Wuzhou Pharmaceutical Company is the only manufacturer licensed by the CFDA to produce the product for the China market. Through the Guangxi Agreement, we have been provided drug product at the production price for our VAL-083 clinical studies in the United States and China and we have also secured certain commercial rights in China.

Pursuant to the Guangxi Agreement, we granted to Guangxi Wuzhou Pharmaceutical Company a royalty-free license to certain of our intellectual property, as it relates to quality control and drug production methods for VAL-083, and we agreed that Guangxi Wuzhou Pharmaceutical Company will be our exclusive supplier of VAL-083 for clinical studies and commercial sales, subject to Guangxi Wuzhou Pharmaceutical Company obtaining and maintaining cGMP certification by the FDA, EMA or other applicable regulatory agencies, and Guangxi Wuzhou Pharmaceutical Company being able to meet volumes ordered by us. We will continue to work with Guangxi Wuzhou Pharmaceutical Company to achieve US FDA compliance in order to potentially have them as our future supplier for global sales of VAL-083.

This Guangxi Agreement also provides us with certain exclusive commercial rights related to drug supply. Specifically, the Guangxi Agreement establishes an exclusive supply relationship between us and Guangxi Wuzhou Pharmaceutical Company for the Chinese market and all markets outside China. Guangxi Wuzhou Pharmaceutical Company agreed that it may not sell VAL-083 for markets outside of China to any other purchaser other than us, provided that, during the first three years following regulatory clearance for marketing of VAL-083 in a particular country or region, we meet proposed sales volumes set by Guangxi Wuzhou Pharmaceutical Company for the country or region. In addition, Guangxi Wuzhou Pharmaceutical Company granted us a pre-emptive right in China (subject to our acceptance of proposed sales volume and prices) to purchase VAL-083 produced by Guangxi Wuzhou Pharmaceutical Company.

The term of the Guangxi Agreement (except as it relates to the exclusive rights in the China market) is indefinite, subject to termination upon written agreement of all parties, or if either party breaches any material term and fails to remedy such breach within 30 days of receipt of notice of the breach, or if any action to be taken thereunder is not agreed to by both parties, provided that such matter is referred to the chief executive officer of both parties, and they are unable to resolve such matter within 90 days. No payments have been made to date under the Guangxi Agreement.

Duke University Collaboration

In April 2017, we entered into a three-year collaboration with Duke University to evaluate VAL-083 as a front-line treatment for newly diagnosed patients with GBM. Under the terms of the collaboration, we will fund a series of preclinical studies to be conducted by Duke University’s Glioblastoma Drug Discovery Group to identify molecular characteristics of GBM tumors that are more likely to respond to VAL-083, and not the standard of care, temozolomide, as a front-line treatment or through combination therapies.

Patents and Proprietary Rights

Our success will depend in part on our ability to protect our existing product candidate and the products we acquire or license by obtaining and maintaining a strong proprietary position. To develop and maintain our position, we intend to continue relying upon patent protection, orphan drug status, Hatch-Waxman exclusivity, trade secrets, know-how, continuing technological innovations and licensing opportunities.

We have filed patent applications claiming the use of, and improvements related to VAL-083. Our patent filings also include proposed treatment regimens, improvements to the manufacturing process, formulation and composition of the active pharmaceutical ingredient, and finished dosage forms of VAL-083. We are prosecuting our patent applications in the United States and other jurisdictions which we deem important for the potential commercial success of VAL-083.

Our patents and patent applications can be summarized in fourteen series as follows:

•        Series I is generally directed to synthesis of VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent No. 8,563,758	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol
United States Patent No. 8,921,585	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol
United States Patent No. 9,085,544	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol
United States Patent No. 9,630,938	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol
PCT Patent Application Serial No. PCT/US2011/048032	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol. National phase applications pending and granted in various countries.	2031

•        Series II is generally directed to use of VAL-083 to treat a range of diseases and conditions, including but not limited to malignancies.

Patent or Patent Application No.	Title	Expiry
United States Patent No. 9,066,918	Compositions And Methods To Improve The Therapeutic Benefit Of Suboptimally Administered Chemical Compounds Including Substituted Hexitols Such As Dianhydrogalactitol And Diacetyldianhydrogalactitol
United States Patent No. 9,901,563	Compositions And Methods To Improve The Therapeutic Benefit Of Suboptimally Administered Chemical Compounds Including Substituted Hexitols Such As Dianhydrogalactitol And Diacetyldianhydrogalactitol
PCT Patent Application Serial No. PCT/US2011/048031	Compositions And Methods To Improve The Therapeutic Benefit Of Suboptimally Administered Chemical Compounds Including Substituted Hexitols Such As Dianhydrogalactitol And Diacetyldianhydrogalactitol. National phase applications pending.	2031

•        Series III is generally directed to analytical methods for VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent No. 9,759,698	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol
United States Patent No. 10,145,824	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol
United States Patent No. 9,029,164	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol
PCT Patent Application Serial No. PCT/IB2013/000793	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol. National phase applications pending and granted in various countries.	2033
Patent or Patent Application No.	Title	Expiry
PCT Patent Application Serial No. PCT/US2014/066087	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol. National phase applications pending in various countries.	2034

•        Series IV is generally directed to the use of VAL-083 to treat GBM or medulloblastoma.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 16/242,752	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma
United States Patent No. 9,687,466	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma
United States Patent No. 10,201,521	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma
PCT Patent Application Serial No. PCT/US2013/022505	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma. National phase applications pending in various countries.	2033

•        Series V is generally directed to the veterinary use of VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent No. 9,814,693	Veterinary Use Of Dianhydrogalactitol, Diacetyldianhydrogalactitol, And Dibromodulcitol To Treat Malignancies

•        Series VI is generally directed to the use of VAL-083 to treat tyrosine-kinase-inhibitor-resistant malignancies.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/409,909

Methods For Treating Tyrosine-Kinase-Inhibitor-Resistant Malignancies In Patients With Genetic Polymorphisms Or Ahi1 Dysregulations Or Mutations Employing Dianhydrogalactitol, Diacetyldianhydrogalactitol, Dibromodulcitol, Or Analogs Or Derivatives Thereof

PCT Patent Application Serial No. PCT/US2013/047320	Methods For Treating Tyrosine-Kinase-Inhibitor-Resistant Malignancies In Patients With Genetic Polymorphisms Or Ahi1 Dysregulations Or Mutations Employing Dianhydrogalactitol, Diacetyldianhydrogalactitol, Dibromodulcitol, Or Analogs Or Derivatives Thereof. National phase applications pending in various countries.	2033

•        Series VII is generally directed to the use of VAL-083 to treat recurrent malignant glioma and progressive secondary brain tumor.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/682,226	Use Of Dianhydrogalactitol And Analogs And Derivatives Thereof To Treat Recurrent Malignant Glioma Or Progressive Secondary Brain Tumor
PCT Application Serial No. PCT/US2014/040461	Use Of Dianhydrogalactitol And Analogs And Derivatives Thereof To Treat Recurrent Malignant Glioma Or Progressive Secondary Brain Tumor. National phase applications pending and granted in various countries.	2034

•        Series VIII is generally directed to the use of VAL-083 to treat non-small-cell lung cancer.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/710,240	Use of Dianhydrogalactitol and Analogs or Derivatives Thereof in Combination With Platinum-Containing Antineoplastic Agents to Treat Non Small-Cell Carcinoma of the Lung and Brain Metastases
PCT Patent Application Serial No. PCT/US2015/024462	Use of Dianhydrogalactitol and Analogs or Derivatives Thereof to Treat Non-Small Cell Carcinoma of the Lung and Ovarian Cancer. National phase applications pending in various countries.	2035
PCT Patent Application Serial No. PCT/US2016/032120	Combination of Analogs or Derivatives of Dianhydrogalactitol with Platinum-Containing Antineoplastic Agents to Treat Cancer. National phase applications pending in various countries.	2035

•        Series IX is generally directed to the use of VAL-083 and radiation to treat NSCLC and GBM.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 15/525,933	Dianhydrogalactitol Together with Radiation to Treat Non-Small-Cell Carcinoma of the Lung and Glioblastoma Multiforme.
PCT Patent Application Serial No. PCT/US2015/059814	Dianhydrogalactitol Together with Radiation to Treat Non-Small-Cell Carcinoma of the Lung and Glioblastoma Multiforme. National phase applications pending in various countries.	2035

•        Series X is generally directed to the use of VAL-083 in NSCLC and ovarian cancer:

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 15/759,104	Use of Dianhydrogalactitol And Derivatives Thereof in the Treatment of Glioblastoma, Lung Cancer and Ovarian Cancer.

•        Series XI is generally directed to the use of VAL-083 in the treatment of CNS malignancies:

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 15/624,200	Use of Dianhydrogalactitol or Derivatives and Analogs Thereof for Treatment of Pediatric Central Nervous System Malignancies.
United States Patent Application Serial No. 15/771,631	Use of Dianhydrogalactitol or Derivatives and Analogs Thereof for Treatment of Pediatric Central Nervous System Malignancies.

•        Series XII is generally directed to the analysis and resolution of VAL-083 preparations:

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 15/778,546	Methods for analysis and Resolution of Preparations of Dianhydrogalactitol and Derivatives and Analogs Thereof.
PCT Patent Application Serial No. PCT/US2016/063362	Methods for analysis and Resolution of Preparations of Dianhydrogalactitol and Derivatives and Analogs Thereof. National phase applications pending in various countries.	2036

•        Series XIII is generally directed to combinations:

Patent or Patent Application No.	Title	Expiry
PCT Patent Application Serial No. PCT/US2018/020314	Use of Dianhydrogalactitol and Analogs and Derivatives in Combination with a P53 Modulator or a PARP Inhibitor	2038

•        Series XIV — PCT

Patent or Patent Application No.	Title	Expiry
One PCT is currently pending

One of the inventors listed in our Series IX applications is an employee of the University of California, San Francisco. If a patent issues from a patent application in this series with a claim that the University of California employee conceived of, in whole or in part, then the Regents of the University of California will share ownership of any such patent with us. Our research agreements with the University of California address this issue by providing us with an exclusive option, for a limited period of time, to negotiate a royalty-bearing exclusive license for commercialization of the invention covered by that patent.

In addition to patent protection, we may also seek orphan drug status whenever it is available. If a product which has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and Canada, and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for a different clinical indication.

VAL-083 has been granted protection under the Orphan Drug Act by the FDA and the European Medicines Agency for the treatment of gliomas, including GBM. The FDA has also granted Orphan Drug protection to VAL-083 for the treatment of medulloblastoma and ovarian cancer.

In February 2012, the FDA granted orphan drug status to VAL-083 for the treatment of glioma. In January 2013, the EMA also granted orphan drug protection to VAL-083 for the treatment of glioma. In the spring of 2016, the FDA Office of Orphan Products Development granted orphan drug designations to VAL-083 for the treatment of ovarian cancer and medulloblastoma.

In addition to our patents and orphan drug protection, we intend to rely on the Hatch-Waxman Amendments for five years of data exclusivity for VAL-083.Under the Hatch-Waxman Amendments, newly approved drugs and indications benefit from a statutory period of non-patent marketing exclusivity. These amendments provide five-year data exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, meaning that the FDA has not previously approved any other new drug containing the same active ingredient. The Hatch-Waxman Amendments prohibit the approval of an abbreviated new drug application, also known as an ANDA or generic drug application, during the five-year exclusive period if no patent is listed. If there is a patent listed and the ANDA applicant certifies that the NDA holder’s listed patent for the product is invalid or will not be infringed, the ANDA can be submitted four years after NDA approval. Protection under the Hatch-Waxman Amendments will not prevent the filing or approval of another full NDA; however, the applicant would be required to conduct its own pre-clinical studies and adequate and well-controlled clinical studies to demonstrate safety and effectiveness. The Hatch-Waxman Amendments also provide three years of data exclusivity for the approval of NDAs with new clinical studies for previously approved drugs and supplemental NDAs, for example, for new indications, dosages or strengths of an existing drug, if new clinical investigations were conducted by or on behalf of the sponsor and were essential to the approval of the application. This three-year exclusivity covers only the new changes associated with the supplemental NDA and does not prohibit the FDA from approving ANDAs for drugs containing the original active ingredient.

We also rely on trade secret protection for our confidential and proprietary information. We believe that the substantial costs and resources required to develop technological innovations, such as the manufacturing processes associated with VAL-083, will help us to protect the competitive advantage of our product candidate.

The protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the CFDA to produce the product for the China market, and where VAL-03 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate revenue from VAL-083 in China.

Our policy is to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions conceived by the individual shall be our exclusive property.

Government Regulation and Product Approval

Regulation by governmental authorities in the U.S. and other countries is a significant factor, affecting the cost and time of our research and product development activities, and will be a significant factor in the manufacture and marketing of any approved products. Our product candidates will require regulatory approval by governmental agencies prior to commercialization. In particular, our products are subject to rigorous preclinical and clinical testing and other approval requirements by the FDA and similar regulatory authorities in other countries. Various statutes and regulations also govern or influence the manufacturing, safety, reporting, labeling, transport and storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, the necessary regulatory approvals could harm our business.

The regulatory requirements relating to the testing, manufacturing and marketing of our products may change from time to time and this may impact our ability to conduct clinical studies and the ability of independent investigators to conduct their own research with support from us.

The clinical development, manufacturing and marketing of our products are subject to regulation by various authorities in the U.S., the E.U. and other countries, including, in the U.S., the FDA, in Canada, Health Canada, and, in the E.U., the EMA. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act in the U.S. and numerous directives, regulations, local laws and guidelines in Canada and the E.U. govern the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our products. Product development and approval within these regulatory frameworks takes a number of years and involves the expenditure of substantial resources.

Regulatory approval will be required in all the major markets in which we seek to develop our products. At a minimum, approval requires the generation and evaluation of data relating to the quality, safety, and efficacy of an investigational product for its proposed use. The specific types of data required and the regulations relating to this data will differ depending on the territory, the drug involved, the proposed indication and the stage of development.

In general, new chemical entities are tested in animals until adequate evidence of safety is established to support the proposed clinical study protocol designs. Clinical studies for new products are typically conducted in three sequential phases that may overlap. In Phase 1, the initial introduction of the pharmaceutical into either healthy human volunteers or patients with the disease (20 to 50 subjects), the emphasis is on testing for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase 2 involves studies in a limited patient population (50 to 200 patients) to determine the initial efficacy of the pharmaceutical for specific targeted indications, to determine dosage tolerance and optimal dosage and to identify possible adverse side effects and safety risks. Once a compound shows preliminary evidence of some effectiveness and is found to have an acceptable safety profile in Phase 2 evaluations, Phase 3 studies are undertaken to more fully evaluate clinical outcomes in a larger patient population in adequate and well-controlled studies designed to yield statistically sufficient clinical data to demonstrate efficacy and safety.

In the U.S., specific preclinical data, manufacturing and chemical data, as described above, need to be submitted to the FDA as part of an IND application, which, unless the FDA objects, will become effective 30 days following receipt by the FDA. Phase 1 studies in human volunteers may commence only after the application becomes effective. Prior regulatory approval for human healthy volunteer studies is also required in member states of the E.U. Currently, in each member state of the E.U., following successful completion of Phase 1 studies, data are submitted in summarized format to the applicable regulatory authority in the member state in respect of applications for the conduct of later Phase 2 studies. The regulatory authorities in the E.U. typically have between one and three months in which to raise any objections to the proposed study, and they often have the right to extend this review period at their discretion. In the U.S., following completion of Phase 1 studies, further submissions to regulatory authorities are necessary in relation to Phase 2 and 3 studies to update the existing IND.

Authorities may require additional data before allowing the studies to commence and could demand that the studies be discontinued at any time if there are significant safety issues. In addition to the regulatory review, studies involving human subjects must be approved by an independent body. The exact composition and responsibilities of this body will differ from country to country. In the U.S., for example, each study will be conducted under the auspices of an independent institutional review board (IRB) at each institution at which the study is conducted. The IRB considers among other things, the design of the study, ethical factors, the privacy of protected health information as defined under the Health Insurance Portability and Accountability Act, the safety of the human subjects and the possible liability risk for the institution. Equivalent rules to protect subjects’ rights and welfare apply in each member state of the E.U. where one or more independent ethics committees, which typically operate similarly to an IRB, will review the ethics of conducting the proposed research. Other regulatory authorities around the rest of the world have slightly differing requirements involving both the execution of clinical studies and the import/export of pharmaceutical products. It is our responsibility to ensure we conduct our business in accordance with the regulations of each relevant territory.

In order to gain marketing approval, we must submit a dossier to the relevant authority for review, which is known in the U.S. as a new drug application (NDA) and in the E.U. as a marketing authorization application (MAA). The format is usually specific and laid out by each authority, although in general it will include information on the quality of the chemistry, manufacturing and pharmaceutical aspects of the product as well as the nonclinical and clinical data. Once the submitted NDA is accepted for filing by the FDA, it undertakes the review process that currently takes on average 10 months, unless an expedited priority review is granted which takes six months to complete. Approval can take several months to several years, if multiple 10-month review cycles are needed before final approval is obtained, if at all.

The approval process can be affected by a number of factors. The NDA may require additional preclinical, manufacturing data or clinical studies which may be requested at the end of the 10-month NDA review cycle, thereby delaying approval until additional data are submitted and may involve substantial unbudgeted costs.

In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. The regulatory authorities usually will conduct an inspection of relevant manufacturing facilities, and review manufacturing procedures, operating systems and personnel qualifications. Further inspections may occur over the life of the product. An inspection of the clinical investigation sites by a competent authority may be required as part of the regulatory approval procedure. As a condition of marketing approval, the regulatory agency may require post-marketing surveillance to monitor for adverse effects or other additional studies as deemed appropriate. After approval for the initial indication, further clinical studies may be necessary to gain approval for any additional indications. The terms of any approval, including labeling content, may be more restrictive than expected and could affect the marketability of a product.

The FDA offers a number of regulatory mechanisms that provide expedited or accelerated approval procedures for selected drugs in the indications on which we are focusing our efforts. These include accelerated approval under Subpart H of the agency’s NDA approval regulations, fast track drug development procedures, breakthrough drug designation and priority review. At this time, we have not determined whether any of these approval procedures will apply to our current drug candidate.

By leveraging existing preclinical and clinical safety and efficacy data, we seek to build upon an existing knowledge base to accelerate our research. In addition, through our focus on end-stage population which has no current treatment options, regulatory approval for commercialization may sometimes be achieved in an accelerated manner. Accelerated approval by the FDA in this category may be granted on objective response rates and duration of responses rather than demonstration of survival benefit. As a result, studies of drugs to treat end-stage refractory cancer indications have historically involved fewer patients and generally have been faster to complete than studies of drugs for other indications. We are aware that the FDA and other similar agencies are regularly reviewing the use of objective endpoints for commercial approval and that policy changes may impact the size of studies required for approval, timelines and expenditures significantly.

The U.S., E.U. and other jurisdictions may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which, in the U.S., is generally a disease or condition that affects no more than 200,000 individuals. In the E.U., orphan drug designation can be granted if: the disease is life threatening or chronically debilitating and affects no more than 50 in 100,000 persons in the E.U.; without incentive, it is unlikely that the drug would generate sufficient return to justify the necessary investment; and no satisfactory method of treatment for the condition exists or, if it does, the new drug will provide a significant benefit to those affected by the condition. If a product that has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for different indications. Orphan drug designation must be requested before submitting an NDA or MAA. After orphan drug designation is granted, the identity of the therapeutic agent and its potential orphan use are publicly disclosed. Orphan drug designation does not convey an advantage in, or shorten the duration of, the review and approval process. However, this designation provides an exemption from marketing and authorization fees charged to NDA sponsors under the Prescription Drug Act (PDUFA Fees).

Maintaining substantial compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Drug manufacturers are required to register their establishments with the FDA and certain state agencies, and after approval, the FDA and these state agencies conduct periodic unannounced inspections to ensure continued compliance with ongoing regulatory requirements, including cGMPs. In addition, after approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. The FDA may require post-approval testing and surveillance programs to monitor safety and the effectiveness of approved products that have been commercialized. Any drug products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including:

•        record-keeping requirements;

•        reporting of adverse experiences with the drug;

•        providing the FDA with updated safety and efficacy information;

•        reporting on advertisements and promotional labeling;

•        drug sampling and distribution requirements; and

•        complying with electronic record and signature requirements.

In addition, the FDA strictly regulates labeling, advertising, promotion and other types of information on products that are placed on the market. There are numerous regulations and policies that govern various means for disseminating information to health-care professionals as well as consumers, including to industry sponsored scientific and educational activities, information provided to the media and information provided over the Internet. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label.

The FDA has very broad enforcement authority and the failure to comply with applicable regulatory requirements can result in administrative or judicial sanctions being imposed on us or on the manufacturers and distributors of our approved products, including warning letters, refusals of government contracts, clinical holds, civil penalties, injunctions, restitution and disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approvals, refusal to approve pending applications, and criminal prosecution resulting in fines and incarceration. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. In addition, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

Sales of our product candidates, if approved, will depend, in part, on the extent to which such products will be covered by third-party payors, such as government health care programs, commercial insurance and managed healthcare organizations. These third-party payors are increasingly limiting coverage or reducing reimbursements for medical products and services. In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Third-party payors decide which therapies they will pay for and establish reimbursement levels. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for any drug candidates that we develop will be made on a payor-by-payor basis. Each payor determines whether or not it will provide coverage for a therapy, what amount it will pay the manufacturer for the therapy, and on what tier of its formulary it will be placed. The position on a payor’s list of covered drugs, or formulary, generally determines the co-payment that a patient will need to make to obtain the therapy and can strongly influence the adoption of such therapy by patients and physicians. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. Decreases in third-party reimbursement for our product candidates or a decision by a third-party payor to not cover our product candidates could reduce physician usage of our product candidates, once approved, and have a material adverse effect on our sales, results of operations and financial condition.

Because of our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors, we will also be subject to healthcare regulation and enforcement by the federal government and the states and foreign governments in which we will conduct our business, including our clinical research, proposed sales, marketing and educational programs. Failure to comply with these laws, where applicable, can result in the imposition of significant civil penalties, criminal penalties, or both. The U.S. laws that may affect our ability to operate, among others, include: the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; certain state laws governing the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; the federal healthcare programs’ Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs; federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent; federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; the Physician Payments Sunshine Act, which requires manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members; and state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

In addition, many states have similar laws and regulations, such as anti-kickback and false claims laws that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Additionally, to the extent that our product is sold in a foreign country, we may be subject to similar foreign laws.

We are also subject to numerous environmental and safety laws and regulations, including those governing the use and disposal of hazardous materials. The cost of compliance with and any violation of these regulations could have a material adverse effect on our business and results of operations. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, accidental contamination or injury from these materials may occur. Compliance with laws and regulations relating to the protection of the environment has not had a material effect on our capital expenditures or our competitive position. However, we are not able to predict the extent of government regulation, and the cost and effect thereof on our competitive position, which might result from any legislative or administrative action pertaining to environmental or safety matters.

Competition

The development and commercialization of new drug products is highly competitive. We expect that we will face significant competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to VAL-083 and any other product candidates that we may seek to develop or commercialize in the future. Specifically, due to the large unmet medical need, global demographics and relatively attractive reimbursement dynamics, the oncology market is fiercely competitive and there are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of product candidates for the treatment of cancer. Our competitors may succeed in developing, acquiring or licensing technologies and drug products that are more effective, have fewer or more tolerable side effects or are less costly than any product candidates that we are currently developing or that we may develop, which could render our product candidates obsolete and noncompetitive.

All of the top ten global pharmaceutical companies and many of the mid-size pharmaceutical companies have a strong research and development and commercial presence in oncology. Smaller companies also focus on oncology, including companies such as ARIAD Pharmaceuticals, Inc., Agios Pharmaceuticals, Inc., BIND Therapeutics, Inc.,

Clovis Oncology, Inc., Endocyte, Inc., Epizyme, Inc., ImmunoGen, Inc., Incyte Corporation, Infinity Pharmaceuticals, Inc., MacroGenics, Inc., Merrimack Pharmaceuticals, Inc., OncoMed Pharmaceuticals, Inc., Onconova Therapeutics, Inc., Pharmacyclics, Inc., Puma Biotechnology, Inc., Seattle Genetics, Inc. and TESARO, Inc.

Several companies are marketing and developing oncology immunotherapy products. Companies with approved marketed oncology products for GBM are Merck (Temodar®) and Genentech (Avastin®). Companies with oncology immunotherapy product candidates in clinical development include, but are not limited to, Northwest Biotherapeutics (DCVax-L), Celldex Therapeutics (Rindopepimut (CDX-110)) and ImmunoCellular Therapeutics (ICT-107).

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other marketing approval for their products before we are able to obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our existing and potential future competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical studies, obtaining marketing approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical study sites and patient registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, our programs.

We expect that our ability to compete effectively will depend upon our ability to:

•        successfully and rapidly complete adequate and well-controlled clinical studies that demonstrate statistically significant safety and efficacy and to obtain all requisite regulatory approvals in a cost-effective manner;

•        maintain a proprietary position for our manufacturing processes and other technology;

•        produce our products in accordance with FDA and international regulatory guidelines;

•        attract and retain key personnel; and

•        build or access an adequate sales and marketing infrastructure for any approved products.

Failure to do one or more of these activities could have an adverse effect on our business, financial condition or results of operations.

Corporate History

We are a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. (“Berry”). On January 25, 2013, we entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of ours (the “Reverse Acquisition”). Prior to the Reverse Acquisition undertaken on January 25, 2013, Berry did not have any significant assets or operations.

We are the parent company of Del Mar (BC), a British Columbia, Canada corporation incorporated on April 6, 2010, that is focused on the development of drugs for the treatment of cancer. We are also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

On May 20, 2016, we effected a 1-for-4 reverse split of our common stock. All share amounts in this report give effect to the reverse split unless otherwise indicated.

Research and Development

During the six-month periods ended December 31, 2018 and 2017, we recognized $1,996,369 and $4,076,588, respectively, in research and development expenses. During the years ended June 30, 2018 and 2017, we recognized $7,132,952 and $5,003,640, respectively, in research and development expenses.

Employees

We have two full-time employees and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment basis. As such, we currently operate in a “virtual” corporate structure in order to minimize fixed personnel costs.

Legal Proceedings

There are no legal proceedings to which we are a party or any of our property is the subject.

Facilities

Our corporate headquarters are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada, V5Z 1K5. Our clinical operations are managed at 3475 Edison Way, Suite R, Menlo Park, California, 94025. Our current monthly base rent for our corporate headquarters is $4,022 (CDN $5,375) on a month-to-month basis. In addition, Valent Technologies, LLC (“Valent”), which is owned by Dr. Dennis Brown, our Chief Scientific Officer, leases facilities in California and we have access to such facilities pursuant to an informal unwritten arrangement with Valent. Our leased premises, academic relationships, and access to the Valent facility are sufficient to meet the immediate needs of our business, research and operations.

MANAGEMENT

Executive Officers and Directors of DelMar

The following table sets forth information concerning the DelMar directors and executive officers, including their ages as of March 31, 2019. There are no family relationships among any of the DelMar directors or executive officers.

Name	Age	Position
Robert E. Hoffman	53	Chairman of the Board
Saiid Zarrabian	66	President, Chief Executive Officer and Director
Dennis Brown, PhD	69	Chief Scientific Officer
Scott Praill, CPA	53	Chief Financial Officer
John K. Bell, FCPA, CPA	72	Director
Lynda Cranston, BScN, MScN, ICD.D	71	Director
Napoleone Ferrara, MD	62	Director
Robert J. Toth, Jr., MBA	55	Director

The following biographical descriptions set forth certain information with respect to the DelMar directors and executive officers, based on information furnished to the Company by each individual.

Robert E. Hoffman has served as our director since April 11, 2018 and as our Chairman since June 2, 2018. He has served as a member of Kura Oncology, Inc.’s Board of Directors since March 2015. Mr. Hoffman has served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., a publicly-held pharmaceutical company since April 2017. Prior to joining Heron Therapeutics, Inc., Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 2016 to April 2017. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a publicly-held biopharmaceutical company. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman formerly served as a member of the Board of Directors of CombiMatrix Corporation, a molecular diagnostics company, and MabVax Therapeutics Holdings, Inc., a biopharmaceutical company. Mr. Hoffman serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President, of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California. Mr. Hoffman’s financial and executive business experience qualifies him to serve on our Board of Directors.

Saiid Zarrabian has served as our director since July 7, 2017, Chief Executive Officer since November 3, 2017, and President since January 1, 2018. From 2014 to 2015 he operated a private personal business. Since October 2016, Mr. Zarrabian has served as an advisor to Redline Capital Partners, S.A., a Luxembourg based investment firm. From 2012 to 2014 he served as Chairman and member of the Board of La Jolla Pharmaceutical Company during which time the company transitioned from an OTC listed company to a NASDAQ listed company. From 2012 to 2013 he served as President of the Protein Production Division of Intrexon Corporation, a synthetic biology company. He has also previously served as CEO and member of the Board of Cyntellect, Inc., a stem cell processing and visualization Instrumentation company until its sale in 2012, as President and COO of Senomyx, Inc., a company focused on discovery and commercialization of new flavor ingredients, and as COO of Pharmacopeia, Inc., a former publicly-traded provider of combinatorial chemistry discovery services and compounds, where he also served as President & COO of its MSI Division. In addition, Mr. Zarrabian has served on numerous private and public company boards, including at Immune Therapeutics, Inc., Exemplar Pharma, LLC, Ambit Biosciences Corporation, eMolecules, Inc., and Penwest Pharmaceuticals CO. His other experience includes COO at Molecular Simulations, COO of Symbolics, Inc., and as R&D Director at Computervision, Inc. Mr. Zarrabian’s business executive knowledge and experience qualify him to serve on our Board of Directors.

Dennis Brown, PhD, has been our chief scientific officer since January 25, 2013. He also served as our director from February 11, 2013 to April 11, 2018. Dr. Brown is one of our founders and has served as Chief Scientific Officer and director of Del Mar (BC) since inception. Dr. Brown has more than thirty years of drug discovery and development experience. He has served as Chairman of Mountain View Pharmaceutical’s Board of Directors since 2000 and is the President of Valent. In 1999 he founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals (ASX: CXS/NASDAQ: CXSP), of which he served as President and a Director until 2009. He was previously a co-founder of Matrix Pharmaceutical, Inc., where he served as Vice President (VP) of Scientific Affairs from 1985-1995 and as VP, Discovery Research, from 1995-1999. He also previously served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of many issued U.S. patents and applications, many with foreign counterparts.

Scott Praill, CPA, BSc. has been our chief financial officer since January 29, 2013 and previously served as a consultant to Del Mar (BC). From 2004 to 2012 Mr. Praill was an independent consultant providing accounting and administrative services to companies in the resource industry. Mr. Praill served as CFO of Strata Oil & Gas, Inc. from June 2007 to September 2008. From November 1999 to October 2003 Mr. Praill was Director of Finance at Inflazyme Pharmaceuticals Inc. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Professional Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

John K. Bell, FCPA, FCA, ICD.D has served as our director since February 11, 2013 and serves as the Chair of the Audit Committee. Mr. Bell is Chairman of Onbelay Capital Inc., a Canadian based private equity company. Prior to that, from 1996 to 2005, Mr. Bell was CEO and owner of Polymer Technologies Inc., an automotive parts manufacturer. Prior to that, from 1977 to 1995, Mr. Bell was founder and owner of Shred-Tech Limited a global manufacturer and supplier of industrial shredders and mobile document shredders. Mr. Bell served as interim CEO and director of ATS Automation Tooling Systems (TSX-ATA) in 2007. Mr. Bell was a director of Strongco Corporation (TSX-SQP) from 2008 to 2019 and the Royal Canadian Mint (TSX-MNT) from 2009 to 2018. Mr. Bell is a director of Canopy Growth Corp. (TSX-WEED) and Canopy Rivers Inc. (TSX-RIV) and Mr. Bell also serves as a member of the audit committee of Canopy Rivers Inc.. Mr. Bell is the past National secretary and board member of The Crohns and Colitis Foundation of Canada. Mr. Bell is also the past Chairman of Waterloo Regional Police, Cambridge Memorial Hospital, Canada’s Technology Triangle accelerator network and The Region of Waterloo prosperity counsel. Mr. Bell is a graduate of Western University Ivey School of Business, a Fellow of the institute of Chartered Accountants of Ontario, a graduate of the Institute of Directors Program of Canada and the owner’s president program at Harvard and International marketing program at Oxford. Mr. Bell’s financial and executive business experience qualifies him to serve on our Board of Directors.

Lynda Cranston BScN, MScN, ICD.D has served as our director since February 5, 2015 and serves as the Chair of our Nominating and Corporate Governance Committee. Mrs. Cranston comes to the Board with over 20 years of experience at the CEO level in healthcare. She is presently Chair of the British Columbia Rapid Transit Company. She previously was, from 2014 to 2016, the National Chair of the Gastrointestinal Association of Canada. In 2013 she retired from the healthcare industry and her last appointment prior to her retirement was as the first CEO of the British Columbia Provincial Health Services Authority (2002 to 2013). From 1998-2001, Mrs. Cranston had been the first CEO of the Canadian Blood Services in Ottawa, ON. Before moving to Ottawa, Mrs. Cranston, as the CEO of B.C. Women’s Hospital and Healthcare Centre had merged the organization with the BC Children’s Hospital and the Sunny Hill Health Centre for Children to become the Children’s and Women’s Healthcare Centre of BC. Following the merger Mrs. Cranston became the first CEO. In 2013, Mrs. Cranston was identified as a member of Diversity 50 by the Canadian Board Diversity Council as being one of Canada’s most board ready candidates. Mrs. Cranston was awarded the Board Chair Award of Excellence by the HealthCare Leaders; Association of British Columbia in 2008. In 2007, she was inducted into Canada’s Most Powerful Women Top 100 Hall of Fame after having been identified in ’04, ’05 & ’06 as one of Canada’s Most Powerful Women Top 100. Mrs. Cranston is a recipient of the YWCA Women of Distinction Award, the 125th Anniversary of the Confederation of Canada Commemorative Medal for community contributions, and the Queen’s Golden Jubilee Medal for contribution to Canada and community. Mrs. Cranston is a graduate of the University of Ottawa and the University of Western

Ontario. Mrs. Cranston’s healthcare industry and executive knowledge and experience qualify her to serve on our Board of Directors.

Napoleone Ferrara, MD, has served as our director since June 22, 2018. Since January 2013 he has served as a professor of pathology and since July 2014 as an adjunct professor of ophthalmology and pharmacology at the University of California, San Diego. Previously, Dr. Ferrara held increasingly senior positions at Genentech, Inc., over a 24-year period, including fellow, staff scientist and senior scientist. He is a pioneer in the study of angiogenesis biology and identification of its regulators. Dr. Ferrara’s lab is responsible for discovering the isolation and cDNA cloning of VEGF and demonstrated that VEGF was a major mediator of tumor angiogenesis leading to the development of Avastin® (bevacizumab). Additionally, his lab’s studies led to the clinical development of an anti-VEGF antibody fragment, Lucentis® (ranibizumab), as a highly effective therapy preventing vision loss in intraocular neovascular disorders. Dr. Ferrara has been the recipient of over 60 awards/honors, given more than 300 presentations, authored over 70 patents, and written more than 300 articles, reviews/editorials and published book chapters. He received his fellowship training and postdoctoral research from the University of California, San Francisco, his M.D. (cum laude) and residency training from the University of Catania Medical School, and his Maturita’ Classica from Liceo Classico Mario Cutelli. Dr. Ferrara’s scientific knowledge and experience qualify him to serve on our Board of Directors.

Robert J. Toth, Jr., MBA has served as our director since August 20, 2013 and serves as Chair of our Compensation Committee. Since 2005, Mr. Toth has primarily been managing his personal investment portfolio. From 2004-2005, Mr. Toth served as a consulting analyst to Narragansett Asset Management, a New York-based healthcare-focused hedge fund, where he advised the firm on biotechnology investments. From 2001-2003, he was the Senior Portfolio Manager for San Francisco-based EGM Capital’s Medical Technology hedge fund, where he was responsible for managing and maintaining a dedicated medical technology portfolio. Mr. Toth began his Wall Street career in 1996 as an Equity Research Associate for Vector Securities International, a healthcare-focused brokerage firm. From 1997-1999 he served as Senior Biotechnology Analyst. He joined Prudential Securities as Senior Vice President and Biotechnology Analyst where he served from 1999-2001 following Prudential’s acquisition of Vector. His responsibilities included the analysis of commercial, clinical and scientific fundamentals of oncology and genomics-based biotechnology companies on behalf of institutional investors. Mr. Toth was named to the Wall Street Journal’s Allstar List for stock picking in 1999. Mr. Toth received an MBA from the University of Washington and Bachelor of Science degrees in Biological Sciences and Biochemistry from California Polytechnic State University, San Luis Obispo. Mr. Toth’s financial and biotechnology industry knowledge and experience quality him to serve on our Board of Directors.

The Board of Directors and Its Committees

Board of Directors Operations and Meetings

Our Board currently consists of six members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our Board met 27 times in fiscal 2018. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board), and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees).

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of DelMar. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Independent Directors

Our Board has determined that Robert Hoffman, John Bell, Lynda Cranston, Napoleone Ferrara and Robert Toth are qualified to serve as independent directors. Prior to being appointed Chief Executive Officer, Saiid Zarrabian was also determined by our Board to be independent. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from DelMar or any subsidiary of DelMar other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of DelMar or any subsidiary of DelMar; and (3) not have participated in the preparation of the financial statements of DelMar or any current subsidiary of DelMar at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including DelMar’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. Additionally, the SEC requires that DelMar disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that John Bell meets the SEC’s definition of an audit committee financial expert.

Audit Committee

The Board has formed an Audit Committee, which currently consists of John K. Bell, Chair, Robert E. Hoffman, and Robert Toth, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules) and financially literate (as such qualification is interpreted by the Board in its business judgment). We are relying upon the exemption in section 6.1 of Canadian National Instrument 52-110 — Audit Committees from Parts 3 and 5 thereof. In addition, our Board has determined that Mr. Bell qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee.

A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

Compensation Committee

The Board has formed a Compensation Committee which consists of Robert Toth, Chair, Napoleone Ferrara, and Robert E. Hoffman, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

The Compensation Committee has engaged Marsh & McLennan Agency LLC as its independent compensation consultant. In 2018, Marsh & McLennan Agency LLC reviewed both executive and director compensation and did not provide us any other services. Marsh & McLennan Agency LLC reported directly to the Compensation Committee and provided guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee. In 2017, Marsh & McLennan Agency LLC did not provide any services to us.

In 2017, the Compensation Committee engaged Hugessen Consulting to provide certain director compensation services, including with respect to benchmarking, compensation trends and retention practices and Global Advisors to provide advisory services in connection with the development of our 2017 Omnibus Equity Incentive Plan. In 2017, Hugessen Consulting and Global Advisors did not provide us any other services.

Nominating and Corporate Governance Committee

The Board has formed a Nominating and Corporate Governance Committee, which currently consists of Lynda Cranston, Chair, John Bell, and Napoleone Ferrara, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board of Directors assesses potential candidates to fill perceived needs on the Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of DelMar at Suite 720-999 West Broadway Vancouver, British Columbia, Canada V5Z 1K5. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

Robert E. Hoffman serves as the chairman of our Board of Directors. Saiid Zarrabian serves as our Chief Executive Officer and President. We have not adopted a formal policy on whether the Chief Executive Officer and Chairman positions should be separated.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the board’s appetite for risk. While the Board of Directors oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board of Directors is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Ethics and Business Conduct is posted under the “Investors” tab under Corporate Governance on our website, which is located at www.delmarpharma.com.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of DelMar and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of DelMar at Suite 720-999 West Broadway Vancouver, British Columbia, Canada V5Z 1K5. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

EXECUTIVE COMPENSATION

The Board of Directors has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of June 30, 2018 and June 30, 2017 for services rendered in all capacities to us for the years ended June 30, 2018 and June 30, 2017, reflecting our           -for-one stock split occurring on             . These individuals are our Named Executive Officers for 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period	Salary (US$)		Bonus Awards (US$)	Equity Awards (US$))	Total (US$)
Saiid Zarrabian, President and CEO	Year Ended June 30, 2018	237,412	(1)	85,631	615,992	939,035
	Year Ended June 30, 2017	—		—	—	—

Jeffrey Bacha, Former President and CEO	Year Ended June 30, 2018	537,579	(2)	—	122,338	659,917
	Year Ended June 30, 2017	305,000		56,250	249,257	610,507

Dennis Brown, PhD, Chief Scientific Officer	Year Ended June 30, 2018	200,000	(3)	—	—	200,000
	Year Ended June 30, 2017	175,000		40,000	249,257	464,257

Scott Praill, Chief Financial Officer	Year Ended June 30, 2018	200,000	(4)	10,000	—	210,000
	Year Ended June 30, 2017	240,000		40,000	99,596	379,596

____________

(1)      On July 7, 2017 Mr. Zarrabian was elected to the Board of Directors. Upon his appointment Mr. Zarrabian was granted 36,000 stock options that are exercisable at $2.11 until July 7, 2027 for total compensation expense of $40,752. He was also issued 200,000 PSU’s for total compensation expense of $98,428. For serving as an independent director from July 7, 2017 until November 3, 2017 he was paid $8,750.

(2)      On February 9, 2017, we entered into an employment agreement with Jeffrey Bacha, our former president and chief executive officer. We paid Mr. Bacha an annual base salary of $250,000 and Mr. Bacha will also be eligible to participate in any bonus plan and long-term incentive plan established by us for senior executives. On December 22, 2017, we entered into a settlement agreement with Mr. Bacha pursuant to which, effective January 1, 2018, he would no longer serve as our officer. In addition, Mr. Bacha did not stand for re-election to the Board of Directors at our 2018 annual meeting of stockholders held on April 11, 2018. Pursuant to the terms of the settlement agreement and consistent with the terms of the employment agreement between Mr. Bacha and us dated February 9, 2017, as amended, Mr. Bacha was entitled to (i) accrued and unpaid base salary through January 1, 2018, (ii) payment for his accrued and unused vacation through January 1, 2018, (iii) severance in an amount equal to 13 months of Mr. Bacha’s base salary, or $270,833, (iv) payment in an amount equal to 12 months’ of coverage under our benefits plans, or $9,600 and (v) reimbursement for any properly incurred business expenses submitted with appropriate documentation in accordance with our expense reimbursement policies through December 31, 2017. In addition, all of Mr. Bacha’s unvested stock options were deemed vested as of January 1, 2018 and will remain exercisable for three years and any unexercised options will expire on December 31, 2020. In addition, effective January 1, 2018, Mr. Bacha will provide consulting services to us through April 30, 2018 for a consulting fee of $20,833 per month and subsequent to April 30, 2018 on an hourly basis. The separation agreement and the employment agreement contain customary post-termination restrictive covenants in favor of us including confidentiality, non-competition and non-solicitation covenants. As a result of modifying Mr. Bacha’s stock options, a total of $122,338 has been recognized.

(3)      On January 1, 2015 we entered into a consulting agreement with Dr. Dennis Brown, our chief scientific officer. Subsequent to this agreement, it has been amended and is now renewed on an annual basis. Under the most recent renewal, Dr. Brown will continue to serve as our chief scientific officer until December 31, 2018, which period may be extended in accordance with the terms of the agreement. We will pay Dr. Brown an annual consulting fee of $200,000 during calendar year 2018. We may also pay to Dr. Brown a bonus and incentive compensation as determined at the discretion of the Board of Directors. The consulting agreement with Dr. Brown does not specify the amount of time Dr. Brown is required to devote to us, but does require that Dr. Brown provide us with the full benefit of his knowledge, expertise and ingenuity, and prohibits Dr. Brown from engaging in any business, enterprise or activity contrary to or that would detract from our business.

(4)      On February 9, 2017, we entered into an employment agreement with Scott Praill, our chief financial officer. Pursuant to the employment agreement, Mr. Praill will continue to serve as our chief financial officer for an indefinite period until termination of the employment agreement in accordance with its terms. We will pay Mr. Praill an annual base salary of $200,000 (which may be adjusted on an annual basis in the discretion of the Board of Directors) and Mr. Praill will also be eligible to participate in any bonus plan and long-term incentive plan established by us for senior executives. The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Praill, any accrued and unpaid base salary, plus an amount equal to 12 months of Mr. Praill’s base salary plus one additional month’s base salary for each completed year of service, up to 18 months’ base salary.

On November 3, 2017 Mr. Zarrabian was appointed interim chief executive officer and on January 1, 2018 he was also appointed interim president. On November 3, 2017 we entered an agreement with Mr. Zarrabian pursuant to which he will receive an annualized fee of $280,000 and be eligible to receive a bonus targeted up to 30% of the $280,000 annual fee which may be adjusted by the Board based on his individual performance and our performance as a whole, with such performance targets to be established by the Board. Upon execution of the agreement, we paid Mr. Zarrabian an advance of $45,000 of the annual fee. With the $45,000 advance, Mr. Zarrabian purchased shares of our common stock on the market. For the period from November 3, 2017 to May 20, 2018 we paid Mr. Zarrabian a total of $243,510 under the consulting agreement which includes the $45,000 advance, $130,134 in consulting fees, and $68,376 in bonus. Upon his appointment as interim chief executive officer he was granted 120,000 stock options that are exercisable at $0.87 until November 3, 2027 for total compensation expense of $53,567.

On May 21, 2018, we entered into an employment agreement with Mr. Zarrabian pursuant to which Mr. Zarrabian was appointed as our permanent president and chief executive officer. Under the Agreement, Mr. Zarrabian will receive an annual base salary of $470,000 and will be eligible to receive a fiscal year target bonus of up to 50% of base salary (which may be adjusted by the Board to up to 60% of base salary based on overachievement of bonus targets or other performance criteria). Any bonus earned for a fiscal year will be payable in cash, but the Board may pay up to 50% of the bonus, as well as any bonus in excess of 50% of base salary, in the form of stock options granted under our 2017 Omnibus Equity Incentive Plan (or any successor plan). The bonus for our fiscal year ending June 30, 2019 will be based on the period from the effective date of the agreement (May 21, 2018) through June 30, 2019. The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Zarrabian continued payment of his base salary for 12 months, a prorated bonus for the year of termination based on performance through the date of termination, an additional six months of vesting credit for any outstanding options, and continued health coverage during the severance period. In the event that an involuntary termination occurs during a period beginning sixty days before a definitive corporate transaction agreement is entered into that would result in a change in control, or within twelve months following a change in control, the severance period will increase to eighteen months’ severance, Mr. Zarrabian will receive 100% of his target bonus, and his options will be fully vested. During the period from May 21, 2018 to June 30, 2018 Mr. Zarrabian was paid $53,528 under the employment agreement. We have also recorded a pro-rated bonus of $17,255. Upon his appointment as full time president and chief executive officer Mr. Zarrabian was granted 836,465 stock options that are exercisable at $0.98 until May 21, 2028 for total compensation expense of $423,245.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of June 30, 2018, reflecting our            -for-one stock split occurring on             .

	Option awards							Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)		Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Saiid Zarrabian	12,000	(1)	24,000	—	2.11		July 7, 2027	200,000	(5)	—
	70,000	(2)	50,000	—	0.87		Nov 3, 2027
	—	(3)	836,465	—	0.98		May 21, 2028

Jeffrey Bacha	37,500		—	—	2.00	(6)	Dec 31, 2020	—		—
	87,500		—	—	4.20		Dec 31, 2020
	93,600		—	—	4.95		Dec 31, 2020

Dennis Brown, PhD	37,500		—	—	2.00	(6)	Feb 1, 2022	—		—
	87,500		—	—	4.20		Aug 15, 2023
	41,600	(4)	52,000	—	4.95		Feb 17, 2027

Scott Praill	12,500		—	—	2.00	(6)	Feb 1, 2022	—		—
	87,500		—	—	4.20		Aug 15, 2023
	16,624	(4)	20,776	—	4.95		Feb 17, 2027

____________

(1)      Stock options vest as to 12,000 on June 30, 2018, and 3,000 options vest each three months thereafter starting September 30, 2018.

(2)      Stock options vest pro rata monthly until full vesting on November 3, 2018.

(3)      Stock options vest as to 1/6th on November 21, 2018 with the remaining shares vesting in equal monthly. installments over a period of 30 months commencing on December 21, 2018.

(4)      Stock options vest pro rata monthly until fully vesting on February 17, 2020.

(5)      Each Performance Stock Unit (“PSU”) represents the right to receive one share of common stock upon vesting of the unit based on our fully diluted market capitalization. See additional information in Securities Authorized for Issuance Under Equity Compensation Plans located elsewhere in this prospectus.

(6)      Original exercise price was CDN $2.00. Price was amended to USD $2.00 on June 30, 2016. All other terms of the option grants remain unchanged.

Director Compensation

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements and accountability of the Directors.

The following table sets forth director compensation for the fiscal year ended June 30, 2018 (excluding compensation to our executive officers set forth in the summary compensation table above) paid by us, reflecting our             -for-one stock split occurring on             .

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Hoffman(4)	10,833	120,106	20,142	—	—	—	151,081
John K. Bell(2)	40,000	98,428	40,752	—	—	—	179,180
Lynda Cranston(2)	40,000	98,428	40,752	—	—	—	179,180
Napoleone Ferrara, MD(5)	863	60,947	19,643	—	—	—	81,453
Erich Mohr, MD(6)(2)	55,000	98,428	40,752	—	—	—	84,833
Robert J, Toth, Jr.(2)	37,500	98,428	40,752	—	—	—	179,180

____________

(1)      Effective July 1, 2017, directors are paid a $35,000 annual retainer, an additional $5,000 annual retainer for chairing a committee, and the chairman of the Board will be paid an additional annual retainer of $25,000.

(2)      On July 7, 2017, independent directors were granted 36,000 stock options at an exercise price of $2.11. The options have a ten-year term and vest as to one-third on June 30, 2018 and 3,000 on a quarterly basis commencing September 30, 2018.

(3)      A total of 1,400,000 PSUs have been issued under the 2017 Plan to our independent directors. Dr. Mohr forfeited 200,000 upon his resignation leaving a net outstanding as of June 30, 2018 of 1,200,000. The awards represent the right to receive an aggregate of 1,200,000 shares of our common stock upon vesting of the PSUs. Vesting is based on targets approved by our Board of Directors related to our fully diluted market capitalization. The PSUs vest at various fully diluted market capitalizations but will vest in full upon us achieving a fully diluted market capitalization of at least $500 million for five consecutive business days. The PSUs expire on July 7, 2022.

(4)      Mr. Hoffman was appointed to the Board of Directors on April 11, 2018 and was appointed Chairman on June 2, 2018. He has been granted 36,000 stock options at an exercise price of $1.06. The options have a ten-year term and vest as to one-third on March 31, 2019 and 3,000 on a quarterly basis commencing June 30, 2019.

(5)      Dr. Ferrara was appointed to the Board of Directors on June 22, 2018. He has been granted 54,514 stock options at an exercise price of $0.70. The options have a ten-year term and vest as to one-third on May 31, 2019 and 4,542 on a quarterly basis commencing August 31, 2019.

(6)      Dr. Mohr resigned as Chairman of the Board and as a director on June 2, 2018. Upon his resignation, a total of 15,000 options had their vesting accelerated such that they became fully vested on June 2, 2018 and a total of 45,000 options were modified such that their remaining exercise period was increased from 90 days to one year.

Risk Management

We do not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons and (ii) the amount involved exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

On September 12, 2010, Del Mar (BC) entered into a Patent Assignment Agreement (the “Assignment”) with Valent Technologies LLC pursuant to which Valent assigned to Del Mar (BC) its rights to patent applications and the prototype drug product related to VAL-083. In accordance with the Assignment the consideration paid by Del Mar (BC) was $250,000 to acquire the prototype drug product. In accordance with the terms of the Assignment, Valent is entitled to receive a future royalty (in the single digits) on certain revenues derived from the development and commercialization of VAL-083. In the event that Del Mar (BC) terminates the agreement, Del Mar (BC) may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones Del Mar (BC) has achieved prior to the termination of the Assignment. The Assignment has a term (on a country-by-country basis), of the later of ten years or until patent rights covered by the Assignment no longer exist, subject to earlier termination in the event Del Mar (BC) breaches its payment obligations and fails to remedy such breach within 60 days, or if either party materially beaches any of its obligations and does not cure such breach within 30 days after receipt of notice thereof.

Pursuant to a loan agreement dated February 3, 2011, between Del Mar (BC) and Valent, Valent loaned Del Mar $250,000 for the purchase of the prototype drug product under the Assignment. The loan is unsecured, bears interest at 3% per year, and is payable on demand. Effective September 30, 2014, we entered into and closed an agreement with Valent to exchange its loan, including accrued interest to September 30, 2014, with Valent for 278,530 shares of our preferred stock. The preferred stock has an annual 3% dividend.

One of our officers, Dr. Dennis Brown, is a principal of Valent and as result Valent is a related party to us.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2019, with respect to the beneficial ownership of the outstanding common stock, reflecting our              -for-one stock split occurring on             , by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percentage of Common Stock(2)
Directors and Officers:
Saiid Zarrabian	420,721	(3)	1.6%
Dennis Brown, PhD	895,710	(4)	3.4%
Scott Praill	240,227	(5)	*
Robert E. Hoffman	31,998	(6)	*
John K. Bell	192,709	(7)	*
Robert J. Toth, Jr.	85,987	(8)	*
Lynda Cranston	77,035	(9)	*
Napoleone Ferrara, MD	19,998	(10)	*
Jeffrey Bacha	1,040,625	(11)	4.0%
All officers and directors as a group (8 persons)	1,964,385		10.7%

____________

*        Less than 1%

(1)      Except as otherwise indicated, the address of each beneficial owner is c/o DelMar Pharmaceuticals, Inc., Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.

(2)      Applicable percentage ownership is based on 26,109,707 shares of common stock outstanding as of March 31, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of March 31, 2019 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 21, 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)      Includes 359,821 shares issuable upon the exercise of vested stock options but does not include 200,000 unvested PSUs.

(4)      Includes 537,500 shares held by Valent Technologies, LLC, 195,200 shares issuable upon exercise of vested stock options, 21,250 shares issuable upon exercise of warrants held by Dr. Brown, and 7,500 shares issuable upon the conversion of Series B Preferred Stock.

(5)      Includes 144,720 shares issuable upon exercise of vested stock options, 12,500 shares issuable upon exercise of warrants and 9,375 shares upon the conversion of Series B Preferred Stock.

(6)      Includes 31,998 shares issuable upon exercise of vested stock options. Excludes 200,000 unvested PSUs.

(7)      Includes 95,865 shares owned by Onbelay Capital, Inc., 12,500 shares issuable upon exercise of warrants held by Onbelay Capital, Inc., 70,998 shares issuable upon exercise of vested stock options, and 12,500 shares issuable upon the conversion of Series B Preferred Stock held by Onbelay Capital, Inc. Excludes 200,000 unvested PSUs.

(8)      Includes 70.998 shares issuable upon exercise of vested stock options and 3,250 shares issuable upon the conversion of Series B Preferred Stock. Excludes 200,000 unvested PSUs.

(9)      Includes 70,998 shares issuable upon exercise of vested options and 3,125 shares issuable upon the conversion of Series B Preferred Stock. Excludes 200,000 unvested PSUs.

(10)    Includes 19,998 shares issuable upon exercise of vested stock options. Excludes 200,000 unvested PSUs.

(11)    Includes 6,250 shares issuable upon exchange of Exchangeable Shares held in trust, 218,600 shares issuable upon exercise of vested stock options, 15,000 shares issuable upon exercise of warrants, and 7,813 shares issuable upon the conversion of Series B Preferred Stock.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on The Nasdaq Capital Market, under the symbol “DMPI”. On April 16, 2019, the closing price for our common stock as reported on The NASDAQ Capital Market was $0.367 per share. As of December 31, 2018, we had 235 record holders of our common stock.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock and certain of our warrants, at no charge, non-transferable Subscription Rights to purchase one Unit at a subscription price of $              per Unit. Each Basic Subscription Right will entitle you to purchase one share of our preferred stock and              Warrants. Each Warrant will be exercisable for one share of our common stock at an exercise price of $              per share from the date of issuance through the expiration five years from the date of issuance. Each record holder of our common stock and holders of warrants we issued              will receive one Subscription Right for every share of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to purchase one share of our Preferred Stock and              Warrants. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and Warrants to purchase              shares of our common stock for $              per Unit, or a total payment of $             . You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus, we will seek to honor the Over-Subscription Requests in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro rata among the stockholders and eligible warrant holders as of the Record Date exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) each of those stockholders and/or warrant holders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders and warrant holders as of the Record Date exercising the Over-Subscription Privilege. If this pro rata allocation results in any stockholder or warrant holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other stockholders or warrant holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.             , the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or deduction, with 10 business days after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock (including each share of common stock issuable upon exercise of certain outstanding warrants) you held on the Record Date and by the extent to which other stockholders or warrant holders exercise their Basic Subscription Rights and Over-Subscription Privileges, and the extent to which the Existing Rights of First Refusal are exercised, all of which we cannot determine prior to completion of the Rights Offering. However, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.99% of our outstanding shares of common stock.

Subscription Price

The Subscription Price is $              per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

•        our need to raise capital in the near term to continue our operations;

•        the current and historical trading prices of our common stock;

•        a price that would increase the likelihood of participation in the Rights Offering;

•        the cost of capital from other sources;

•        the value of the common stock being issued as a component of the Unit;

•        the value of the Warrant being issued as a component of the Unit; and

•        comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Preferred Stock or Warrants issued in connection with the exercise of the Subscription Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

No Recombination

The Preferred Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Preferred Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on             , 2019, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock or participating warrants in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on           , 2019, which is the expiration date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the expiration of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or deduction.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have              shares of common stock issued and outstanding, 278,530 shares of Series A Preferred Stock, 841,113 shares of Series B Preferred Stock, one share of Special Voting Preferred Stock issued and outstanding,            shares of Series C Preferred Stock issued and outstanding, 1,200,000 shares of our common stock issuable upon the settlement of outstanding performance stock units, 2,926,829 shares of our common stock issuable upon the exercise of stock options, and 9,403,525 shares of our common stock issuable upon the exercise of outstanding warrants, based on 25,580,658 shares of our common stock outstanding as of December 31, 2018. The exact number of shares of Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder or participating warrant holder of record as of the Record Date, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on             , 2019.

Subscription by Beneficial Owners

If as of the Record Date you are a beneficial owner of shares of our common stock or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock or participating warrants held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “             , as Subscription Agent for DelMar Pharmaceuticals, Inc.” You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares of our common stock you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

•        certified or personal check drawn against a U.S. bank payable to “                , as Subscription Agent for DelMar Pharmaceuticals, Inc.”;

•        U.S. Postal money order payable to “                , as Subscription Agent for DelMar Pharmaceuticals, Inc.”; or

•        wire transfer of immediately available funds directly to the account maintained by                , as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

Routing Number:
International/SWIFT Code:
Bank:
Address:
Beneficiary Account Name:
Account Number:
For Further Credit: DelMar Pharmaceuticals, Inc.

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

Issuance of Preferred Stock and Warrants

The shares of Preferred Stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of common stock or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription and Information Agent

The Subscription and Information Agent for the Rights Offering is              Inc. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the Information Agent as follows:

Warrant Agent

The warrant agent for the Warrants is Mountain Share Transfer Inc.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying common shares giving rise to such Subscription Rights. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the conversion of the Preferred Stock or the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, the Company will round up such fraction to the next whole share.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock or participating warrants for the account of others on the Record Date, you should notify the beneficial owners for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock or participating warrant so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Preferred Stock issued in the Rights Offering until such Preferred Stock is converted into common stock and issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Stockholders

We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription

Agent prior to 5:00 p.m., Eastern Time, on             , 2019, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or participating warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent, and by the dealer-managers. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The shares of our common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants to be issued in the Rights Offering are traded on Nasdaq under the symbol “DMPI.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC and Dawson James Securities, Inc. will act as co-dealer-managers for the Rights Offering. The dealer-managers will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-managers are not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants to be issued in the Rights Offering and do not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or

Warrants. We have agreed to pay the dealer-managers certain fees and to reimburse the dealer-managers for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any units from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our Preferred Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of the shares of common stock received upon the conversion of our Preferred Stock or the exercise of the Warrants. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our Preferred Stock, Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights through the Rights Offering by persons holding shares of our common stock and warrants entitled to receive Subscription Rights pursuant to this Rights Offering (which we refer to as participating warrants), the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Preferred Stock, the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants.

This discussion is limited to the Subscription Rights acquired through the Rights Offering, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights and shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, in each case, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding our common stock, participating warrants, the Subscription Rights, shares of our Preferred Stock, Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•        real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

•        persons deemed to sell the Subscription Rights, shares of Preferred Stock, or Warrants or shares of our common stock under the constructive sale provisions of the Code;

•        persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

•        persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•        persons who received, hold or will receive shares of our common stock, participating warrants, the Subscription Rights, shares of our Preferred Stock or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

•        tax-qualified retirement plans; and

•        U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, participating warrants, the Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS, THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR Preferred Stock AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS, AND SHARES OF OUR COMMON STOCK ACQUIRED UPON CONVERSION OF Preferred Stock OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, participating warrants, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Preferred Stock), the distribution of Subscription Rights to holders of participating warrants and the effects of the Over-Subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to its existing shares of common stock or participating warrants, as applicable, for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock; however, there is no guarantee that the Company will not make such distributions in the future. In addition, the Company does not currently have any convertible debt outstanding nor does the Company currently intend to issue any convertible debt.

The position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants, because the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2019. Further, if the position regarding the tax-free treatment of the Subscription Rights distribution is incorrect, the treatment of holders of participating warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the Subscription Rights distribution to the holders of common stock.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock or participating warrants for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock or participating warrants (in each case, with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder’s existing shares of common stock or participating warrants between the existing shares of common stock or participating warrants and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock or participating warrants and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between the holder’s existing common shares or participating warrants and the Subscription Rights, the U.S. holder must make this election on a statement included with the holder’s timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock or participating warrants on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate tax basis in the existing shares of common stock or participating warrants between those shares or warrants and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock or participating warrants with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain and the fair market value of the participating warrants is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights or the participating warrants on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value and the conversion terms of the Preferred Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable. In determining the fair market value of the participating warrants, U.S. holders should consider all relevant facts and circumstances, including without limitation the difference between the exercise price of the participating warrants and the trading price of our common stock on the date that the Subscription Rights are distributed, the length of the period during which the participating warrants may be exercised, the nature of the adjustment provisions in the participating warrants that may affect the economics of the exercise of such participating warrants and any limitations of the transferability of the participating warrants.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the share of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right. The proper method for allocating the basis in the stock or participating warrants upon which the Subscription Rights were issued which is allocated to the Subscription Rights under the prior section entitled “— Tax Basis in the Subscription Rights” between the shares of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right is unclear. It is possible that this allocation should be made based in proportion to the relative fair market values of the shares of Preferred Stock and the Warrant on the date the Subscription Rights were distributed. The Subscription Price should be allocated between the shares of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the shares of Preferred Stock and Warrants received upon exercise. The holding period of a share of Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock or participating warrant with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock or participating warrants previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock or participating warrants previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Preferred Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock or participating warrants with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares or participating warrants previously allocated to the Subscription Rights that have expired to the existing common shares or participating warrants.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other taxable disposition of a Warrant (other than by exercise) received upon exercise of a Subscription Right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in a Warrant will generally equal its initial tax basis (discussed above under “-Exercise of Subscription Rights”), as adjusted for any constructive dividends on the Warrant described below. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

A U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant received upon exercise of a Subscription Right. A U.S. holder’s tax basis in a share of our common stock received upon exercise of a Warrant for cash will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrant exchanged therefor and (2) the exercise price of such Warrant. A U.S holder’s holding period in the shares of our common stock received upon exercise will commence on the day such U.S. holder exercises the Warrant.

In certain circumstances, the Warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s adjusted tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock or our Preferred Stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds a Warrant received upon exercise of a Subscription Right, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrant, the exercise price of the Warrant were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrant to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of a Warrant, such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Preferred Stock and Common Stock

Upon a sale, exchange, or other taxable disposition of our Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our Preferred Stock or our common stock. The U.S. holder’s adjusted tax basis in our Preferred Stock generally will equal its initial tax basis (discussed above under “-Exercise of Subscription Rights”), as adjusted for applicable distributions (including constructive dividends described below). A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under “-Conversion of the Preferred Stock into Our Common Stock”), as adjusted for applicable distributions (including constructive dividends described below). Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under “-Conversion of Our Preferred Stock into Our Common Stock” regarding a U.S. holder’s holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Preferred Stock into Our Common Stock

A U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock). The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon conversion of the Preferred Stock), and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Preferred Stock prior to conversion.

In the event a U.S. holder’s Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under “-Constructive Dividends on Preferred Stock.” U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Preferred Stock

The conversion rate of our Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Securities-Preferred Stock-Preferred Stock.” Section 305(c) of the Code and U.S. Treasury Regulations thereunder may treat a U.S. holder of our Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “-Distributions on Preferred Stock and Common Stock,” if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Preferred Stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through conversion of our Preferred Stock or exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

•        fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•        furnishes an incorrect taxpayer identification number;

•        is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•        fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, participating warrants, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See
“Tax Considerations Applicable to U.S. Holders-Receipt of Subscription Rights” above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of Warrants into shares of our common stock. As discussed above in “— Tax Considerations Applicable to U.S. Holders-Sale or Other Disposition, Exercise or Expiration of Warrants,” the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Preferred Stock, Warrants, or common stock. Because we may not know the extent to which a distribution is a dividend for U.S.

federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Preferred Stock or common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (1) an applicable income tax treaty or (2) the non-U.S. holder holding our Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Preferred Stock, Warrants or Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Preferred Stock, Warrants or common stock unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•        the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•        our Preferred Stock, Warrants or common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Preferred Stock into Our Common Stock

A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock).

Constructive Dividends on Preferred Stock

As described above under “— Tax Considerations Applicable to U.S. Holders-Constructive Dividends on Preferred Stock,” in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under “-Tax Considerations Applicable to Non-U.S. Holders-Distributions on Preferred Stock and Common Stock.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Preferred Stock or our common stock.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Preferred Stock, Warrants or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Preferred Stock, Warrants and common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Preferred Stock, Warrants or common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Preferred Stock, Warrants or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

DESCRIPTION OF SECURITIES

In this offering, we are offering for sale Units, with each Unit consisting of one share of our Series C Preferred Stock and Warrants to purchase up to              shares of common stock. The shares of Preferred Stock and Warrants comprising the units are immediately separable and will be issued separately but will be purchased together in this offering. We are also registering the shares of common stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants. You should also review the form of Certificate of Designation, filed as exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Series C Preferred Stock. You should also review the form of Warrant, filed as exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

General

We are authorized to issue up to 75,000,000 shares of capital stock, including 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2018, we had 25,580,658 shares of common stock, 278,530 shares of Series A Preferred Stock (as defined below), 841,113 shares of Series B Preferred Stock (as defined below) and one share of Special Voting Preferred Stock (as defined below) issued and outstanding and 562,761 shares of common stock issuable upon exchange of Exchangeable Shares of 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”) (which shares are recognized on an as-exchanged for common stock basis for financial statement purposes).

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our articles of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire Board of Directors. Stockholders may not take action by written consent. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, 3,721,469 of which shares are undesignated.

Our Board of Directors previously established a series of preferred stock designated as the Special Voting Preferred Stock (“Special Voting Preferred Stock”), comprising of one share of Preferred Stock, which remains outstanding as of December 31, 2018. The Special Voting Preferred Stock is not entitled to receive any dividends declared. In the event of liquidation, the Special Voting Preferred Stock is not entitled to receive any assets of the Company available for distribution. The Special Voting Preferred Stock is entitled to cast the number of votes equal to the number of exchangeable shares (“Exchangeable Shares”) of 0959456 B.C. Ltd. (“Exchangeco”) outstanding (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder of the Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement entered into by and among the Company, 0959454 B.C. Ltd., or Callco, Exchangeco and Computershare Trust Company of Canada. The Special Voting Preferred Stock is entitled to vote as a single class with the common stock.

Our Board of Directors previously established a series of preferred stock designated as Series A Preferred Stock (“Series A Preferred Stock”), comprising 278,530 shares of Preferred Stock, of which all shares remain outstanding as of December 31, 2018. Subject to superior rights of any other outstanding preferred stock from time to time, each outstanding share of Series A Preferred Stock is entitled to receive, in preference to the common stock, cumulative dividends, payable quarterly in arrears, at an annual rate of 3% of $1.00 per share of Series A Preferred Stock (the “Series A Stated Value”). Series A Preferred Stock does not have any voting rights. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to the common stock, a liquidation payment equal to the Series A Stated Value (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock), plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series A Preferred Stock. The Series A Preferred Stock cannot be transferred without the prior written consent of the Company.

Our Board of Directors previously established a series of preferred stock designated as Series B Preferred Stock (“Series B Preferred Stock”), comprising 1,000,000 shares of Preferred Stock, of which 841,113 shares remain outstanding as of December 31, 2018. Subject to superior rights of any other outstanding preferred stock from time to time, each outstanding share of Series B Preferred Stock is entitled to receive, in preference to the common stock and pari passu with the Series A Preferred Stock, annual cumulative dividends equal to 9% of $8.00 per share (the “Series B Stated Value”), accruing quarterly on the date of issue and payable quarterly in arrears on December 31, March 31, June 30 and September 30 of each year. At the time shares of Series B Preferred Stock are converted into common stock, accrued and unpaid dividends will be paid in cash or with shares of common stock. In the event we elect to declare any dividends on the common stock, the Series B is entitled on an as-converted basis. Series B Preferred Stock is entitled to vote with common stock, on an as-converted basis, as a single class with common stock. In the event of liquidation, each share of Series B Preferred Stock is entitled to receive, in preference to the common stock and pari passu with the Series A Preferred Stock, a liquidation payment equal to the Series B Stated Value plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series B Preferred Stock.

Each share of Series B Preferred Stock may be converted into 2.5 fully paid shares of common stock at the option of a holder as long as we have sufficient authorized and unissued shares of common stock available. The conversion rate may be adjusted in the event of a reverse stock split, merger or reorganization. The Series B Preferred Stock will automatically convert into common stock on the earlier of (i) five years from April 29, 2016, or (ii) upon the approval of the our VAL-083 by the U.S. Food and Drug Administration or the European Medicines Agency so long as the closing bid price of our stock at the time of such approval is at least $2.00 per share.

Preferred Stock Included in Units Issuable in the Rights Offering

We will authorize the Preferred Stock by filing a certificate of designation with the Secretary of State of Nevada. The certificate of designation may be authorized by our Board without approval by our stockholders.

Conversion.    Each share of Preferred Stock will be convertible at our option at any time on or after the first anniversary of the expiration of the Rights Offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $              per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Preferred Stock will not have the right to convert any portion of the Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Preferred Stock, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of such holder’s Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions.    In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Preferred Stock, the holders of the Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Preferred Stock. In the event of specified change of control transactions in which we are not the surviving entity, all shares of Preferred Stock shall automatically be converted into shares of our common stock, subject in each case to the beneficial ownership limitations described above under “Conversion.”

Dividends.    Holders of Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights.    Except as otherwise provided in the certificate of designation or as otherwise required by law, the Preferred Stock has no voting rights.

Liquidation Preference.    Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights.    We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as a part of this Rights Offering will be designated as our “Series             ” warrants. These Warrants will be separately transferable following their issuance and through their expiration              years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $              per share from the date of issuance through its expiration. There is no public trading market for the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The common stock underlying the Warrants, upon issuance, will also be traded on Nasdaq under the symbol “DMPI.”

All Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Rights Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Cashless Exercise

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each warrant represents the right to purchase one share of common stock at an exercise price of $              per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Market

There is no public trading market for the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $              per warrant if our common stock closes above $              per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and Mountain Share Transfer, Inc., the warrant agent.

Anti-takeover Effects of Nevada Law and our Articles of Incorporation, as amended and Bylaws

Our articles of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below.

Special Meetings

Special meetings of the stockholders may only be called by our Board of Directors or such person or person authorized by the Board of Directors.

Business Combinations Act

The Business Combinations Act, Sections 78.411 to 78.444 of the NRS, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for two (2) years after the date that the person first became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and (i) the purchase of shares by the interested stockholder is approved by the board of directors before that date or (ii) the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least sixty percent (60%) of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

If this approval is not obtained, then after the expiration of the two (2) year period, the business combination may still not be consummated unless it is a combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the “fair price” requirements specified in NRS 78.441 to 78.444, inclusive are satisfied or the combination is (a) a combination or transaction by which the person first became an interested stockholder is approved by the board of directors of the resident domestic corporation before the person first became an interested stockholder, or (b) a combination approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder, or any affiliate or associate of the interested stockholder.

“Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other entity that after and as a result of the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to more than 5% of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of a corporation, or (z) representing more than 10% of the earning power or net income of a corporation.

The provisions of Nevada law, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our articles of incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Warrants

As of December 31, 2018, we had outstanding warrants issued between January 25 – March 6, 2013, between July 16 – 31, 2015, between August 1, 2015 to February 1, 2016, May 12, 2016, February 27, 2017, April 19, 2017, September 22, 2017, January 25, 2018, February 27, 2018, September 15, 2018, October 11, 2018, November 25, 2018 to purchase up to 9,403,525 shares of common stock, exercisable at prices ranging from $0.90 per share to $5.93 per share.

Stock Options

As of December 31, 2018, we had issued and outstanding options to purchase up to 2,926,829 shares of common stock, exercisable at prices ranging from $0.61 per share to $9.20 per share.

Performance Stock Units

As of December 31, 2018, we had issued and outstanding performance stock units to acquire up to 1,200,000 shares of common stock.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Nevada Revised Statute and subject to any limitations set forth in our articles of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock, preferred stock and the warrant agent for the Warrants is Mountain Share Transfer, Inc.

PLAN OF DISTRIBUTION

Promptly following the effective date of the registration statement of which this prospectus form is a part, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our common stock and participating warrants on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:

If you have any questions, you should contact our Information Agent for the Rights Offering:              at             .

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC and Dawson James Securities, Inc. will act as co-dealer-managers for the Rights Offering. In such capacity, the dealer-managers will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-managers will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-managers are not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this offering and do not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC and Dawson James Securities, Inc. as dealer-managers an aggregate cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We advanced $             to Maxim Group LLC and Dawson James Securities, Inc. against reimbursement of accountable expenses upon their engagement as dealer-managers, or the Advance, and agreed to reimburse the reasonable fees and expenses of the dealer-managers up to $            . Any portion of the Advance will be returned to us to the extent it is not actually incurred.

Subject to completion of this offering, we have agreed to grant to the dealer-managers or their designated affiliates warrants (the “Dealer-Manager Warrants”) to purchase a number of shares of common stock equal to 4.0% of the total number of shares issuable upon conversion of the Preferred Stock sold in this Rights Offering. The Dealer-Manager Warrants shall not be exercisable for six (6) months from the effective date of this registration statement and shall expire five (5) years after such effective date. The Dealer-Manager Warrant shall be exercisable at a price per share equal to 125% of conversion price of the Series C Convertible Preferred Stock. The Dealer-Manager Warrants shall not be redeemable. The Dealer-Manager Warrants shall not be sold, transferred, assigned or hypothecated for a period of six (6) months from the effective date of this registration statement, except that it may be assigned, in whole or in part, to any successor, officer, or partner of the Dealer-Manager (or to officers or partners of any such successor) and shall contain unlimited piggy-back registration rights for 5 years from the effective date.

Additionally, if within six (6) months following the earliest of (i) the termination of the rights offering, or (ii) the final closing of the rights offering, we complete any financing of equity, equity linked or debt of the Company (other than the mere exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors initially introduced to the Company by the dealer-manager in connection with the rights offering, then we will pay to the dealer-managers upon the closing of such financing the same cash fees set forth above with respect to such offering, as split between the dealer-managers based on the fixed economics of 62.5% to Maxim Group LLC and 37.5% to Dawson James Securities, Inc.

We have also agreed to indemnify the dealer-managers and their respective affiliates against certain liabilities arising under the Securities Act. The dealer-managers’ participation in this offering are subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-managers of an opinion of our counsel. The dealer-managers and their affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Subject to certain exceptions, we have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares for a period of ninety (90) days after the expiration of this Rights Offering.

Notice to Prospective Investors in Canada

No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Nova Scotia Purchasers

Under Nova Scotia securities legislation, certain purchasers who purchase Units offered by this prospectus during the period of distribution will have a statutory right of action for damages against the Company and the directors of the Company as of the date of this prospectus, or while still the owner of the Units, for rescission against the Company if this prospectus, or a document incorporated by reference in or deemed incorporated into this prospectus, contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for rescission or damages is exercisable not later than 120 days from the date on which payment is made for the Units or after the date on which the initial payment for the Units was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the Company or the directors of the Company. In no case will the amount recoverable in any action exceed the price at which the Units were offered to the purchaser and if the purchaser is shown to have purchased the Units with knowledge of the misrepresentation, the Company and the directors of the Company will have no liability. In the case of an action for damages, the Company and the directors of the Company will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Nova Scotia purchaser. The foregoing is a summary of the rights available to a Nova Scotia purchaser. Not all defenses upon which the Company or others may rely are described herein. Nova Scotia purchasers should refer to the complete text of the relevant statutory provisions.

Saskatchewan Purchasers

Under Saskatchewan securities legislation, certain purchasers who purchase Units offered by this prospectus during the period of distribution will have a statutory right of action for damages against the Company and every director of the Company as of the date of this prospectus, and every person or company who sells the Units on behalf of the Company under this prospectus, or while still the owner of the Units, for rescission against the Company if this prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the Units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the Company or the others listed above. In no case will the amount recoverable in any action exceed the price at which the Units were offered to the purchaser and if the purchaser is shown to have purchased the Units with knowledge of the misrepresentation, the Company and the others listed above will have no liability. In the case of an action for damages, the Company and the others listed above will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Units as a result of the misrepresentation relied upon. A purchaser who receives an amended prospectus has the right to withdraw from the agreement to purchase the Units by delivering a notice to the Company within two business days of receiving the amended prospectus. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Saskatchewan purchaser. The foregoing is a summary of the rights available to a Saskatchewan purchaser. Not all defenses upon which the Company or others may rely are described herein. Saskatchewan purchasers should refer to the complete text of the relevant statutory provisions.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig, P.C, Reno, Nevada. Certain other matters are being passed upon for us by Lowenstein Sandler LLP. The dealer-managers are being represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of DelMar Pharmaceuticals, Inc. at June 30, 2018 and 2017, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Additionally, you may access our filings with the SEC through our website at http://www.delmarpharma.com. The information on our website is not part of this prospectus.

DelMar Pharmaceuticals, Inc.

INDEX TO FINANCIAL STATEMENTS

DelMar Pharmaceuticals, Inc.
Consolidated Condensed Interim Balance Sheets (Unaudited)
(expressed in US dollars unless otherwise noted)

	Note	December 31, 2018 $	June 30, 2018 $
Assets

Current assets
Cash and cash equivalents		3,702,902	5,971,995
Prepaid expenses and deposits		306,654	1,034,930
Interest, taxes and other receivables		10,331	39,519
		4,019,887	7,046,444
Intangible assets – net		17,665	28,411
		4,037,552	7,074,855

Liabilities
Current liabilities
Accounts payable and accrued liabilities		1,115,887	1,478,086
Related party payables		152,325	160,429
		1,268,212	1,638,515

Derivative liability	4	76	1,117
		1,268,288	1,639,632
Stockholders’ equity
Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at December 31, 2018 (June 30, 2018 – 278,530)	3,5	278,530	278,530
841,113 Series B shares at December 31, 2018 (June 30, 2018 – 881,113)	5	5,867,829	6,146,880
1 special voting share at December 31, 2018 (June 30, 2018 – 1)		—	—

Common stock
Authorized
70,000,000 shares (June 30, 2018 – 70,000,000), $0.001 par value
26,143,419 issued at December 31, 2018 (June 30, 2018 – 22,966,668)	5	26,143	22,967

Additional paid-in capital	5	46,828,288	43,177,523
Warrants	5	6,046,587	8,229,482
Accumulated deficit		(56,299,291)	(52,441,337)
Accumulated other comprehensive income		21,178	21,178
		2,769,264	5,435,223
		4,037,552	7,074,855

Going concern, nature of operations, and corporate history (note 1)

Subsequent events (note 8)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

DelMar Pharmaceuticals, Inc.
Consolidated Condensed Interim Statements of Loss and Comprehensive Loss (Unaudited)
(expressed in US dollars unless otherwise noted)

	Note	Three months ended December 31, 2018 $	Three months ended December 31, 2017 $	Six months ended December 31, 2018 $	Six months ended December 31, 2017 $
Expenses
Research and development	5	947,249	2,141,945	1,966,369	4,076,588
General and administrative	5	874,884	1,011,879	1,861,354	1,756,500

		1,822,133	3,153,824	3,827,723	5,833,088

Other loss (income)
Change in fair value of derivative liability	4	(1,261)	889	(1,041)	(55,679)
Foreign exchange loss		5,097	7,120	10,935	50,986
Interest income		(16,272)	(235)	(36,116)	(391)

		(12,436)	7,774	(26,222)	(5,084)

Net and comprehensive loss for the period		1,809,697	3,161,598	3,801,501	5,828,004

Computation of basic loss per share
Net and comprehensive loss for the period		1,809,697	3,161,598	3,801,501	5,828,004
Series B Preferred stock dividend		16,190	54,066	52,275	95,732
Net and comprehensive loss available to common stockholders		1,825,887	3,215,664	3,853,776	5,923,736
Basic and fully diluted loss per share		0.08	0.14	0.16	0.31
Basic weighted average number of shares		24,242,223	22,559,234	23,605,657	18,882,259

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

DelMar Pharmaceuticals, Inc.
Consolidated Condensed Interim Statements of Cash Flows (Unaudited)
(expressed in US dollars unless otherwise noted)

		Six months ended December 31,
	Note	2018 $	2017 $
Cash flows from operating activities
Loss for the period		(3,801,501)	(5,828,004)
Items not affecting cash
Amortization of intangible assets		10,746	11,210
Change in fair value of derivative liability	4	(1,041)	(55,679)
Shares issued for services	5	6,756	—
Warrants issued for services	5	27,802	(1,481)
Stock option expense	5	255,653	293,377
Performance stock unit expense	5	123,028	—

Changes in non-cash working capital
Interest, taxes and other receivables		29,188	51,928
Prepaid expenses and deposits		728,276	67,321
Accounts payable and accrued liabilities		(420,679)	646,825
Related party payables		(8,104)	308,899
		(3,049,876)	(4,505,604)

Cash flows from financing activities
Net proceeds from the issuance of shares and warrants	5	—	8,945,336
Net proceeds from the exercise and exchange of warrants	5,7	784,961	—
Series A preferred stock dividend	5	(4,178)	(4,178)
		780,783	8,941,158

(Decrease) increase in cash and cash equivalents		(2,269,093)	4,435,554

Cash and cash equivalents – beginning of period		5,971,995	6,586,014

Cash and cash equivalents – end of period		3,702,902	11,021,568

Supplementary information (note 7)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

1       Going concern, nature of operations, and corporate history

Going concern

These consolidated condensed interim financial statements have been prepared on a going concern basis which assumes that DelMar Pharmaceuticals, Inc. (the “Company”) will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the six months ended December 31, 2018, the Company reported a loss of $3,801,501, and a negative cash flow from operations of $3,049,876. The Company had an accumulated deficit of $56,299,291 as of December 31, 2018. As of December 31, 2018, the Company had cash and cash equivalents on hand of $3,702,902. The Company is in the development stage and has not generated any revenues to date. The Company does not have the prospect of achieving revenues until such time that its product candidate is commercialized, or partnered, which may not ever occur. In the near future, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations. These circumstances indicate substantial doubt exists about the Company’s ability to continue as a going concern.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Management plans to secure the necessary financing through the issue of new equity and/or the entering into of strategic partnership arrangements. The Company may tailor its drug candidate development program based on the amount of funding the Company is able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Nature of operations

The Company is a clinical stage drug development company with a focus on the treatment of cancer that is conducting clinical trials in the United States and China with our product candidate, VAL-083, as a potential new treatment for glioblastoma multiforme, the most common and aggressive form of brain cancer. The Company has also acquired certain commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia and lung cancer. In order to accelerate the Company’s development timelines, the Company leverages existing clinical and commercial data from a wide range of sources. The Company may seek marketing partnerships in order to potentially generate future royalty revenue.

The address of the Company’s administrative offices is Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

Corporate history

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. On January 25, 2013, the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”).

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

1       Going concern, nature of operations, and corporate history (cont.)

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar (BC), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, Del Mar (BC), Callco and Exchangeco.

2       Significant accounting policies

Basis of presentation

The consolidated condensed interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.

The accompanying consolidated condensed interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, Del Mar (BC), Callco, and Exchangeco. All intercompany balances and transactions have been eliminated in consolidation.

The principal accounting policies applied in the preparation of these consolidated condensed interim financial statements are set out below and have been consistently applied to all periods presented.

Unaudited interim financial data

The accompanying unaudited consolidated condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These unaudited consolidated condensed interim financial statements should be read in conjunction with the audited financial statements of the Company as at June 30, 2018 included in our Form 10-K. In the opinion of management, the unaudited consolidated condensed interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation. The results for three and six months ended December 31, 2018 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2019 or for any other future annual or interim period.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end of, or during, the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability, the valuation of equity instruments issued for services, and clinical trial accruals. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these consolidated condensed interim financial statements.

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. For the three and six-month periods ended December 31, 2018 and 2017 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants, stock options, performance stock

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

units, and convertible preferred shares is anti-dilutive. As of December 31, 2018, potential common shares of 9,403,525 (2017 – 15,028,906) related to outstanding warrants, 2,926,829 (2017 – 1,420,850) relating to stock options, 1,200,000 (2017 – 0) relating to performance stock units, and 2,102,792 (2017 – 2,202,792) relating to outstanding Series B convertible preferred shares were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date.

Recently adopted

Accounting Standards Board (“ASU”) 2017-09 — Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting

The amendments in this update provide guidance about which changes to the terms, or conditions of a stock-based payment award, require an entity to apply modification accounting in Topic 718. The amendments in ASU 2017-09 are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The adoption of ASU 2017-09 did not have a material impact on our results of operations or financial position.

ASU 2016-01 — Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities

The updated guidance enhances the reporting model for financial instruments and requires entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, and the separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2017. The adoption of ASU 2016-01 did not have a material impact on our results of operations or financial position.

Not yet adopted

ASU 2017-11 — I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception

The amendments in this update are intended to reduce the complexity associated with the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, a down round feature would no longer cause a freestanding equity-linked financial instrument (or an embedded conversion option) to be accounted for as a derivative liability at fair value with changes in fair value recognized in current earnings. In addition, the indefinite deferral of certain provisions of Topic 480 have been re-characterized to a scope exception. The re-characterization has no accounting effect. ASU 2017-11 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

ASU 2016-02 — Leases (Topic 842)

The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

ASU 2018-07 — Stock Compensation (Topic 718) Improvements to Nonemployee Shares-based Payment Accounting

The amendments in this update are intended to the reduce cost and complexity and to improve financial reporting for share-based payments issued to nonemployees. The ASU expands the scope of Topic 718, Compensation — Stock Compensation, which currently only includes share-based payments issued to employees, to also include share-based payments issued to nonemployees for goods and services. The existing guidance on nonemployee share-based payments is significantly different from current guidance for employee share-based payments. This ASU expands the scope of the employee share-based payments guidance to include share-based payments issued to nonemployees. By doing so, the FASB improves the accounting of nonemployee share-based payments issued to acquire goods and services used in its own operations. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company is currently evaluating the potential impact of the adoption of this standard.

3       Valent Technologies, LLC

On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent Technologies, LLC (“Valent”), an entity owned by Dr. Dennis Brown, the Company’s Chief Scientific Officer, and Del Mar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by Del Mar (BC), for 278,530 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1.00 per share (the “Series A Stated Value”) and is not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears.

For the three months ended December 31, 2018 and 2017 respectively, the Company recorded $2,089 related to the dividend payable to Valent. For the six months ended December 31, 2018 and 2017 respectively, the Company recorded $4,178 related to the dividend payable to Valent. The dividends have been recorded as a direct increase in accumulated deficit.

4       Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated condensed interim statement of loss and comprehensive loss.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

4       Derivative liability (cont.)

The Company’s derivative liability is summarized as follows:

	Three months ended December 31,
	2018	2017
	$	$
Opening balance	1,337	4,660
Change in fair value of warrants	(1,261)	889

Closing balance	76	5,549
Less current portion	—	(95)

Long term portion	76	5,454
	Six months ended December 31,
	2018	2017
	$	$
Opening balance	1,117	61,228
Change in fair value of warrants	(1,041)	(55,679)

Closing balance	76	5,549
Less current portion	—	(95)

Long term portion	76	5,454

The derivative liability consists of the following warrants:

	December 31, 2018
	Number of warrants	$
2015 Agent Warrants	21,768	76

Closing balance	21,768	76
Less current portion	—	—

Long-term portion	21,768	76

5     Stockholders’ equity

Preferred stock

Series B Preferred Shares

During the year ended June 30, 2016, the Company issued an aggregate of 902,238 shares of Series B Preferred Stock at a purchase price of at $8.00 per share. Each share of Series B Preferred Stock is convertible into 2.5 shares of common stock equating to a conversion price of $3.20 (the “Conversion Price”) and will automatically convert to common stock at the earlier of 24 hours following regulatory approval of VAL-083 with a minimum closing bid price of $8.00 or five years from the final closing date. The holders of the Series B Preferred Stock are entitled to an annual cumulative, in arrears, dividend at the rate of 9% payable quarterly.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

The 9% dividend accrues quarterly commencing on the date of issue and is payable quarterly on June 30, September 30, December 31, and March 31 of each year commencing on June 30, 2016. Dividends are payable solely by delivery of shares of common stock, in an amount for each holder equal to the aggregate dividend payable to such holder with respect to the shares of Series B Preferred Stock held by such holder divided by the Conversion Price. The Series B Preferred Stock does not contain any repricing features. Each share of Series B Preferred Stock entitles its holder to vote with the common stock on an as-converted basis.

In addition, the Company and the holders entered into a royalty agreement, pursuant to which the Company will pay the holders of the Series B Preferred Stock, in aggregate, a low, single-digit royalty based on their pro rata ownership of the Series B Preferred Stock on products sold directly by the Company or sold pursuant to a licensing or partnering arrangement (the “Royalty Agreement”).

Upon conversion of a holder’s Series B Preferred Stock to common stock, such holder shall no longer receive ongoing royalty payments under the Royalty Agreement but will be entitled to receive any residual royalty payments that have vested. Rights to the royalties shall vest during the first three years following the applicable closing date, in equal thirds to holders of the Series B Preferred Stock on each of the three vesting dates, upon which vesting dates such royalty amounts shall become vested royalties.

Pursuant to the Series B Preferred Stock dividend, during the three months ended December 31, 2018, the Company issued 47,352 (2017 — 49,602) shares of common stock and recognized $16,190 (2017 – $54,066). During the six months ended December 31, 2018, the Company issued 96,954 (2017 – 99,204) shares of common stock and recognized $52,275 (2017 — $95,732). These dividends have been recognized as a direct increase in accumulated deficit.

During the three and six months ended December 31, 2018, 40,000 Series B Preferred shares were converted to 100,000 shares of common stock. There were no conversions during the three and six months ended December 31, 2017. A total of 841,113 (2017 — 881,113) shares of Series B Preferred Stock are outstanding as of December 31, 2018, such that a total of 2,102,792 (2017 – 2,202,792) shares of common stock are issuable upon conversion of the Series B Preferred Stock as at December 31, 2018. Converted shares are rounded up to the nearest whole share.

Series A Preferred Shares

Effective September 30, 2014 pursuant to the Company’s Valent Exchange Agreement (note 3), the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Series A Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

Common stock

	Shares of common stock outstanding	Common stock	Additional paid-in capital	Warrants	Accumulated deficit
		$	$	$	$
Balance – June 30, 2018	22,966,668	22,967	43,177,523	8,229,482	(52,441,337)

Exercise and exchange of warrants	2,966,666	2,967	2,934,211	(2,210,697)	—
Warrants issued for services	—	—	—	27,802	—
Conversion of Series B preferred stock to common stock	100,000	100	278,951	—	—
Series B Preferred stock dividend	96,954	96	52,179	—	(52,275)
Shares issued for services	13,131	13	6,743	—	—
Stock option expense	—	—	255,653	—	—
Performance stock unit expense	—	—	123,028	—	—
Series A Preferred cash dividend	—	—	—	—	(4,178)
Loss for the period	—	—	—	—	(3,801,501)

Balance – December 31, 2018	26,143,419	26,143	46,828,288	6,046,587	(56,299,291)

The issued and outstanding common shares at December 31, 2018 include 562,761 (June 30, 2018 — 912,761) shares of common stock on an as-exchanged basis with respect to the shares of Exchangeco that can be exchanged for shares of common stock of the Company.

Six months ended December 31, 2017

On September 22, 2017, the Company completed a registered direct offering (the “2018 Registered Offering”) of an aggregate of 8,000,000 shares of common stock and warrants to purchase an additional 8,000,000 shares of common stock at a price of $1.25 per share and related warrant for gross proceeds of $10.0 million. The warrants have an exercise price of $1.25 per share, are immediately exercisable and have a term of exercise of five years (the “2018 Investor Warrants”).

The Company engaged a placement agent for the 2018 Registered Offering. Under the Company’s engagement agreement with the placement agent, the Company paid $800,000 in cash commission and other fees to the placement agent and issued warrants to purchase 400,000 shares of common stock to the placement agent (the “2018 Agent Warrants”). The 2018 Agent Warrants are exercisable at a per share price of $1.25 and have a term of exercise of five years.

In addition to the cash commission and other placement agent fees, the Company also incurred additional cash issue costs of $254,664 resulting in net cash proceeds of $8,945,336.

2017 Omnibus Incentive Plan

As approved by the Company’s stockholders at the annual meeting of stockholders held on April 11, 2018, on July 7, 2017, as amended on February 1, 2018, the Company’s board of directors approved adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). The board of directors also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) under the 2017 Plan. Under the 2017 Plan, 7,800,000 shares of Company common stock

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

are reserved for issuance, less the number of shares of common stock issued under the Del Mar (BC) 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”) or that are subject to grants of stock options made, or that may be made, under the Legacy Plan. A total of 1,699,850 shares of common stock have been issued under the Legacy Plan and/or are subject to outstanding stock options granted under the Legacy Plan, and a total of 1,226,979 shares of common stock have been issued under the 2017 Plan and/or are subject to outstanding stock options granted under the 2017 Plan. In addition, 1,200,000 PSU’s have been issued under the 2017 Plan leaving a potential 3,673,171 shares of common stock available for issuance under the 2017 Plan if all such options under the Legacy Plan were exercised and no new grants are made under the Legacy Plan. The maximum number of shares of Company common stock with respect to which any one participant may be granted awards during any calendar year is 8% of the Company’s fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the 2017 Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the 2017 Plan on or after July 7, 2027, but awards granted prior to that date may extend beyond that date.

Performance stock units

The Company’s board of directors has granted PSUs under the 2017 Plan to the Company’s directors. The awards represent the right to receive shares of the Company’s common stock upon vesting of the PSU based on targets approved by the Company’s board of directors related to the Company’s fully diluted market capitalization. The PSUs vest at various fully diluted market capitalization levels with full vesting occurring upon the later of one year from the grant date and the Company achieving a fully diluted market capitalization of at least $500 million for five consecutive business days. The PSUs expire on July 7, 2022. There are 1,200,000 PSUs outstanding as of December 31, 2018 and June 30, 2018.

The Company has recognized $61,514 (2017 – $0) and $123,028 (2017 – $0) in expense related to the PSUs during the three and six months ended December 31, 2018, respectively, with all of it being recognized as general and administrative expense. As at December 31, 2018 there was $403,113 (2017 – $0) in unrecognized compensation expense that will be recognized over the next 2.71 years.

The PSUs have been valued using the following assumptions:

Dividend rate	0%
Volatility	79.0 to 82.5%
Risk-free rate	2.56% to 2.71%
Term – years	1.67 to 3.24

Stock Options

The following table sets forth the stock options outstanding under all plans as of December 31, 2018:

	Number of stock options outstanding	Weighted average exercise price
Balance – June 30, 2018	2,626,829	2.43
Granted	300,000	0.61

Balance – December 31, 2018	2,926,829	2.24

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

The following table summarizes stock options currently outstanding and exercisable at December 31, 2018 under all plans:

Exercise price $	Number Outstanding	Weighted average remaining contractual life (years)	Number exercisable
0.61	300,000	9.85	16,665
0.70	54,514	9.48	—
0.87	120,000	9.84	120,000
0.98	836,465	9.39	162,646
1.06	36,000	9.28	—
1.17	300,000	4.16	275,000
1.47	25,000	3.42	25,000
2.00	131,250	2.77	131,250
2.11	159,000	7.76	75,000
2.96	45,000	6.09	45,000
3.20	30,000	0.42	30,000
3.76	45,000	7.11	42,492
4.00	12,500	0.75	12,500
4.10	40,000	7.86	27,775
4.20	412,500	4.06	412,500
4.48	30,000	7.11	28,331
4.95	224,600	5.56	173,657
5.32	80,000	7.35	68,890
6.16	15,000	4.25	15,000
9.20	30,000	4.42	30,000
	2,926,829		1,691,706

Included in the number of stock options outstanding are 25,000 stock options granted at an exercise price of CA $2.00. The exercise prices shown in the above table have been converted to US $1.47 using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options granted, and those being re-valued, have been valued using a Black-Scholes pricing model using the following assumptions:

December 31, 2018
Dividend rate	0%
Volatility	71.8% to 75.9%
Risk-free rate	2.7% to 3.2%
Term – years	0.1 to 2.0

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

The Company has recognized the following amounts as stock option expense for the periods noted:

	Three months ended December 31,		Six months ended December 31,
	2018 $	2017 $	2018 $	2017 $
Research and development	23,127	126,375	51,577	121,401
General and administrative	99,624	102,132	204,076	171,976

	122,751	228,507	255,653	293,377

All of the stock option expense for the periods ended December 31, 2018 and 2017 has been recognized as additional paid in capital. The aggregate intrinsic value of stock options outstanding at December 31, 2018 was $0 (2017 – $26,400) and the aggregate intrinsic value of stock options exercisable at December 31, 2018 was $0 (2017 – $2,200). As of December 31, 2018, there was $332,988 in unrecognized compensation expense that will be recognized over the next 2.86 years. No stock options granted under any plan have been exercised to December 31, 2018. Upon the exercise of stock options new shares will be issued.

A summary of the Company’s unvested stock options under all plans is presented below:

	Number of Options	Weighted average exercise price $	Weighted average grant date fair value $
Unvested at June 30, 2018	1,381,599	1.44	0.76
Granted	300,000	0.61	0.26
Vested	(446,476)	1.51	0.81

Unvested at December 31, 2018	1,235,123	1.21	0.62

Warrants

Certain of the Company’s warrants have been recognized as a derivative liability (note 4). The following table summarizes changes in the Company’s outstanding warrants as of December 31, 2018:

Description	Number
Balance – June 30, 2018	14,281,275

Exercised for cash(i)	(1,975,000)
Cashless exchange(i)	(2,975,000)
Issued for services(ii)	140,000
Forfeited(iii)	(24,000)
Expired(iv)	(43,750)

Balance – December 31, 2018	9,403,525
__________

(i)     On November 25, 2018, the Company entered into Warrant Exercise and Exchange Agreements (the “Warrant Exercise Agreements”) with certain holders (the “Exercising Holders”) of the 2018 Investor Warrants. Pursuant to the Warrant Exercise Agreements, in order to induce the Exercising Holders to exercise the 2018 Investor Warrants for cash, the Company agreed to reduce the exercise price from

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

5       Stockholders’ equity (cont.)

$1.25 to $0.40 per share. Pursuant to the Warrant Exercise Agreements, the Exercising Holders exercised their 2018 Investor Warrants with respect to an aggregate of 1,975,000 shares of common stock underlying such 2018 Investor Warrants (the “Exercised Shares”). The Company received net proceeds of $726,481, comprising aggregate gross proceeds of $790,000 net of expenses of $63,519, from the exercise of the 2018 Investor Warrants.

In addition, in order to further induce the Exercising Holders to exercise the 2018 Investor Warrants, the Warrant Exercise Agreements also provided for the issuance of one share of common stock to the Exercising Holders in exchange for every three shares of common stock underlying the 2018 Investor Warrants held by the Exercising Holders that are not being exercised for cash pursuant to the Warrant Exercise Agreements, if any. On November 26, 2018, the Company issued an aggregate of 991,666 shares of common stock in exchange for 2,975,000 2018 Investor Warrants, resulting in a 1,983,334 reduction in the Company’s total shares of common stock outstanding on a fully-diluted basis.

(ii)     All of the warrants issued for services are exercisable at $0.90 with 120,000 expiring on September 15, 2023 and 20,000 expiring on October 11, 2021. Of the total, 120,000 vest pro rata monthly over twelve months commencing September 15, 2018 and 20,000 are fully vested as of November 11, 2018.

(iii) Warrants issued for services exercisable at $1.17 were forfeited upon termination of the underlying agreement.
(iv) Warrants issued for services exercisable at $7.04 expired September 12, 2018.

The following table summarizes the Company’s outstanding warrants as of December 31, 2018:

Description	Number	Exercise price $	Expiry date
2018 Investor	2,800,000	1.25	September 22, 2022
2017 Investor	2,076,924	3.50	April 19, 2022
2015 Investor	979,003	3.00	July 31, 2020
2013 Investor – Amended	778,504	3.14	March 31, 2019
2013 Placement Agent	1,262,500	3.14	June 30, 2019
Issued for services	265,000	3.00	July 1, 2020 to February 1, 2021
Issued for services	60,000	1.78	January 25, 2023
Issued for services	336,000	1.17	February 27, 2023
Issued for services	120,000	0.90	September 15, 2023
Issued for services	41,400	5.93	February 27, 2020
Issued for services	20,000	0.90	October 11, 2021
2018 Agent	400,000	1.25	September 20, 2022
2017 Agent	138,462	4.06	April 12, 2022
2016 Agent	103,964	4.00	May 12, 2021
2015 Agent	21,768	3.00	July 15, 2020
	9,403,525	2.48

6       Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

6       Financial instruments (cont.)

developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•        Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•        Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•        Level three — unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, related party payables and derivative liability. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a Black-Scholes Option Pricing Model (based on a closed-form model that uses a fixed equation) to estimate the fair value of the share warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities and volatility) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of the Company. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

a)      Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher, or lower, as management estimates around specific probabilities change. The estimates may be significantly different from those amounts ultimately recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations and comprehensive loss each reporting period. This is considered to be a Level 3 financial instrument as volatility is considered a Level 3 input.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Condensed Interim Financial Statements (Unaudited) December 31, 2018

(expressed in US dollars unless otherwise noted)

6       Financial instruments (cont.)

The Company has the following liabilities under the fair value hierarchy:

	December 31, 2018
Liability	Level 1	Level 2	Level 3
Derivative liability	$—	$—	$76
	June 30, 2018
Liability	Level 1	Level 2	Level 3
Derivative liability	$—	$—	$1,117

7       Supplementary statement of cash flows information

	Six months ended December 31,
	2018 $	2017 $
Series B Preferred share common stock dividend (note 5)	52,275	95,732
Series B Preferred shares converted to common stock (note 5)	279,051	—
Share issuance costs accrued through accounts payable and accrued liabilities	58,480	—
Income taxes paid	—	—
Interest paid	—	—

8       Subsequent events

Subsequent to December 31 2018, the Company issued 4,874 shares of common stock for services.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of DelMar Pharmaceuticals, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DelMar Pharmaceuticals, Inc. (the “Company”) as of June 30, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, change in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2018 and 2017, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.
Vancouver, Canada
September 21, 2018

DelMar Pharmaceuticals, Inc. Consolidated Balance Sheets

(in US dollars unless otherwise noted)

	Note	June 30, 2018 $	June 30, 2017 $
Assets
Current assets
Cash and cash equivalents		5,971,995	6,586,014
Prepaid expenses and deposits	8	1,034,930	1,208,122
Interest, taxes and other receivables		39,519	76,595
		7,046,444	7,870,731
Intangible assets – net		28,411	40,290
		7,074,855	7,911,021
Liabilities
Current liabilities
Accounts payable and accrued liabilities		1,478,086	1,182,312
Related party payables	6	160,429	88,957
Current portion of derivative liability	4	—	33,091
		1,638,515	1,304,360
Derivative liability	4	1,117	28,137
		1,639,632	1,332,497
Stockholders’ equity
Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at June 30, 2018 (June 30, 2017 – 278,530)	3,5	278,530	278,530
881,113 Series B shares at June 30, 2018 (June 30, 2017 – 881,113)	5	6,146,880	6,146,880
1 special voting share at June 30, 2018 (June 30, 2017 – 1)		—	—
Common stock
Authorized
70,000,000 shares (June 30, 2017 – 50,000,000), $0.001 par value
22,966,668 issued at June 30, 2018 (June 30, 2017 – 14,509,633)	5	22,967	14,510
Additional paid-in capital	5	43,177,523	36,665,285
Warrants	5	8,229,482	4,570,574
Accumulated deficit		(52,441,337)	(41,118,433)
Accumulated other comprehensive income		21,178	21,178
		5,435,223	6,578,524
		7,074,855	7,911,021

Going concern, nature of operations, and corporate history (note 1)

Subsequent events (note 11)

The accompanying notes are an integral part of these consolidated financial statements.

DelMar Pharmaceuticals, Inc. Consolidated Statements of Operations and Comprehensive Loss

(in US dollars unless otherwise noted)

	Note	Year ended June 30, 2018 $	Year ended June 30, 2017 $
Expenses
Research and development	6	7,132,952	5,003,640
General and administrative	6	4,041,711	3,317,189

		11,174,663	8,320,829

Other loss (income)
Change in fair value of stock option and derivative liabilities	4,5	(60,111)	(245,963)
Foreign exchange loss		57,003	7,355
Interest income		(33,243)	(457)

		(36,351)	(239,065)

Net and comprehensive loss for the year		11,138,312	8,081,764

Computation of basic loss per share
Net and comprehensive loss for the year		11,138,312	8,081,764
Series B Preferred stock dividend	5	176,236	790,454
		11,314,548	8,872,218

Basic and fully diluted loss per share		0.54	0.74

Basic weighted average number of shares		20,861,418	12,047,079

The accompanying notes are an integral part of these consolidated financial statements.

DelMar Pharmaceuticals, Inc. Consolidated Statements of Changes in Stockholders’ Equity

(in US dollars unless otherwise noted)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Warrants $	Accumulated deficit $	Stockholders’ equity $
Balance – June 30, 2016	11,187,023	11,187	28,833,105	21,178	6,572,785	1,658,382	(32,237,859)	4,858,778

Issuance of shares and warrants – net of issue costs	2,769,232	2,769	4,978,601	—	—	2,950,737	—	7,932,107
Shares issued for services	60,000	60	563,940	—	—	—	—	564,000
Warrants issued for services	—	—	—	—	—	81,602	—	81,602
Reclassification of stock option liability	—	—	260,969	—	—	—	—	260,969
Warrants exercised for cash	239,525	240	908,183	—	—	(120,147)	—	788,276
Cashless exercise of warrants	594	1	5,158	—	—	—	—	5,159
Amendment of warrants (note 4)	—	—	53,006	—	—	—	—	53,006
Stock option expense	—	—	124,747	—	—	—	—	124,747
Conversion of Series B preferred stock to common stock	52,813	53	147,322	—	(147,375)	—	—	—
Series A preferred cash dividend (note 3)	—	—	—	—	—	—	(8,356)	(8,356)
Series B preferred stock dividend	200,446	200	790,254	—	—	—	(790,454)	—
Loss for the year	—	—	—	—	—	—	(8,081,764)	(8,081,764)

Balance – June 30, 2017	14,509,633	14,510	36,665,285	21,178	6,425,410	4,570,574	(41,118,433)	6,578,524

Issuance of shares and warrants – net of issue costs	8,000,000	8,000	5,364,493	—	—	3,572,843	—	8,945,336
Shares issued for services	8,627	9	8,573	—	—	—	—	8,582
Warrants issued for services	—	—	—	—	—	192,400	—	192,400
Warrants exercised for cash (note 5)	250,000	250	418,585	—	—	(106,335)	—	312,500
Stock option expense	—	—	495,925	—	—	—	—	495,925
Performance stock unit expense	—	—	48,624	—	—	—	—	48,624
Series A preferred cash dividend (note 3)	—	—	—	—	—	—	(8,356)	(8,356)
Series B preferred stock dividend	198,408	198	176,038	—	—	—	(176,236)	—
Loss for the year	—	—	—	—	—	—	(11,138,312)	(11,138,312)

Balance – June 30, 2018	22,966,668	22,967	43,177,523	21,178	6,425,410	8,229,482	(52,441,337)	5,435,223

The accompanying notes are an integral part of these consolidated financial statements.

DelMar Pharmaceuticals, Inc. Consolidated Statements of Cash Flows

(in US dollars unless otherwise noted)

		Years ended June 30,
	Note	2018 $	2017 $
Cash flows from operating activities
Loss for the year		(11,138,312)	(8,081,764)
Items not affecting cash
Amortization of intangible assets		24,528	16,683
Change in fair value of stock option and derivative liabilities	4,5	(60,111)	(245,963)
Shares issued for services	5	8,582	564,000
Warrants issued for services	5	192,400	81,602
Stock option expense	5	495,925	124,747
Performance stock unit expense	5	48,624	—

Changes in non-cash working capital
Prepaid expenses and deposits	8	173,192	(1,063,991)
Interest, taxes and other receivables		37,076	(58,208)
Accounts payable and accrued liabilities		295,774	598,310
Related party payables	6	71,472	45,513
		(9,850,850)	(8,019,071)

Cash flows from investing activities
Intangible assets – website development costs		(12,649)	(20,956)
		(12,649)	(20,956)
Cash flows from financing activities
Net proceeds from the issuance of shares and warrants	5	8,945,336	7,932,107
Proceeds from the exercise of warrants	5	312,500	545,026
Series A preferred stock dividend	5	(8,356)	(8,356)

		9,249,480	8,468,777

(Decrease) increase in cash and cash equivalents		(614,019)	428,750

Cash and cash equivalents – beginning of year		6,586,014	6,157,264

Cash and cash equivalents – end of year		5,971,995	6,586,014

Supplementary information (note 9)

The accompanying notes are an integral part of these consolidated financial statements.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

1       Going concern, nature of operations, and corporate history

Going concern

These consolidated financial statements have been prepared on a going concern basis which assumes that DelMar Pharmaceuticals, Inc. (the “Company”) will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the year ended June 30, 2018, the Company reported a loss of $11,138,312, and a negative cash flow from operations of $9,850,850. The Company had an accumulated deficit of $52,441,337 as of June 30, 2018. As of June 30, 2018, the Company has cash and cash equivalents on hand of $5,971,995. The Company is in the development stage and has not generated any revenues to date. The Company does not have the prospect of achieving revenues until such time that its product candidate is commercialized, or partnered, which may not ever occur. In the near future, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations. These circumstances indicate substantial doubt exists about the Company’s ability to continue as a going concern.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Management plans to secure the necessary financing through the issue of new equity and/or the entering into of strategic partnership arrangements. The Company may tailor its drug candidate development program based on the amount of funding the Company is able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Nature of operations

The Company is a clinical-stage drug development company with a focus on the treatment of cancer that is conducting clinical trials in the United States with its product candidate, VAL-083, as a potential new treatment for glioblastoma multiforme, the most common and aggressive form of brain cancer. The Company has also acquired certain commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia and lung cancer. In order to accelerate the Company’s development timelines, the Company leverages existing clinical and commercial data from a wide range of sources. The Company may seek marketing partnerships in order to generate future royalty revenue.

The address of the Company’s administrative offices is Suite 720 – 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

Corporate history

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. On January 25, 2013 (the “Reverse Acquisition Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”).

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar (BC), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical stage company with a focus on the development of drugs for

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

1       Going concern, nature of operations, and corporate history (cont.)

the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, Del Mar (BC), Callco and Exchangeco.

2       Significant accounting policies

Reverse Stock Split

On May 16, 2016, the Company filed a Certificate of Change with the Secretary of State of Nevada that effected a 1-for-4 (1:4) reverse stock split of its common stock, par value $0.001 per share. The reverse split became effective on May 20, 2016. Pursuant to the Certificate of Change, the Company’s authorized common stock was decreased in the same proportion as the split resulting in a decrease from 200,000,000 authorized shares of common stock to 50,000,000 shares authorized. The par value of its common stock was unchanged at $0.001 per share, post-split. All common shares, warrants, stock options, conversion ratios, and per share information in these consolidated financial statements give retroactive effect to the 1-for-4 reverse stock split. The Company’s authorized and issued preferred stock was not affected by the split.

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all years presented.

Consolidation

The consolidated financial statements of the Company include the accounts of Del Mar (BC), Callco, and Exchangeco as at and for the years ended June 30, 2018 and 2017. Intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end of, or during, the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability, the valuation of equity instruments issued for services, and clinical trial accruals. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities from the purchase date of three months or less that can be readily convertible into known amounts of cash. Cash and cash equivalents are held at recognized Canadian and United States financial institutions. Interest earned is recognized in the consolidated statement of operations and comprehensive loss.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

Foreign currency translation

The functional currency of the Company at June 30, 2018 and 2017 is the United States dollar. Transactions that are denominated in a foreign currency are remeasured into the functional currency at the current exchange rate on the date of the transaction. Any foreign-currency denominated monetary assets and liabilities are subsequently remeasured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the consolidated statement of operations and comprehensive loss. Non-monetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in consolidated statement of operations and comprehensive loss for the period.

Current and deferred income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Income taxes are accounted for using the asset and liability method of accounting. Deferred income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases and for loss carry-forwards. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax laws, or rates, is included in earnings in the period that includes the enactment date. When realization of deferred income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, the Company uses the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•        Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•        Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•        Level three — unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities, related party payables and derivative liability. The carrying values of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities, and related party payables approximate their fair values due to the immediate, or short-term, maturity of these financial instruments.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a binomial model as well as a Black-Scholes Option Pricing Model (based on a closed-form model that uses a fixed equation) to estimate the fair value of the share warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities and volatility) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of the Company. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

a)      Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher, or lower, as management estimates around specific probabilities change. The estimates may be significantly different from those amounts ultimately recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations and comprehensive loss each reporting period. This is considered to be a Level 3 financial instrument as volatility is considered a Level 3 input.

The Company has the following liabilities under the fair value hierarchy:

	June 30, 2018
Liability	Level 1	Level 2	Level 3
Derivative liability	$—	$—	$1,117
	June 30, 2017
Liability	Level 1	Level 2	Level 3
Derivative liability	$—	$—	$61,228

Intangible assets

Website development costs

Website development costs are stated at cost less accumulated amortization. The Company capitalizes website development costs associated with graphics design and development of the website application and infrastructure. Costs related to planning, content input, and website operations are expensed as incurred. The Company amortizes website development costs on a straight-line basis over three years. At June 30, 2018, the total capitalized cost was $79,910 (2017 – $67,261) and the Company has recognized $24,528 and $16,683, respectively, in amortization expense during the years ended June 30, 2018 and 2017.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

Patents

Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods. Once the Company has achieved regulatory approval, patent costs will be deferred and amortized over the remaining life of the related patent.

Research and development costs (including clinical trial expenses and accruals)

Research and development expenses include payroll, employee benefits, stock-based compensation expense, and other headcount-related expenses associated with research and development. Research and development expenses also include third-party development and clinical trial expenses noted bel0w. Such costs related to research and development are included in research and development expense until the point that technological feasibility is reached which, for the Company’s drug candidate, is generally shortly before the drug is approved by the relevant food and drug administration. Once technological feasibility is reached, such costs will be capitalized and amortized to cost of revenue over the estimated life of the product.

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other service providers who conduct specific research for development activities on behalf of the Company. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. The Company monitors these factors by maintaining regular communication with the service providers. Differences between actual expenses and estimated expenses recorded are adjusted for in the period in which they become known. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Research and development costs are expensed in the period incurred. As at June 30, 2018 and 2017, all research and development costs have been expensed.

Shares for services

The Company has issued equity instruments for services provided by employees and non-employees. The equity instruments are valued at the fair value of the instrument granted.

Stock options

The Company accounts for these awards under Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of actual forfeitures, using the accelerated attribution method. The Company recognizes forfeitures as they occur. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

Performance stock units

The Company also accounts for performance stock units (PSU’s) under ASC 718. ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. As vesting of the PSU’s is based on a number of factors, the determination of the grant-date fair value for PSU’s has been estimated using a Monte Carlo simulation approach which includes variables such as the expected volatility of the Company’s share price and interest rates to generate potential future outcomes. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for the PSUs. Such value is recognized as expense over the derived service period using the accelerated attribution method. The estimation of PSUs that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

Comprehensive income

In accordance with ASC 220, “Comprehensive Income” (“ASC 220”), all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. For the years ended June 30, 2018 and 2017 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants, stock options, performance stock units, and convertible preferred shares is anti-dilutive. As at June 30, 2018, potential common shares of 16,908,104 (2017 – 7,749,756) related to outstanding warrants and stock options, 1,200,000 (2017 – 0) relating to performance stock units, and 2,202,792 (2017 – 2,202,792) relating to outstanding Series B convertible preferred shares were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Segment information

The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single operating segment being the research and development of cancer indications, and operates primarily in one geographic area, being North America. The Company is conducting one clinical trial in China but the planned expenses to be incurred over the course of the study are not expected to be significant. All of the Company’s assets are located in either Canada or the United States.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

Recently adopted

Accounting Standards Board (“ASU”) 2016-09 — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

The amendments in this update change existing guidance related to accounting for employee share-based payments affecting the income tax consequences of awards, classification of awards as equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual periods, with early adoption permitted. The adoption of ASU 2016-09 did not have a material impact on our results of operations or financial condition.

Not yet adopted

ASU 2016-01 — Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities

The updated guidance enhances the reporting model for financial instruments and requires entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, and the separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2017. The adoption of ASU 2016-01 is not expected to have a material impact on our results of operations or financial condition.

ASU 2017-09 — Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting

The amendments in this update provide guidance about which changes to the terms, or conditions of a stock-based payment award, require an entity to apply modification accounting in Topic 718. The amendments in ASU 2017-09 are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the potential impact of the adoption of this standard.

ASU 2017-11 — I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception

The amendments in this update are intended to reduce the complexity associated with the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, a down round feature would no longer cause a freestanding equity-linked financial instrument (or an embedded conversion option) to be accounted for as a derivative liability at fair value with changes in fair value recognized in current earnings. In addition, the indefinite deferral of certain provisions of Topic 480 have been re-characterized to a scope exception. The re-characterization has no accounting effect. ASU 2017-11 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

2       Significant accounting policies (cont.)

ASU 2016-02 — Leases (Topic 842)

The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

ASU 2018-07 — Stock Compensation (Topic 718) Improvements to Nonemployee Shares-based payment Accounting

The amendments in this update are intended to the reduce cost and complexity and to improve financial reporting for share-based payments issued to nonemployees. The ASU expands the scope of Topic 718, Compensation — Stock Compensation, which currently only includes share-based payments issued to employees, to also include share-based payments issued to nonemployees for goods and services. The existing guidance on nonemployee share-based payments is significantly different from current guidance for employee share-based payments. This ASU expands the scope of the employee share-based payments guidance to include share-based payments issued to nonemployees. By doing so, the FASB improves the accounting of nonemployee share-based payments issued to acquire goods and services used in its own operations. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company is currently evaluating the potential impact of the adoption of this standard.

3       Valent Technologies LLC agreements

One of the Company’s officers is a principal of Valent Technologies, LLC (“Valent”) and as result Valent is a related party to the Company.

On September 12, 2010, the Company entered into a Patent Assignment Agreement (the “Valent Assignment Agreement”) with Valent pursuant to which Valent transferred to the Company all of its rights, title and interest in and to the patents for VAL-083 owned by Valent. The Company now owns all rights and title to VAL-083 and is responsible for the drug’s further development and commercialization. In accordance with the terms of the Valent Assignment Agreement, Valent is entitled to receive a future royalty on all revenues derived from the development and commercialization of VAL-083. In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones the Company has achieved prior to the termination of the Valent Assignment Agreement.

On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent and Del Mar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by Del Mar (BC), for 278,530 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1.00 per share (the “Series A Stated Value”) and is not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. For each of the years ended June 30, 2018 and 2017 the Company recorded $8,356 related to the dividend paid to Valent. The dividends have been recorded as a direct increase in accumulated deficit.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

3       Valent Technologies LLC agreements (cont.)

During the year ended June 30, 2017, Valent exercised 125,000 common stock purchase warrants that had been issued to Valent pursuant to the Valent Assignment Agreement. The exercised warrants represented all warrants that had been issued to Valent. The warrants were exercised at $1.54 per share (CA $2.00) for total proceeds of $192,075.

4       Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and remeasured at fair value each reporting period with the changes in fair value recorded in the consolidated statement of operations and comprehensive loss.

2013 Investor Warrants

During the quarter ended March 31, 2013 the Company issued an aggregate of 3,281,250 units at a purchase price of $3.20 per unit, for aggregate gross proceeds of $10,500,000. Each unit consisted of one share of common stock and one five-year warrant (the “2013 Investor Warrants”) to purchase one share of common stock at an initial exercise price of $3.20. The exercise price of the 2013 Investor Warrants is subject to adjustment in the event that the Company issues common stock at a price lower than the exercise price, subject to certain exceptions. The 2013 Investor Warrants are redeemable by the Company at a price of $0.004 per 2013 Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $6.40 per share with an average trading volume of 50,000 shares per day, and (ii) the underlying shares of common stock are registered for resale.

As a result of the financing completed by the Company during the three months ended September 30, 2015, the exercise price of all of the 2013 Investor Warrants was reduced from $3.20 to $3.14. As a result of the financing completed by the Company during the three months ended September 30, 2017, the exercise price of certain of the 2013 Investor Warrants was further reduced from $3.14 to $2.68. The change in exercise price did not result in a material change in the fair value of the derivative liability. All of the 2013 Investor Warrants giving rise to their respective portion of the derivative liability have expired as of June 30, 2018.

2013 Investor Warrant exercises

During the year ended June 30, 2017, 60,095 of the 2013 Investor Warrants were exercised at an exercise price of $3.14 per share. Also, 5,000 of the previously amended 2013 Investor Warrants were exercised. The Company received proceeds of $204,659 from these exercises. The warrants that have been exercised were revalued at their respective exercise dates and then the reclassification to equity was recorded resulting in $238,474 of the derivative liability being reclassified to equity.

There were no exercises of 2013 Investor Warrants during the year ended June 30, 2018.

2013 Investor Warrant amendments

During the year ended June 30, 2017, 15,944 of the 2013 Investor Warrants were amended. As a result, the Company has reclassified $53,006 from the derivative liability to equity. The 2013 Investor Warrants were revalued to their respective amendment dates and were then reclassified to equity.

There were no amendments of 2013 Investor Warrants during the year ended June 30, 2018.

2015 Agent Warrants

As part of the Company’s financing completed in a prior period, the Company issued warrants to purchase 23,477 shares of common stock to certain placement agents (“2015 Agent Warrants”) and recognized them as

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

4       Derivative liability (cont.)

a derivative liability of $29,594 at the time of issuance. The 2015 Agent Warrants are exercisable at a per share price equal to $3.00 until July 15, 2020. During the year ended June 30, 2017, 680 of the 2015 Agent Warrants were exercised for cash proceeds of $2,040 and 1,000 of the 2015 Agent Warrants were exercised on a cashless basis for 594 shares of common stock. The total reclassification to equity subsequent to revaluation at the respective exercise dates was $9,935.

There were no exercises of the 2015 Agent Warrants during the year ended June 30, 2018.

The Company’s derivative liability is summarized as follows:

	Years ended June 30,
	2018 $	2017 $
Opening balance	61,228	693,700
Change in fair value of warrants	(60,111)	(331,057)
Reclassification to equity upon amendment of warrants	—	(53,006)
Reclassification to equity upon exercise of warrants	—	(248,409)

Closing balance	1,117	61,228
Less current portion	—	(33,091)

Long-term portion	1,117	28,137

The derivative liability consists of the following warrants as at June 30, 2018 and 2017:

	Year ended June 30, 2018
	Number of warrants	$
Warrants issued for services	43,750	—
2015 Agent warrants	21,768	1,117

Closing balance	65,518	1,117
Less current portion	—	—

Long-term portion	65,518	1,117
	Year ended June 30, 2017
	Number of warrants	$
2013 investor warrants	105,129	33,091
Warrants issued for services	43,750	4,468
2015 Agent warrants	21,768	23,669

Closing balance	170,647	61,228
Less current portion	(105,129)	(33,091)

Long-term portion	65,518	28,137

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency)

Preferred stock

Authorized

5,000,000 preferred shares, $0.001 par value

Issued and outstanding

Special voting shares – at June 30, 2018 and 2017 – 1

Series A shares – at June 30, 2018 – 278,530 (June 30, 2017 – 278,530)

Series B shares – at June 30, 2018 – 881,113 (June 30, 2017 – 881,113)

Series B Preferred Shares

During the year ended June 30, 2016, the Company issued an aggregate of 902,238 shares of Series B Preferred Stock at a purchase price of at $8.00 per share. Each share of Series B Preferred Stock is convertible into 2.5 shares of common stock equating to a conversion price of $3.20 (the “Conversion Price”) and will automatically convert to common stock at the earlier of 24 hours following regulatory approval of VAL-083 with a minimum closing bid price of $8.00 or five years from the final closing date. The holders of the Series B Preferred Stock are entitled to an annual cumulative, in arrears, dividend at the rate of 9% payable quarterly. The 9% dividend accrues quarterly commencing on the date of issue and is payable quarterly on June 30, September 30, December 31, and March 31 of each year commencing on June 30, 2016. Dividends are payable solely by delivery of shares of common stock, in an amount for each holder equal to the aggregate dividend payable to such holder with respect to the shares of Series B Preferred Stock held by such holder divided by the Conversion Price. The Series B Preferred Stock does not contain any repricing features. Each share of Series B Preferred Stock entitles its holder to vote with the common stock on an as-converted basis.

In addition, the Company and the holders entered into a royalty agreement, pursuant to which the Company will pay the holders of the Series B Preferred Stock, in aggregate, a low, single-digit royalty based on their pro rata ownership of the Series B Preferred Stock on products sold directly by the Company or sold pursuant to a licensing or partnering arrangement (the “Royalty Agreement”).

Upon conversion of a holder’s Series B Preferred Stock to common stock, such holder shall no longer receive ongoing royalty payments under the Royalty Agreement but will be entitled to receive any residual royalty payments that have vested. Rights to the royalties shall vest during the first three years following the applicable closing date, in equal thirds to holders of the Series B Preferred Stock on each of the three vesting dates, upon which vesting dates such royalty amounts shall become vested royalties.

Pursuant to the Series B Preferred Stock dividend, during the year ended June 30, 2018, the Company issued 198,408 (2017 – 200,446) shares of common stock and recognized $176,236 (2017 – $790,454) as a direct increase in accumulated deficit. During the year ended June 30, 2018, a total of 0 (2017 – 21,125) shares of Series B Preferred Stock were converted for an aggregate 0 (2017 – 52,813) shares of common stock.

A total of 881,113 (2017 – 881,113) shares of Series B Preferred Stock are outstanding as of June 30, 2018, such that a total of 2,202,792 (2017 – 2,202,792) shares of common stock are issuable upon conversion of the Series B Preferred Stock as at June 30, 2018. Converted shares are rounded up to the nearest whole share.

Series A Preferred Shares

Effective December 31, 2014 pursuant to the Company’s Valent Exchange Agreement (note 3), the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Series A Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

Special voting shares

In connection with the Exchange Agreement (note 1), on the Reverse Acquisition Closing Date, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the shares of Exchangeco acquired as part of the Reverse Acquisition (the “Exchangeable Shares”) (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Exchange Agreement and the Trust Agreement, on January 17, 2013, the Company filed a certificate of designation of Special Voting Preferred Stock (the “Special Voting Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock

Authorized

70,000,000 as at June 30, 2018 (2017 – 50,000,000) common shares, $0.001 par value

Issued and outstanding at June 30, 2018 – 22,966,668 (2017 – 14,509,633). The issued and outstanding common shares at June 30, 2018 include 912,761 (2017 – 982,761) shares of common stock on an as-exchanged basis with respect to the Exchangeable Shares.

Public offering financings

Year ended June 30, 2018

On September 22, 2017 the Company completed a registered direct offering (the “2018 Registered Offering”) of an aggregate of 8,000,000 shares of common stock and warrants to purchase an additional 8,000,000 shares of common stock at a price of $1.25 per share and related warrant for gross proceeds of $10.0 million. The

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

warrants have an exercise price of $1.25 per share, are immediately exercisable and have a term of exercise of five years (the “2018 Investor Warrants”).

The Company engaged a placement agent for the 2018 Registered Offering. Under the Company’s engagement agreement with the placement agent, the Company paid $800,000 in cash commission and other fees to the placement agent and issued warrants to purchase 400,000 shares of common stock to the placement agent (the “2018 Agent Warrants”). The 2018 Agent Warrants are exercisable at a per share price of $1.25 and have a term of exercise of five years.

In addition to the cash commission and other placement agent fees, the Company also incurred additional cash issue costs of $254,664 resulting in net cash proceeds of $8,945,336.

Year ended June 30, 2017

On April 12, 2017 the Company completed a registered public offering (the “2017 Public Offering”) of an aggregate of 2,769,232 shares of common stock and warrants to purchase an additional 2,076,924 shares of common stock at a price of $3.25 per share and related warrant for gross proceeds of approximately $9.0 million. The related warrants have an exercise price of $3.50 per share, are immediately exercisable, and have a term of exercise of five years (the “2017 Investor Warrants”).

The Company engaged a placement agent for the 2017 Public Offering. Under the Company’s engagement agreement with the placement agent, the Company agreed to pay up to an 8% cash commission and issue warrants to purchase shares of common stock (the “2017 Agent Warrants”) up to the number of shares of common stock equal to 5% of the aggregate number of shares issued in the 2017 Public Offering. Pursuant to the placement agent agreement the Company issued 138,462 2017 Agent Warrants. The 2017 Agent Warrants are exercisable at a per share price equal to $4.06 and have a term of exercise of five years.

In addition to the cash commission the Company also incurred additional cash issue costs of $347,897 resulting in net cash proceeds of $7,932,107. The 2017 Agent Warrants have been recognized as non-cash issue costs of $424,401. Including the fair value of the 2017 Agent Warrants, total issue costs were $1,492,298.

Shares issued for services

During the year ended June 30, 2018, the Company issued 8,627 (2017 – 60,000) shares of common stock for services resulting in the recognition of $8,582 (2017 – $564,000) in expense. All of the shares issued for services for the year ended June 30, 2018 have been recognized as general and administrative expense and all of the shares issued for services for the year ended June 30, 2017 have been recognized as research and development expense.

2017 Omnibus Incentive Plan

As approved by the Company’s stockholders at the annual meeting of stockholders held on April 11, 2018, on July 7, 2017, as amended on February 1, 2018, the Company’s board of directors approved adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). The board of directors also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) under the 2017 Plan. Under the 2017 Plan, 7,800,000 shares of Company common stock are reserved for issuance, less the number of shares of common stock issued under the Del Mar (BC) 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”) or that are subject to grants of stock options made, or that may be made, under the Legacy Plan. A total of 1,699,850 shares of common stock, net of forfeitures, have been issued under the Legacy Plan and/or are subject to outstanding stock options granted under the Legacy Plan, and a total of 926,979 shares

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

of common stock have been issued under the 2017 Plan and/or are subject to outstanding stock options granted under the 2017 Plan. In addition, 1,200,000 PSU’s have been issued under the 2017 Plan leaving a potential 3,973,171 shares of common stock available for issuance under the 2017 Plan if all such options under the Legacy Plan were exercised and no new grants are made under the Legacy Plan. The maximum number of shares of Company common stock with respect to which any one participant may be granted awards during any calendar year is 8% of the Company’s fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the 2017 Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the 2017 Plan on or after July 7, 2027, but awards granted prior to that date may extend beyond that date.

Performance stock units

The Company’s board of directors has granted PSUs under the 2017 Plan to the Company’s directors. The awards represent the right to receive shares of the Company’s common stock upon vesting of the PSU based on targets approved by the Company’s board of directors related to the Company’s fully diluted market capitalization. The PSUs vest at various fully diluted market capitalization levels with full vesting occurring upon the later of one year from the grant date and the Company achieving a fully diluted market capitalization of at least $500 million for five consecutive business days. The PSUs expire on July 7, 2022.

The following table sets forth the PSUs outstanding under the 2017 Plan as of June 30, 2018:

Number of PSUs outstanding
Balance – June 30, 2016 and 2017	—
Granted	1,400,000
Forfeited	(200,000)

Balance – June 30, 2018	1,200,000

The Company has recognized $48,624 (2017 – $0) in expense related to the PSUs during the year ended June 30, 2018 with all of it being recognized as general and administrative expense. As at June 30, 2018 there was $526,140 (2017 – $0) in unrecognized compensation expense that will be recognized over the next 3.24 years.

The PSUs have been valued using the following assumptions:

June 30, 2018
Dividend rate	0%
Volatility	79.0 to 82.5%
Risk-free rate	2.56% to 2.71%
Term – years	1.67 to 3.24

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

Stock options

The following table sets forth the aggregate stock options outstanding under all plans as of June 30, 2018:

	Number of stock options outstanding	Weighted average exercise price
Balance – June 30, 2016	856,250	3.77
Granted	264,600	4.82

Balance – June 30, 2017	1,120,850	4.18
Granted	1,526,979	1.14
Forfeited	(21,000)	2.11

Balance – June 30, 2018	2,626,829	2.43

The following table summarizes stock options currently outstanding and exercisable under all plans at June 30, 2018:

Exercise price $	Number Outstanding at June 30, 2018	Weighted average remaining contractual life (years)	Number exercisable at June 30, 2018
0.70	54,514	9.98	—
0.87	120,000	9.34	70,000
0.98	836,465	9.89	—
1.06	36,000	9.79	—
1.17	300,000	4.66	125,000
1.55	25,000	3.92	25,000
2.00	131,250	3.27	131,250
2.11	159,000	8.26	63,000
2.96	45,000	6.60	45,000
3.20	30,000	0.92	30,000
3.76	45,000	7.61	34,993
4.00	12,500	1.25	12,500
4.10	40,000	8.36	21,109
4.20	412,500	4.56	412,500
4.48	30,000	7.61	22,498
4.95	224,600	6.07	151,824
5.32	80,000	7.85	55,556
6.16	15,000	4.75	15,000
9.20	30,000	4.92	30,000
	2,626,829		1,245,230

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

Included in the number of stock options outstanding are 25,000 stock options granted at an exercise price of CA$ $2.00. The exercise prices for these stock options shown in the above table have been converted to $1.55 US$ using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested.

The stock options have been valued using a Black-Scholes pricing model using the following assumptions:

	June 30, 2018	June 30, 2017
Dividend rate	0%	0%
Volatility	72.4 to 87.1%	77.5% to 88.7%
Risk-free rate	1.49% to 2.86%	1.00% to 1.74%
Term – years	0.6 to 3.03	3.0

The Company has recognized the following amounts as stock option expense for the periods noted:

	Years ended June 30,
	2018 $	2017 $
Research and development	140,870	77,706
General and administrative	355,055	47,041

	495,925	124,747

All of the stock option expense of $495,925 (2017 – $124,747) for the years ended June 30, 2018 and 2017 has been recognized as additional paid in capital. The aggregate intrinsic value of stock options outstanding at June 30, 2018 was $0 (2017 – $56,783) and the aggregate intrinsic value of stock options exercisable at June 30, 2018 was $0 (2017 – $56,783). As at June 30, 2018 there was $527,271 in unrecognized compensation expense that will be recognized over the next 2.9 years. No stock options granted under the Plan have been exercised to June 30 2018. Upon the exercise of stock options new shares will be issued.

A summary of the status of the Company’s unvested stock options as at June 30, 2018 under all plans is presented below:

	Number of options	Weighted average exercise price $	Weighted average grant date fair value $
Unvested at June 30, 2016	141,016	3.17	1.73
Granted	264,600	4.82	2.61
Vested	(87,583)	4.68	2.48

Unvested at June 30, 2017	318,033	4.81	2.57
Granted	1,526,979	1.14	0.60
Vested	(442,413)	2.78	1.50
Forfeited	(21,000)	2.11	1.13

Unvested at June 30, 2018	1,381,599	1.44	0.76

The aggregate intrinsic value of unvested stock options at June 30, 2018 was $0 (2017 – $0). The unvested stock options have a remaining weighted average contractual term of 8.81 (2017 – 9.35) years.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

Stock option modifications

During the year ended June 30, 2018, certain stock options were modified pursuant to a separation agreement with the Company’s former President and Chief Operating Officer. A total of 67,600 options had their vesting accelerated such that they became fully vested on December 22, 2017, resulting in additional stock option expense of $93,777. In addition, a total of 218,600 options were modified such that their remaining exercise period was increased from one year to three years, resulting in additional stock option expense of $28,561.

Also, during the year ended June 30, 2018, certain stock options were modified pursuant to the resignation of the Company’s former Chairman. A total of 15,000 options had their vesting accelerated such that they became fully vested on June 2, 2018, resulting in additional stock option expense of $679. In addition, a total of 45,000 (including the 15,000 whose vesting was accelerated) options were modified such that their remaining exercise period was increased from 90 days to one year, resulting in additional stock option expense of $2,182.

Stock option liability

Certain of the Company’s stock options have been issued in CA$. Of these, a portion was classified as a stock option liability which was revalued at each reporting date. During the year ended June 30, 2017, the Company amended 43,750 of these stock options held by five optionees such that the exercise price of the options was adjusted to be denominated in US$. No other terms of the stock options were amended. As a result of the amendment, the Company recognized $85,094 in stock option liability expense and $260,969 was reclassified to equity during the year ended June 30, 2017.

Warrants

	Number of warrants	Amount $
Balance – June 30, 2016	1,521,713	1,658,382

Issuance of 2017 Investor Warrants(i)	2,076,924	2,526,336
Issuance of 2017 Agent Warrants(i)	138,462	424,401
Exercise of Valent Warrants(ii)	(125,000)	(89,432)
Exercise of 2015 Investor Warrants(iii)	(48,750)	(30,715)
Warrants issued for services(iv)	41,400	81,602

Balance – June 30, 2017	3,604,749	4,570,574

Issuance of 2018 Investor and 2018 Agent Warrants(v)	8,400,000	3,572,843
Exercise of 2018 Investor Warrants(v)	(250,000)	(106,335)
Warrants issued for services(iv)	420,000	192,400

Balance – June 30, 2018	12,174,749	8,229,482
__________

i)        As part of the financing completed by the Company on April 12, 2017, the Company issued the 2017 Investor Warrants and the 2017 Agent Warrants. The 2017 Investor Warrants are exercisable at $3.50 until April 19, 2022 and the 2017 Agent Warrants are exercisable at $4.06 until April 12, 2022.

ii)       The Valent warrants were exercised at $1.54 (CA$2.00) for proceeds of $192,075.

iii)      The 2015 Investor Warrants are exercisable at a price of $3.00. The warrants expire on July 31, 2020. During the year ended June 30, 2018, nil (2017 – 48,750) warrants were exercised for proceeds of $0 (2017 – $146,250).

iv)      Warrants issued for services are exercisable at various prices and expire at the various dates noted in the table below.

v)       As part of the financing completed by the Company on September 22, 2017, the Company issued the 2018 Investor Warrants and the 2018 Agent Warrants. The 2018 Investor Warrants are exercisable at $1.25 until September 22, 2022 and the 2018 Agent Warrants are exercisable at $1.25 until September 20, 2022.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

5       Stockholders’ equity (deficiency) (cont.)

Certain of the Company’s warrants have been recognized as a derivative liability (note 4).

The following table summarizes the changes in the Company’s outstanding warrants as of June 30, 2018:

Description	Number
Balance – June 30, 2017	6,628,906

Issuance of 2018 Investor Warrants	8,000,000
Exercise of 2018 Investor Warrants	(250,000)
Issuance of 2018 Agent Warrants	400,000
Warrants issued for services	420,000
Expiry of dividend warrants	(812,502)
Expiry of 2013 Investor Warrants	(105,129)

Balance – June 30, 2018	14,281,275

The following table summarizes the Company’s outstanding warrants as of June 30, 2018:

Description	Number	Exercise price $	Expiry date
2018 Investor	7,750,000	1.25	September 22, 2022
2017 Investor	2,076,924	3.50	April 19, 2022
2015 Investor	979,003	3.00	July 31, 2020
2013 Investor – Amended	778,504	3.14	March 31, 2019
2013 Placement Agent	1,262,500	3.14	June 30, 2019
Issued for services	265,000	3.00	July 31, 2020 to February 1, 2021
Issued for services	60,000	1.78	January 25, 2023
Issued for services	360,000	1.17	February 27, 2023
Issued for services	43,750	7.04	September 12, 2018
Issued for services	41,400	5.93	February 27, 2020
2018 Agent	400,000	1.25	September 20, 2022
2017 Agent	138,462	4.06	April 12, 2022
2016 Agent	103,964	4.00	May 12, 2021 to June 8, 2021
2015 Agent	21,768	3.00	July 15, 2020
	14,281,275	2.08

6       Related party transactions

During the year ended June 30, 2018, the Company recognized a total expense of $311,683 relating to the settlement agreement with the Company’s former President and Chief Operating Officer. Amounts owed to related parties, including to the Company’s former President and Chief Operating Officer, are non-interest bearing and payable on demand.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

7       Current and deferred income taxes

For the years ended June 30, 2018, and 2017, the Company did not record a provision for income taxes due to a full valuation allowance against our deferred tax assets.

Significant components of the Company’s future tax assets and deferred tax liabilities are shown below:

	June 30, 2018 $	June 30, 2017 $
Deferred tax assets:
Non-capital losses carried forward	9,416,047	7,340,286
Capital losses carried forward	17,925	17,925
Financing costs	5,512	5,512
Scientific research and development	396,758	350,435
Scientific research and development – ITC	354,411	319,528
	10,190,653	8,033,686
Deferred tax liabilities:
Scientific research and development – ITC	(61,230)	(53,841)
	10,129,423	7,979,845
Valuation allowance	(10,129,423)	(7,979,845)

Net future tax assets	—	—

The income tax benefit of these tax attributes has not been recorded in these consolidated financial statements because of the uncertainty of their recovery. The Company’s effective income tax rate differs from the statutory income tax rate of 21% (2017 – 34%).

The differences arise from the following items:

	June 30, 2018 $	June 30, 2017 $
Tax recovery at statutory income tax rates	(3,063,036)	(2,747,800)
Permanent differences	290,722	(15,342)
Effect of rate differentials between jurisdictions	76,364	464,938
Impact of changes in income tax rates	138,516	—
Scientific research and development – ITC	(354,411)	—
Other	75,422	(62,962)
Change in valuation allowance	2,836,423	2,361,166

	—	—

As of June 30, 2018, the Company had combined US and Canadian net operating loss carryforwards of $34.7 million that begin expiring in 2029. In addition, the Company has non-refundable Canadian federal investment tax credits of $226,778 that expire between 2029 and 2038 and non-refundable British Columbia investment tax credits of $127,633 that expire between 2019 and 2028.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

7       Current and deferred income taxes (cont.)

The Tax Cuts and Jobs Act (“2017 Tax Act”) was enacted in December 2017. The 2017 Tax Act, among other things, reduces the U.S. federal corporate tax rate from 35% to 21%, effective January 1, 2018, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign earnings. The Company revalued our deferred tax assets as of June 30, 2018 based on a U.S. federal tax rate of 21%, which resulted in a reduction to our deferred tax assets of $138,516 fully offset by a reduction to the valuation allowance. The Company is not required to pay a one-time transition tax on earnings of our foreign subsidiary as the foreign subsidiary has an accumulated deficit.

8       Commitments and contingencies

The Company has the following obligations over the next five fiscal years ending June 30, 2023:

Clinical development

The Company has entered into contracts for drug manufacturing and clinical study management related to its Phase III clinical trial for a total of $654,829. While this trial has now been parked, certain costs related to the parking of this trial as well as manufacturing costs related to drug supply have been committed to by the Company. Pursuant to the commitment for clinical trial management, the Company has paid a total of $921,027 in deposits related to study initiation and certain study costs. These deposits are available to be applied against invoices received from the contract research organization but have not been netted against the Company’s commitments for the fiscal year ended June 30, 2018.

Office lease

The Company currently rents its offices on a month-to-month basis at a rate of $4,708 (CA$6,200) per month. During the year ended June 30, 2018, the Company recorded $58,434 as rent expense (2017 – $35,908).

9       Supplementary statement of cash flows information

	Year ended June 30, 2018	Year ended June 30, 2017
Series B Preferred Stock common stock dividend (note 5)	176,236	790,454
Non-cash issue costs (note 5)	148,087	424,401
Reclassification of derivative liability to equity upon the exercise of warrants (note 4)	—	248,409
Reclassification of derivative liability to equity upon the amendment of warrants (note 4)	—	53,006
Reclassification of stock option liability to equity upon settlement (note 5)	—	260,969
Conversion of Series B Preferred Stock to common stock (note 5)	—	147,375
Income taxes paid	—	—
Interest paid	—	—

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

10     Financial risk management

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.

The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the United Sates dollar, primarily general and administrative expenses incurred in Canadian dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates, but would not impair or enhance its ability to pay its Canadian dollar accounts payable. The Company manages foreign exchange risk by converting its US$ to CA$ as needed. The Company maintains the majority of its cash in US$. As at June 30, 2018, Canadian dollar denominated accounts payable and accrued liabilities exposure in US$ totaled $106,132.

a)      Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within +/-10% of the closing rate at year-end, the maximum exposure is $6,788.

Balances in foreign currencies at June 30, 2018 and 2017 are as follows:

	June 30, 2018 balances CA$	June 30, 2017 balances CA$
Trade payables	79,858	164,226
Cash	41,459	39,251
Interest, taxes, and other receivables	14,618	99,397

b)      Interest rate risk

The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As at June 30, 2018, cash and cash equivalents held in by the Company was $5,971,995. The Company’s cash balance currently earns interest at standard bank rates. If interest rates were to fluctuate within +/-10% of the closing rate at year end the impact of the Company’s interest-bearing accounts will be not be significant due to the current low market interest rates.

The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The Company continues to manage its liquidity risk based on the outflows experienced for the period ended June 30, 2018 and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $1,638,515 as at June 30, 2018.

DelMar Pharmaceuticals, Inc. Notes to Consolidated Financial Statements June 30, 2018

(in US dollars unless otherwise noted)

10     Financial risk management (cont.)

Credit risk

Credit risk arises from cash and cash equivalents, deposits with banks, financial institutions, and contractors as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts with financial institutions on deposit, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:

The maximum exposure of the Company’s credit risk is $39,519 at June 30, 2018 relating to interest, taxes, and other receivables. The credit risk related to uninsured cash and cash equivalents balances is $5,868,825 at June 30, 2018.

Cash and cash equivalents $	Insured amount $	Non-insured amount $
5,971,995	103,170	5,868,825

Concentration of credit risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents.

The Company places its cash and cash equivalents in accredited financial institutions and therefore the Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.

11     Subsequent events

Subsequent to year end we have issued 5,146 shares of common stock for services and 43,750 warrants to purchase common stock have expired.

Subscription Rights to Purchase Up to             Units

Consisting of an Aggregate of Up to              Shares of Series C Convertible Preferred Stock

and Warrants to Purchase Up to              Shares of Common Stock

at a Subscription Price of $              Per Unit

_______________________

PROSPECTUS

___________________

Co-Dealer-Managers
Maxim Group LLC	Dawson James Securities, Inc.
, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee	$848.40
FINRA filing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses	*
Miscellaneous expenses	*
Total	$848.40

____________

*        To be provided by amendment.

Item 14.     Indemnification of Directors and Officers

Neither our Articles of Incorporation or our Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.     Recent Sales of Unregistered Securities.

Investment Warrants

On November 25, 2018 we issued an aggregate of 991,666 shares of common stock in exchange for 2,975,000 exchanged warrants, pursuant to Warrant Exercise and Exchange Agreements, dated as of November 25, 2018 with certain institutional investors.

On September 20, 2017, we issued warrants to purchase 8,000,000 shares of common stock at an exercise price equal to $1.25 per whole share of common stock, pursuant to a securities purchase agreement with certain institutional investors, and we issued additional warrants to purchase 400,000 shares of common stock at an exercise price equal to $1.25 pursuant an engagement letter by and between us and H.C. Wainwright & Co, LLC for services provided in connection with a securities offering of common stock and warrants.

On April 12, 2017, we issued warrants to purchase 2,076,924 shares of common stock at an exercise price equal to $3.50 per whole share of common stock, pursuant to a securities purchase agreement with certain institutional investors, and we issued additional warrants to purchase 138,462 shares of common stock at an exercise price equal to $4.06 per whole share of common stock pursuant to an engagement letter by and between us and Rodman & Renshaw, a unit of H.C. Wainwright & Co, LLC for services provided in connection with a securities offering of common stock and warrants.

Series B Preferred and Dividends

From April 29, 2016 through June 8, 2016, we issued a total of 902,238 shares of our Series B Preferred Shares which are convertible into 2,255,595 for gross proceeds of $7,217,904.

During the three year period ended June 30, 2018, we issued 429,214 shares of common stock as dividends on our outstanding shares of Series B Preferred Stock

Exchangeable Shares

During the three year period ended June 30, 2018, 151,250 shares of common stock upon exchange of Exchangeable Shares of 0959456 B.C. Ltd., a British Columbia corporation, and our subsidiary.

Warrant Exercises

During the three year period ended June 30, 2018, we issued 209,595 shares of common stock upon exercise of warrants at an exercise price of $3.14.

During the three year period ended June 30, 2018, we issued 91,097 shares of common stock upon exercise of warrants at an exercise price of $3.00.

During the three year period ended June 30, 2018, we issued 615 shares of common stock upon the cashless exercise of 1,031 warrants with an exercise price of $3.00.

During the three year period ended June 30, 2018, we issued 125,000 shares of common stock upon exercise of warrants at an exercise price of $1.54.

Compensatory Issuances

During the three year period ended June 30, 2018, we issued 96,127 shares of common stock in relation to services received by us.

During the three year period ended June 30, 2018, we granted options pursuant to our 2017 Omnibus Incentive Plan to purchase 926,979 shares of our common stock at an exercise price of $0.97 per share.

During the three year period ended June 30, 2018, we granted 1,400,000 performance stock units pursuant to our 2017 Omnibus Incentive Plan.

During the three year period ended June 30, 2018, we granted options pursuant to our Amended and Restated 2003 Employee Stock Option Plan to purchase 2,304,479 shares of our common stock at an exercise price of $1.42 per share.

During the three year period ended June 30, 2018, we issued warrants to purchase an aggregate of 726,400 shares of our common stock at an exercise price of $2.16 for service to be rendered by consultants to us.

Except as indicated above, in connection with the issuance of the above unregistered securities we relied on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) of the Securities Act of 1933, as amended, based on representations to the Company made by the Exercising Holders that they are “accredited investors” as such term is defined under Regulation D of the Securities Act. Until registered, the Exchange Shares are restricted and may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit No.	Description of Exhibit
1.1+	Form of Dealer Manager Agreement
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 17, 2010)
3.2	Articles of Merger of the Company (incorporated by reference to Exhibit 3.1(b) of the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2013)
3.3

Certificate of Designation of Special Voting Preferred Stock of the Company (incorporated by reference to Exhibit 3.1(a) of the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2013)

3.4	Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 17, 2010)
3.5	Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2013)
3.6	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2014)

Exhibit No.	Description of Exhibit
3.7	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2013)
3.8	Certificate of Change (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 20, 2016)
3.9	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016)
3.10

The Certificate of Amendment to the Articles of Incorporation, as amended, of DelMar Pharmaceuticals Inc., dated April 11, 2018 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2018)

3.11+	Form of Certificate of Designation of Preference, Rights and Limitations of Series C Convertible Preferred Stock.
4.1	Specimen Common Stock Certificate, $.001 par value (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A filed with the SEC on September 14, 2012)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on July 9, 2015)
4.3	Form of Investor Warrant (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)
4.4	Form of Dividend Warrant (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)
4.5	Form of Election to Exercise Warrants (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2014)
4.6	Form of Investor Warrant Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2014)
4.7	Form of Dividend Warrant Amendment (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2014)
4.8	Form of Placement Agent Warrant Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2015)
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016)
4.10	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2017)
4.11	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2017)
4.20+	Form of Warrant Agreement
4.21+	Form of Warrant Certificate
5.1+	Legal opinion of Fennemore Craig, P.C.

Exhibit No.	Description of Exhibit
10.1	Form of Placement Agent Agreement (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on July 15, 2015)
10.2

Intercompany Funding Agreement, dated January 25, 2013, between the Company and Exchangeco (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.3

Support Agreement, dated January 25, 2013, among the Company, Exchangeco and Callco (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.4

Voting and Exchange Trust Agreement, dated January 25, 2013, among the Company, Callco, Exchangeco, and the Trustee (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.5†

Memorandum of Understanding and Collaboration Agreement between Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd. and Del Mar (BC) (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.6†

Patent Assignment Agreement, dated September 12, 2010, between Del Mar (BC) and Valent (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K/A filed with the SEC on March 14, 2013)

10.7†

Amendment, dated January 21, 2013, to Patent Assignment Agreement, dated September 12, 2010, between Del Mar (BC) and Valent (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K/A filed with the SEC on March 14, 2013)

10.8	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2015)
10.9†

Consulting Agreement, effective January 1, 2015 between Del Mar (BC) and Jeffrey Bacha (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 filed with the SEC on April 10, 2015)

10.10†

Consulting Agreement, effective January 1, 2015 between Del Mar (BC) and Dennis Brown (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 filed with the SEC on April 10, 2015)

10.11†

Consulting Agreement, effective January 1, 2015 between Del Mar (BC) and Scott Praill (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1 filed with the SEC on April 10, 2015)

10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016)
10.13	Form of Royalty Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016)
10.14	Form of Securities Purchase Agreement, dated April 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2017)
10.15

Engagement Letter Agreement, dated January 24, 2017 between DelMar Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2017)

10.16

Amendment No. 1 to letter agreement between DelMar Pharmaceuticals, Inc. H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2017)

Exhibit No.	Description of Exhibit
10.17

Amendment No. 2 to letter agreement between DelMar Pharmaceuticals, Inc. H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2017)

10.18†

Employment agreement among Delmar Pharmaceuticals Inc., Delmar Pharmaceuticals (BC) Ltd. and Jeffrey Bacha (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 10, 2017)

10.19†

Employment agreement among Delmar Pharmaceuticals Inc., Delmar Pharmaceuticals (BC) Ltd. and Scott Praill (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 10, 2017)

10.20†

Amendment to consulting agreement between Delmar Pharmaceuticals (BC) Ltd. and Dennis Brown (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 10, 2017)

10.21†

2017 Omnibus Equity Incentive Plan (As Amended and Restated Effective as of February 1, 2018) (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2018)

10.22	Form of Performance Share Unit Award Agreement (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2017)
10.23

Engagement Letter Agreement, dated September 17, 2017 between DelMar Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2017)

10.24	Form of Securities Purchase Agreement, dated September 20, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2017)
10.25†

Settlement Agreement, dated January 1, 2018, between Delmar Pharmaceuticals, Inc. and Jeffrey Bacha (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2018

10.26†

Agreement, effective as of November 3, 2017 between the Company and Mr. Zarrabian (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2017

10.27†

Employment agreement, effective as of May 21, 2018 between the Company and Mr. Zarrabian (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2018, 2017

23.1*	Consent of Ernst & Young, LLP
23.2+	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
24.2*	Power of Attorney (included on the signature page)
99.1+	Form of Instructions as to Use of Subscription Rights Certificates
99.2+	Form of Letter to Stockholders who are Record Holders
99.3+	Form of Letter to Brokers, Dealers, Banks and Other Nominees
99.4+	Form of Broker Letter to Clients Who are Beneficial Holders
99.5+	Form of Beneficial Owner Election Form
99.6+	Form of Nominee Holder Certification

____________

†        Indicates management contract or compensatory plan.

*        Filed Herewith.

+        To be filed by amendment.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.     Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Security and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)    The undersigned registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, as of April 18, 2019.

DELMAR PHARMACEUTICALS, INC.

By:	/s/ Scott Praill
Scott Praill
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Saiid Zarrabian and Scott Praill, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Saiid Zarrabian	Chief Executive Officer and Director	April 18, 2019
Saiid Zarrabian	(Principal Executive Officer)
/s/ Scott Praill	Chief Financial Officer	April 18, 2019
Scott Praill	(Principal Financial and Accounting Officer)
/s/ John K. Bell	Director	April 18, 2019
John K. Bell
/s/ Lynda Cranston	Director	April 18, 2019
Lynda Cranston
/s/ Napoleone Ferrara	Director	April 18, 2019
Napoleone Ferrara
/s/ Robert E. Hoffman	Director	April 18, 2019
Robert E. Hoffman
/s/ Robert J. Toth	Director	April 18, 2019
Robert J. Toth